As Filed with the Securities and Exchange Commission on October 27, 1998
                           Registration No. 333-63239
================================================================================


                    U.S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                AMENDMENT NO. 1
                                       TO
                                   FORM SB-2
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933


                        First Community Bancshares, Inc.
                 (Name of small business issuer in its charter)

           Indiana                         5035                  35-1833586
  (State or jurisdiction of    (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)  Classification Code Number)  Identification No.)

                               210 East Harriman
                          Bargersville, Indiana 46106
                                 (317) 442-5171
         (Address and telephone number of principal executive offices)

                             Albert R. Jackson, III
                                  P.O. Box 767
                                298 St. Rd. 135N
                            Greenwood, Indiana 46142
                                 (317) 882-5277
           (Name, address and telephone number of agent for service)

                                 With Copy To:

                              O. Wayne Davis, Esq.
                       Henderson, Daily, Withrow & DeVoe
                            2600 One Indiana Square
                        Indianapolis, Indiana 46204-2071
                                 (317) 639-4121

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________
         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________
         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]_____________
         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]_____________

         The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         This Registration Statement contains a prospectus for the offer and sale of $1 million in aggregate principal amount of 7% convertible notes (the "Note Offering") and a separate prospectus for the issuance of rights and warrants to existing shareholders entitling the shareholders or their transferees to purchase shares of the Company's no par value common stock. While the Note Offering and the distribution of the rights and warrants will be made simultaneously, neither is dependent upon the other.

PROSPECTUS
----------

                        FIRST COMMUNITY BANCSHARES, INC.
                                     [LOGO]
                                   $1,000,000
                              7% CONVERTIBLE NOTES

         The Notes will be issued only in denominations of $10,000 and even multiples thereof; will mature on December 31, 2008; and will bear interest from the date of issuance at the rate of 7% per annum, payable quarterly in arrears on the last day of March, June, September and December of each year, commencing December 31, 1998. The Notes are convertible at any time at the option of the holder into shares of the Company's common stock (the "Common Stock") at the rate of $12.10 per share, subject to adjustment.

         The Notes are redeemable, at the option of First Community Bancshares, Inc. (the "Company"), at any time on or after December 31, 2003 or earlier in the event of a sale of assets, merger or change of control in the Company. See "Description of Securities - Notes." The Notes do not provide for any sinking fund payments or principal payments prior to maturity. The Notes will not be listed on any securities exchange or the Nasdaq Stock Market and it is unlikely that an active public market for the Notes will develop or be maintained after this Offering.

         The Notes are unsecured general obligations of the Company and are not, by their terms, subordinated to any present or future indebtedness of the Company. However, because the Notes are unsecured, they are subject to the prior claim of secured creditors of the Company to the extent of the value of the collateral pledged to secure such indebtedness, and may be deemed effectively subordinate thereto to that extent. Upon completion of this Offering, the Company will have approximately $2,834,000 of outstanding secured indebtedness but there is no limitation on the amount of additional secured indebtedness the Company may incur. See "Risk Factors" and "Description of Securities - Notes."

         SEE "RISK FACTORS" AT PAGE 7 FOR A DISCUSSION OF RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE NOTES OFFERED HEREBY.

                                   ----------

         THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR TIME DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE
    FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
  UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE
                        CONTRARY IS A CRIMINAL OFFENSE.

==============================================================================================
                             Price to                Underwriting              Proceeds to
                              Public        Discounts and Commissions (1)      Company (2)
----------------------------------------------------------------------------------------------
Per Note..................  $   10,000      $             0                   $       10,000
----------------------------------------------------------------------------------------------
Total.....................  $1,000,000      $             0                   $    1,000,000
==============================================================================================

(1) The Notes are being offered and sold through certain officers and full-time employees of the Company who will not be separately compensated therefor. See "Plan of Distribution."
(2) Before deducting estimated expenses of the Offering payable by the Company of approximately $36,750.

                              --------------------

                The Date of this Prospectus is October 30, 1998.

                             ---------------------

                             AVAILABLE INFORMATION

         The Company files reports and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 7 World Trade Center, Suite 1300, New York, New York 10048. A copy of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information statements filed electronically by the Company.

         The Company has filed a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the Notes offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement which can be inspected at the public reference facilities of the Commission and copies of which can be obtained from the Commission at prescribed rates, as set forth above or at the Commission's web site (http://www.sec.gov).

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Prospective investors should carefully consider the information set forth under the heading "Risk Factors." Unless the context otherwise indicates, "Company" includes First Community Bancshares, Inc. and its subsidiaries.

                                  THE COMPANY

GENERAL

         First Community Bancshares, Inc. (the "Company") is a one bank holding Company headquartered in Bargersville, Indiana. Through its subsidiary, First Community Bank and Trust, a commercial bank organized under the laws of the State of Indiana ("First Community"), the Company operates 8 offices in three central and southern Indiana counties. The Company is also the sole shareholder of First Community Real Estate Management, Inc. ("FCREM"), which owns and leases two branch offices to First Community. The principal executive offices of the Company are located at 210 East Harriman, Bargersville, Indiana 46106 and its telephone number is (317) 442-5171.

         The Company operates in predominantly rural and suburban markets and embraces a community banking philosophy that emphasizes personal service and convenience, community involvement, local decision making authority, quick responses to loan requests, and customized services.

         The Company endeavors to provide its branch managers, lending officers, tellers, and deposit service personnel with the authority to act promptly in service of its customers within the scope of Company policies. This highly responsive service attitude is enhanced by an efficient corporate support staff and an investment in technology.

         The Company believes the benefits of this operating philosophy contributes to its success while providing improved operating efficiencies, sound internal controls, and high credit underwriting standards.


                                  THE OFFERING

Issue.............................. $1,000,000 of 7% Convertible Notes Due
                                    December 31, 2008 (the "Notes").

Payment of Interest................ On the last day of March, June, September and December of each year, commencing
                                    December 31, 1998.

Interest Rate...................... 7% per annum.

Denominations ..................... The Notes will be issued in denominations of $10,000 and even multiples thereof.

Redemption at the Company's Option. Redeemable at any time on or after December
                                    31, 2003 at the option of the Company or in the event of certain transactions, at par.

Sinking Fund....................... No sinking fund payments.

Ranking............................ Unsecured general obligations of the
                                    Company. Upon completion of this Offering, the Company will have approximately $2,834,000 of secured indebtedness. The Company may incur additional secured debt in an unlimited amount. There is also no limitation on the amount of pari passu debt that may be incurred by the Company. See "Description of Securities - Notes."

Use of Proceeds.................... To provide capital to FCREM to acquire and lease branch facilities to First Community and to provide additional capital to First Community to support asset growth. See "Use of Proceeds."

No Trust Indenture................. The Notes will not be issued pursuant to an indenture of trust and hence each
                                    noteholder will be responsible for
                                    monitoring and enforcing the terms of the Notes. See "Description of Securities - Notes."

Convertibility..................... Convertible at the option of the holder at any time prior to redemption or maturity at a conversion rate of $12.10 per share, subject to adjustment.

Risk Factors....................... An investment in the Notes involves a significant degree of risk. The Notes are unsecured general obligations of the Company, may effectively be deemed subordinated to secured indebtedness to the extent of the value of the collateral pledged to secure such indebtedness, and do not contain provisions for sinking fund payments. See "Risk Factors" for a discussion of factors that should be considered in connection with an investment in the Notes.

                       SUMMARY CONSOLIDATED FINANCIAL DATA


         The Consolidated Financial Data below summarizes historical consolidated financial information of the Company for the periods indicated and should be read in conjunction with the financial statements and other information included elsewhere in this Prospectus and in the Company's annual report on Form 10-K for the year ended December 31, 1997. The Unaudited Consolidated Financial Data below for the interim periods indicated has been derived from the Company's quarterly report on Form 10-Q for the six-month period ended June 30, 1998, and should be read in conjunction with the Unaudited Financial Statements and other information for such interim periods included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Consolidated Financial Statements." All adjustments considered necessary for a fair presentation have, in the opinion of management, been included in the unaudited interim data. Interim results for the six months ended June 30, 1998, are not necessarily indicative of results that may be expected for future periods including the year ending December 31, 1998.

                                    SIX MONTHS ENDED                         YEARS ENDED
                                        JUNE 30,                             DECEMBER 31,
                                    ----------------      -----------------------------------------------
                                    1998       1997       1997       1996       1995      1994       1993
                                    ----       ----       ----       ----       ----      ----       ----
                                        (DOLLARS IN 000'S EXCEPT SELECTED RATIOS AND PER SHARE DATA)
Selected Results of Operations:
     Interest income............  $4,096     $3,477     $7,361     $6,158     $5,074     $3,255     $2,583
     Interest expense...........   2,215      1,796      3,807      3,166      2,953      1,699      1,308
                                   -----      -----      -----      -----      -----      -----      -----
     Net interest income........   1,881      1,681      3,554      2,992      2,121      1,556      1,275
     Provision for loan losses..     129        111        255        219        208        418         92
                                   -----      -----      -----      -----      -----      -----      -----
     Net interest income after..
       provision for loan losses   1,752      1,570      3,299      2,773      1,913      1,138      1,183
     Non-interest income........     198        140        305        249        237        127         96
     Non-interest expense.......   1,374      1,225      2,490      2,565      1,863      1,723      1,085
                                   -----      -----      -----      -----      -----      -----      -----
     Income (loss) before income
        tax expense.............     576        485      1,114        457        287       (458)       194
     Income tax expense (benefit)    188        162        376        116         11       (281)        30
                                   -----      -----      -----      -----      -----      -----      -----
     Net income (loss)..........    $388       $323       $738       $341       $276      $(177)      $164
                                   =====      =====      =====      =====      =====      =====      =====

Selected Ratios and Per Share Data*:
     Basic earnings per share...   $0.18      $0.16      $0.75      $0.35      $0.29     $(0.26)     $0.25
     Diluted earnings per share.   $0.18      $0.16      $0.74      $0.34      $0.28     $(0.26)     $0.24
     Dividends per share........              $0.10      $0.10
     Return on average assets...     .76%       .77%       .85%       .46%       .44%      (.38%)      .46%
     Return on average equity...   10.02       9.25      10.02       5.04       4.54      (4.48)      4.35
     Average equity to average..
        assets..................    7.66       8.35       8.45       9.14       9.64       8.57      10.53
     Dividend payout ratio......              62.50      13.33

                                 JUNE 30,                                    DECEMBER 31,
                                 --------                ------------------------------------------------
                                   1998                  1997       1996       1995       1994       1993
                                   ----                  ----       ----       ----       ----       ----
                                                              (DOLLARS IN 000'S)
Selected Balance Sheet Data:.
     Assets.................... $104,147               $98,740    $80,079    $71,393    $57,857    $43,617
     Loans.....................   86,995                80,001     65,108     54,636     39,508     27,041
     Allowance for loan losses       912                   848        644        518        362        161
     Deposits..................   92,755                87,695     70,552     59,163     46,184     36,616
     Federal Home Loan Bank
        advances...............    2,930                 2,930      2,379      4,603      5,314      2,507
     Total shareholders' equity    7,931                 7,550      6,886      6,442      6,145      3,818


* Per share data has been restated to reflect the 1994 stock dividend, the 1995 stock split and the stock dividend declared in 1997.

                             SIMULTANEOUS OFFERING

         The Company is also issuing to its shareholders the right to purchase up to 131,000 shares of Common Stock (the "Rights") and warrants to purchase up to 131,000 shares of Common Stock (the "Warrants"), in each case with an exercise price of $11.00 per share. The Rights will expire at 5:00 p.m. on January 29, 1999. Proceeds from the exercise of the Rights, if any, will be used for additional capital for First Community and for general corporate purposes. The Warrants will be exercisable for a 90 day period commencing on September 15, 1999 and ending at 5:00 p.m. on December 13, 1999. The offering of the Notes and issuance of the Rights and Warrants are not conditioned upon each other.

                                  RISK FACTORS

         Prospective investors should carefully consider, together with the other information contained in this Prospectus, the following risk factors in evaluating the Company and its business before purchasing any Notes offered hereby. Certain statements in this Prospectus constitute "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements of the Company or First Community to differ materially from any future results, performance, or achievements expressed or implied by such forward looking statements. Certain of those risks and uncertainties are set forth below.

NOTES ARE NOT INSURED

         The Notes are not deposits or other obligations of a bank nor are they insured by the Federal Deposit Insurance Corporation (the "FDIC") or by any other governmental agency.

NO TRUST INDENTURE

         The Notes are not being issued pursuant to a trust indenture and consequently each holder will be responsible for individually giving and receiving notices pursuant to the Notes and taking action if an Event of Default occurs. Holders will not have the same protections they would have if the Notes were being issued pursuant to a trust indenture qualified under the Trust Indenture Act. See "Description of Securities - Notes."

STATUS OF THE COMPANY AS A BANK HOLDING COMPANY

         The Company is a legal entity separate and distinct from First Community although the principal source of the Company's cash revenues is derived from First Community. The ability of the Company to pay interest on and principal of the Notes will be significantly dependent upon the ability of First Community to pay dividends to the Company and the ability of the Company to realize a return on its investments in amounts sufficient to service the Company's debt obligations. Payment of dividends by First Community is restricted by various legal and regulatory limitations. See "Market for Common Stock and Related Shareholder Matters" and "Description of Securities - Common Stock."

         The right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization, or otherwise (and thus the ability of the holders of the Notes to benefit indirectly from any such distribution) will be subject to the claims of the subsidiary's creditors, which will have priority except to the extent that the Company may itself be a creditor with a recognized claim.


         First Community is subject to restrictions under federal law that limit the transfer of funds by it to the Company whether in the form of loans, extensions of credit, investments, asset purchases, or otherwise. Such transfers by First Community to the Company or any non-bank subsidiary of the Company is limited in amount to ten percent (10%) of First Community's capital and surplus and with respect to the aggregate transfers to the Company and its non-bank subsidiary, to an aggregate of twenty percent (20%) of First Community's capital and surplus. Furthermore, any such loans and extensions of credit are required to be secured in specified amounts. Federal law also prohibits First Community from purchasing "low quality" assets from affiliates.

ADEQUACY OF ALLOWANCE FOR LOAN LOSSES

         The risk of loan losses varies with, among other things, general economic conditions, the type of loan being made, the credit worthiness of the borrower over the term of the loan, and in the case of a collateralized loan, the value of the collateral for the loan. Management maintains an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions, and regular review of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectability of the loan portfolio and provides an allowance for loan losses based upon a percentage of the aggregate balance of outstanding loans and specific loans for which ultimate collectability is considered questionable. If management's assumptions and judgment prove to be incorrect and the allowance for loan losses is inadequate to absorb future credit losses, or if the bank regulatory authorities require First

Community to increase the allowance for loan losses, First Community's earnings (and consequently the Company's earnings) may be significantly and adversely affected. Because certain lending activities involve greater risk, the percentage applied to specific loan types may vary.

         First Community actively manages its non-performing loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate allowance for loan losses. Although management believes its allowance for loan losses is adequate, there can be no assurances that the allowance will prove sufficient to cover future credit losses. Further, although management uses the best information available to make determinations with respect to the allowance for losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or if adverse developments arise with respect to First Community's non-performing or performing loans. Material additions to First Community's allowance for loan losses would result in a decrease in First Community's net income, possibly its capital, and could result in the inability to pay dividends among other adverse consequences. See "Business - Nonperforming Assets and Allowance for Loan Losses" and "Management's Discussion and Analysis of Financial Condition and Results of Operations."

EFFECT OF INTEREST RATE FLUCTUATIONS AND ECONOMIC CONDITIONS

         The Company's consolidated results of operations depend to a large extent on the level of its net interest income which is the difference between interest income from interest earning assets (such as loans and investments) and interest expense on interest bearing liabilities (such as deposits and borrowings). If interest rate fluctuations cause its cost of deposits and borrowings to increase faster than the yield on its interest earning assets, net interest income will be reduced. The Company measures its interest rate risk monthly using static gap analysis. The difference between an institution's interest rate sensitive assets and its interest rate sensitive liabilities at a point in time is its gap position. A negative gap indicates that the cumulative interest rate sensitive liabilities exceed cumulative interest rate sensitive assets for that period. A positive gap indicates that cumulative interest rate sensitive assets exceed interest rate sensitive liabilities for that period.

         Fluctuations in interest rates are not predictable or controllable. The Company endeavors to structure its asset and liability strategies to mitigate the impact of changes in market interest rates on net interest income. However, there can be no assurances that the Company will be able to manage interest rate risk so as to avoid significant adverse effects in net interest income. At June 30, 1998 and December 31, 1997, the Company had a one-year cumulative interest-rate gap of a negative 23.52 and 24.26 percent respectively. This negative interest-rate gap may have a negative impact on earnings in a rising interest rate environment. While the Company uses various monitors of interest rate risk, it is unable to predict future fluctuations in interest rates or the specific impact thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

         Banking institutions operate in a highly competitive environment. The Company and First Community compete with other banks and thrift holding companies, commercial banks, credit unions, savings institutions, finance companies, mortgage companies, mutual funds, and other financial institutions, many of which have substantially greater financial resources than the Company and First Community. Certain of these competitors offer products and services that are not offered by First Community and certain competitors are not subject to the same extensive laws and regulations as the Company and First Community. Federal and state legislation and regulations also affect the Company's competitiveness in the financial services business. It is impossible to predict the competitive impact on the Company and First Community of certain federal and state legislation and/or regulations relating to the banking industry and interstate banking.

ECONOMIC CONDITIONS AND MONETARY POLICY

         The operating results of the Company depend to a great extent upon the rate differentials that result from the difference from the income it receives from its loans, securities, and other interest earning assets and the interest expense it pays on its deposits and other interest bearing liabilities. These rate differentials are highly sensitive to many factors beyond the control of the Company, including general economic conditions and the policies of various governmental and regulatory authorities, in particular the Federal Reserve.

         Like other depository institutions, the Company is affected by the monetary policies implemented by the Federal Reserve. The primary instrument of monetary policy employed by the Federal Reserve is the restriction of the expansion of the money supply through open market operations, including the purchase and sale of government securities and the adjustment of reserve requirements. These actions may at times result in significant fluctuations in interest rates, which could have adverse effects on the operations of the Company. In particular, the Company's ability to make loans and attract deposits, as well as public demand for loans, could be adversely affected.

LOCAL ECONOMIC CONDITIONS

         The success of the Company is dependent to a certain extent on the general economic conditions in the geographical market served by First Community. Although the Company expects that economic conditions will continue to be favorable in these markets, no assurance can be given that favorable economic conditions will continue to prevail. Adverse changes in economic conditions in the geographic markets that First Community serves could result in lower lending activity, impair First Community's ability to collect existing loans, or otherwise have a negative effect on the operating results and financial condition of the Company.

RISKS OF GROWTH

         The Company has experienced steady growth over the past five years in, among other things, assets, loans and deposits. Such growth places a strain on management to recruit, train and retain employees, maintain prescribed loan underwriting practices and generate or obtain adequate capital. The Company also plans to open one additional office during the fourth quarter of 1998 and another one during the first half of 1999. The Company's inability to effectively manage such growth could have a negative impact upon the financial results and condition of the Company.

GOVERNMENT REGULATION

         The Company and First Community are each subject to extensive state and federal governmental supervision, regulation, and control. Future legislation and government policy could adversely affect the banking industry and the operations of the Company and First Community. See "Business - Regulation and Supervision of the Company" and "- Regulation and Supervision of First Community."

MARKET FOR NOTES

         The Notes will not be listed or quoted on any stock exchange or the Nasdaq Stock Market and it is unlikely that a public market for the Notes will develop. Accordingly, there can be no assurance as to whether or how quickly a Note may be resold or the price for which a holder may resell a Note.

LIMITED MARKET FOR SHARES

         The shares of Common Stock issuable upon conversion of the Notes are not listed for trading on any stock exchange or the Nasdaq Stock Market and there is only a limited market for the Common Stock. There can be no assurance that any significant market will develop in the future. There is one market maker in the Common Stock and the holders of Common Stock may experience difficulty in reselling significant numbers of shares if they need to liquidate their holdings.

YEAR 2000 COMPLIANCE

         The Company, like most companies, faces a potentially serious information systems (computer) problem because many software applications and operational programs written in the past may not properly recognize calendar dates beginning in the year 2000. This problem could force computers to either shut down or provide incorrect data or information. The Company has begun the process of identifying the changes required to computer programs hardware. While the Company believes that it is taking all appropriate steps to assure year 2000 compliance, it is dependent on vendor compliance. The bulk of the Company's computer processing is provided under contract by Computer Services, Inc. ("CSI"). CSI has advised the Company that it expects to be in year 2000 compliance by December 31, 1998. The Company is requiring all software and systems vendors to represent that the services and products provided are, or will be, year 2000 compliant, and will be testing compliance. The Company expects to complete testing by March 31, 1999.

                                USE OF PROCEEDS

         The Company intends to use the proceeds of the Offering as follows, assuming the sale of all of the Notes, and in the following order if less than all of the Notes are sold (the Offering is not conditioned upon the sale of any minimum amount of Notes and no proceeds will be held in escrow):

         Gross Proceeds                                     $1,000,000
         Offering Expenses                                      36,750
                                                            ----------
         Net Proceeds                                       $  963,250
                                                            ==========

         Use of Net Proceeds:
         Acquisition of Branch Locations by FCREM           $  100,000
         Capital for First Community                           863,250
                                                            ----------
                                                            $  963,250
                                                            ===========

         Pending such uses, the Company may invest the net proceeds temporarily in short and medium term securities eligible for investment by financial institutions.


            MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         The following table sets forth the high and low bid prices for the Company's Common Stock for the periods indicated, based upon information obtained by management of the Company from the only broker known by the Company to make a market in the Company's Common Stock, and on other price information made available to management of the Company. Management of the Company has not verified the accuracy of the following information. There is no established public trading market for the Company's Common Stock. The common stock is traded on a limited basis and many trades have involved privately negotiated transactions. As a result, the Company is not always aware of the price at which trades occur. The referenced prices may not reflect an actual trading range and may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.


                                                 BID PRICE PER SHARE

                                     1998                 1997                 1996
                              -------------------  -------------------  --------------------
         QUARTER               HIGH       LOW       HIGH       LOW       HIGH       LOW
         -------               ----       ---       ----       ---       ----       ---
         First Quarter         $10.50     $10.00    $11.43     $10.48    $10.48      $9.52

         Second Quarter        $11.00     $10.50    $11.43     $10.48    $10.48      $9.52

         Third Quarter         $11.00     $10.50    $11.43     $10.48    $11.43      $9.52

         Fourth Quarter*       $11.00     $10.50    $11.43     $10.48    $11.43     $10.48

* Through October 22, 1998.


         The Company paid its first cash dividend of $.10 per share on March 15, 1997 to shareholders of record on January 1, 1997. On November 19, 1997, the Board of Directors declared a 5% stock dividend payable on February 1, 1998. Any future dividend payments by the Company will be dependent upon dividends paid by First Community and subject to regulatory limitations. The price per share in the above table has been restated to reflect the 1997 stock dividend.

         The dividends which the Company may pay are restricted by Indiana law to retained earnings. The ability of the Company to pay dividends to shareholders is dependent on dividends received from First Community. Without prior approval, current regulations allow First Community to pay dividends to the Company not exceeding net profits (as defined) for the current year plus retained net profits for the previous two years. First Community is also restricted by the office of Thrift Supervision for the amount of the liquidation account established at the time of its stock conversion. First Community normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At June 30, 1998, the stockholder's equity of First Community was $7,746,000, of which a minimum of $1,460,000 was available for dividends.

         The number of record holders of the Company's Common Stock as of October 22, 1998 was 282.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at June 30, 1998, both actual and as adjusted to reflect (i) the sale of all of the Notes offered hereby and (ii) the sale of all shares in the Rights Offering (and before deducting estimated offering expenses). The "as adjusted" information does not reflect the sale of any shares of Common Stock pursuant to the exercise of the Warrants or conversion of the Notes. The Notes are being offered on a best-efforts basis and there can be no assurance as to how many, if any, will be sold. The information set forth below should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Prospectus.

                                                      ACTUAL       AS ADJUSTED
                                                    ----------     -----------

Secured obligations..............................   $2,929,789      $2,929,789
Notes............................................          -0-       1,000,000
                                                    ----------      ----------
Total borrowings.................................    2,929,789       3,929,789
                                                    ----------      ----------
Stockholders' Equity
  Preferred Stock, no par value:
     1,000,000 shares authorized, none issued....          -0-             -0-
  Common stock, no par value:
     4,000,000 shares authorized,
     989,848 shares issued (actual),
     and 1,120,848 shares (as adjusted)..........    6,722,251       8,163,251
  Retained earnings and contributed capital          1,182,482       1,182,482
  Accumulated other comprehensive income ........       25,958          25,958
                                                    ----------      ----------
     Stockholders' Equity........................    7,930,691       9,371,691
                                                    ----------      ----------
Total Borrowings and Stockholders' Equity          $10,860,480     $13,301,480
                                                   ===========     ===========


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

GENERAL

         First Community is a subsidiary of the Company and operates as an Indiana commercial bank. As a bank holding Company, the Company depends upon the operations of its subsidiaries for substantially all revenue and reports its results of operations on a consolidated basis with its subsidiaries

         First Community's profitability depends primarily upon the difference between income on its loans and investments and the cost of its deposits and borrowings. This difference is referred to as the spread or net interest margin. The difference between the amount of interest earned on loans and investments and the interest incurred on deposits and borrowings is referred to as net interest income. Interest income from loans and investments is a function of the amount of loans and investments outstanding during the period and the interest rates earned. Interest expense related to deposits and borrowings is a function of the amount of deposits and borrowings outstanding during the period and the interest rates paid.

         On May 26, 1998, the Company formed a new subsidiary, First Community Real Estate Management, Inc. whose purpose is to purchase and lease back to First Community properties currently owned by First Community thereby allowing First Community to redeploy its capital to other uses. To that end, on July 15, 1998, FCREM borrowed $800,000 at a rate of 1.125% under prime, adjustable every 5 years for a term of 30 years, from another financial institution in order to purchase the land and building of First Community's Bargersville branch office at 210 E. Harriman Ave. in Bargersville, Indiana and the land and building of its Banta Street office at 597 Banta Street in Franklin, Indiana. First Community will make monthly lease payments to FCREM as lessee of these locations. These lease payments will be sufficient to service the debt.

RESULTS OF OPERATIONS

Three and Six Months Ended June 30, 1998 and 1997
-------------------------------------------------

         Net income increased from $322,506 to $387,686 for the six months, and from $159,265 to $179,692 for the three months ending June 30, 1997 and 1998, respectively. Basic earnings per share increased from $.33 to $.39 for the six month period, and from $.16 to $.18 for the three month period ended June 30, 1997 and 1998, respectively. Net interest income increased from $1,681,205 to $1,880,546 for the six months, and from $866,127 to $965,058 for the three months, ended June 30, 1997 and 1998, respectively.

         The increase in net income for both periods was primarily due to the increase in net interest income offset by general increases in other expense. The increase in net interest income for both periods was primarily due to increases in income on loans and short-term interest-bearing time deposits offset by an increase in interest expense on deposits. These increases in interest income and expense resulted primarily from increases in the volume of these interest-earning assets and interest-bearing liabilities. Income from service charges on deposit accounts increased from $111,746 to $148,956 for the six months, and from $56,236 to $76,328 for the three months, ended June 30, 1997 and 1998, respectively. This increase was primarily due to an increase in the number of deposit accounts. The increases in other expenses were a direct result of the overall growth of First Community. Income taxes increased $25,889 for the six months ended June 30, 1998, when compared to the same period in 1997, because of the increase in the Company's income before taxes of $91,069.

Year Ended December 31, 1997, 1996 and 1995
-------------------------------------------

         Net income for the year ended December 31, 1997 was $738,000 compared to $341,000 and $276,000 for the years ended December 31, 1996 and 1995, respectively. Earnings increased from 1995 to 1997 primarily as a result of growth in First Community's loans and certain other items discussed more fully below.

         The increase in net interest income of $562,000 in 1997 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $14,688,000 in 1997, with the most significant areas of growth being in mortgage and construction loans. The increase in provision for loan losses from $219,000 to $255,000 is a reflection of an increase in the loan portfolio and not a deterioration of the same. The increase in income from service fees of $69,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. The decrease in deposit insurance expense of $408,000 was due to the FDIC special assessment for all institutions with SAIF insured deposits which the Bank incurred in 1996 only. The assessment amounted to additional expense in 1996 of $344,000. Income taxes increased $260,000 because of an increase in First Community's overall taxable income.

         The increase in net interest income of $871,000 in 1996 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $10,346,000 in 1996, with growth in the majority of the lending areas. The increase in provision for loan losses from $208,000 to $219,000 is a reflection of an increase in the loan portfolio and not a deterioration of the same. The increase in income from service fees of $51,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. The increase in other expenses is primarily attributable to the signing of the omnibus appropriations bill on September 30, 1996, which imposed a FDIC special assessment for all institutions with SAIF insured deposits. This assessment amounted to $344,000 and is included in deposit insurance expense for the year ending December 31, 1996. Other expenses also increased due to overall growth. Income taxes increased $105,000 in 1996 due to an increase in First Community's overall taxable income.

         Net interest income increased $565,000 in 1995 due primarily to an increase in loans. The increase in net interest income resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $14,971,000 in 1995, with the most significant areas of growth being in commercial and installment lending. The decrease in provision for loan loss from $418,000 to $208,000 is a reflection of the increase in the quality of the loan portfolio and a decrease in loan chargeoffs. The increase in income from other service fees of $55,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. In addition, other income increased $43,000 due to the settlement of a suit with a former provider of services. First Community owned a parcel of land in Trafalgar, Indiana and sold this for a gain of $22,000 in March of 1995. The increases in other expenses are a direct result of the overall growth of First Community. Legal and professional fees decreased $124,000 due to a decrease in the number and scope of legal matters in

1995. Income taxes increased $292,000 in 1995 because of an increase in First Community's overall taxable income.

         The following table sets forth the average balance sheet amounts, the related interest income or expense and average rates earned or paid for the years ended December 31, 1997 and 1996.

                                                        1997                                       1996
                                        --------------------------------------    ------------------------------------
                                                      INTEREST/                                 INTEREST/
                                          AVERAGE       INCOME       AVERAGE       AVERAGE       INCOME       AVERAGE
                                          BALANCE      EXPENSE         RATE        BALANCE       EXPENSE       RATE
                                        ---------     ---------      -------       -------      ---------     -------
                                                       (DOLLARS IN 000'S ON FULLY TAXABLE EQUIVALENT BASIS)
Assets:
Interest-bearing deposits               $    5,848   $        230       3.9%     $     5,287   $      208        3.9%
Investment securities: (1)
   Taxable                                   2,604            245       9.4            2,972          259        8.7
   Tax-exempt                                2,505            143       5.7            2,959          168        5.7
                                        ----------   ------------                -----------   ----------
Total investment securities                  5,109            388       7.6            5,931          427        7.2
                                        ----------   ------------                -----------   ----------
Loans: (2)
   Commercial....................           25,794          2,589      10.0           20,989        2,112       10.1
   Real estate mortgage..........           21,043          1,887       9.0           17,807        1,592        8.9
   Installment...................           23,825          2,161       9.1           19,052        1,748        9.2
   Tax-exempt loans and leases...            2,386            192       8.0            2,013          151        7.5
                                        ----------   ------------                -----------   ----------
Total loans......................           73,048          6,829       9.3           59,861        5,603        9.4
                                        ----------   ------------                -----------   ----------
Total earning assets.............           84,005          7,447       8.9           71,079        6,238        8.8
                                                     ------------                              ----------
Allowance for loan losses........             (720)                                     (569)
Cash and due from banks..........              985                                       838
Premises and equipment...........            1,876                                     1,458
Other assets.....................              980                                     1,192
                                        ----------                               -----------
Total assets.....................       $   87,126                               $    73,998
                                        ==========                               ===========

Liabilities:
Interest-bearing deposits:
NOW accounts.....................       $    9,281   $        243       2.6      $     7,719   $      202        2.6
Savings..........................           15,655            694       4.4           14,322          638        4.5
Certificates of deposit and
   other time deposits...........           46,958          2,758       5.9           36,480        2,106        5.8
                                        ----------   ------------                -----------   ----------
Total interest-bearing deposits..           71,894          3,695       5.1           58,521        2,946        5.0
FHLB advances....................            1,830            112       6.1            3,503          220        6.3
                                        ----------   ------------                -----------   ----------
Total interest-bearing liabilities          73,724          3,807       5.2           62,024        3,166        5.1
                                                     ------------                              ----------
Noninterest-bearing demand
   deposits......................            5,587                                     4,875
Other liabilities................              451                                       337
                                        ----------                               -----------
Total liabilities................           79,762                                    67,236
Stockholders' equity.............            7,364                                     6,762
                                        ----------                               -----------
Total liabilities and stockholders'
   equity........................       $   87,126                               $    73,998
                                        ==========                               ===========

Net interest income..............                    $      3,640       4.3%(3)                $    3,072        4.3%(3)
                                                     ============                              ==========

Adjustments to convert tax-exempt
investment securities to fully
taxable equivalent basis, using
marginal rate of 34% after
adjustment for effect of
non-deductible interest expense
attributed to such assets........                    $         86                $         80
                                                     ============                ============

-------------------
(1) The average balances of investment securities, including available for sale securities, are computed on historical cost and do not include any fair value adjustments.
(2)  Nonaccruing loans have been included in the average balances.
(3)  Net interest income divided by total earning assets.

         CHANGES IN INTEREST INCOME AND EXPENSE COMPARING DECEMBER 31, 1997 AND 1996 AND DECEMBER 31, 1996 AND 1995. The following tables analyze the changes in interest income and interest expense comparing the years ended December 31, 1997 and 1996 and December 31, 1996 and 1995. It distinguishes between the changes due to differences in volume (outstanding balances), the changes due to changes in interest rates, and changes attributable to both rate and volume, which cannot be separately identified and have been allocated proportionately to the change due to volume and the change due to rate.

                                                    INCREASE (DECREASE) IN NET INTEREST INCOME
                                             ---------------------------------------------------------
YEAR ENDED DECEMBER 31, 1997
COMPARED TO YEAR                                     NET                DUE TO            DUE TO
ENDED DECEMBER 31, 1996                            CHANGE                RATE             VOLUME
                                                   ------                ----             ------
                                                                  (DOLLARS IN 000'S)
Interest-earning assets:
Loans......................................          $1,226             $   (7)         $1,233
Investment securities......................             (39)                23             (62)
Interest-bearing deposits..................              22                                 22
                                                     ------             ------          ------
    Total..................................           1,209                 16           1,193
                                                     ------             ------          ------

Interest-bearing liabilities:
Savings....................................              56                 (3)             59
Interest-bearing checking..................              41                                 41
Certificates of deposit....................             652                 37             615
FHLB advances..............................            (108)                (5)           (103)
                                                     ------             ------          ------
   Total...................................             641                 29             612
                                                     ------             ------          ------

Net change in net interest income..........          $  568             $  (13)         $  581
                                                     ------             ------          ------


                                                    INCREASE (DECREASE) IN NET INTEREST INCOME
                                             ---------------------------------------------------------
YEAR ENDED DECEMBER 31, 1996
COMPARED TO YEAR                                     NET                DUE TO            DUE TO
ENDED DECEMBER 31, 1995                            CHANGE                RATE             VOLUME
                                                   ------                ----             ------
                                                                  (DOLLARS IN 000'S)
Interest-earning assets:
Loans......................................          $1,131             $  (94)         $1,225
Investment securities......................            (145)                93            (238)
Interest-bearing deposits..................              38                  0              38
                                                     ------             ------          ------
   Total...................................           1,024                 (1)          1,025
                                                     ------             ------          ------

Interest-bearing liabilities:
Savings....................................             152                (28)            180
Interest-bearing checking..................              46                 (5)             51
Certificates of deposit....................              (8)              (105)             97
FHLB advances..............................              22                (24)             46
                                                     ------             ------          ------
   Total...................................             212               (162)            374
                                                     ------             ------          ------

Net change in net interest income..........          $  812             $  161          $  651
                                                     ======             ======          ======

FINANCIAL CONDITION

         ASSET/DEPOSIT BASE. First Community has experienced significant growth in assets and deposits. Management believes this growth can be attributed to several factors, none of which can be singled out as the predominant reason for the growth, but each of which is believed to have contributed to the increase in assets from $43,617,000 at December 31, 1993 to $98,740,000 at December 31, 1997 to $104,147,000 at June 30, 1998 and deposits from $36,616,000 at December 31, 1993 to $87,695,000 at December 31, 1997 to
$92,755,430 at June 30, 1998. These factors include: (i) increased population in the geographic area serviced; (ii) increased per-household disposable income in the geographic area serviced; (iii) movement of the home office of one of the locally owned banks away from the city in which the Company is located;
(iv) the acquisition of certain local
financial institutions by larger metropolitan area banks and the preference of certain individuals in the service area for dealing with a locally owned institution; and (v) the expansion into new communities with the opening of the Franklin, Indianapolis and Trafalgar branches in 1992 and the opening of the North Vernon branch in 1993. First Community also opened a second branch in Franklin, Indiana on October 31, 1996.

         First Community currently classifies loans as substandard, doubtful and loss to assist management in addressing collection risks and pursuant to regulatory requirements which are not necessarily consistent with generally accepted accounting principles. Substandard loans represent credits characterized by the distinct possibility that some loss will be sustained if deficiencies are not corrected. Doubtful loans possess the characteristics of substandard loans, but collection or liquidation in full is doubtful based upon existing facts, conditions and values. A loan classified as a loss is considered uncollectible. As of June 30, 1998, First Community had $785,881 of loans classified as substandard, none as doubtful and none as loss. At December 31, 1997, First Community had $388,752 of loans classified as substandard, none as doubtful and none as loss. The allowance for loan losses was $912,357 or 1.1% of net loans receivable at June 30, 1998 compared to $848,085 or 1.1% of net loans receivable at December 31, 1997. A portion of classified loans are non-accrual loans. First Community had non-accrual loans totaling $236,241 at June 30, 1998 compared to $204,070 at December 31, 1997.

         ASSET/LIABILITY MANAGEMENT. One of the actions undertaken by First Community's management has been to adopt asset/liability management policies in an attempt to reduce the susceptibility of First Community's net interest spread to the adverse impact of volatile interest by attempting to match maturities (or time-to-repricing) of assets with maturities or repricing of liabilities and then actively managing any mismatch. Accomplishing this objective requires attention to both the asset and liability sides of the balance sheet. The difference between maturity of assets and maturity of liabilities is measured by the interest-rate gap.

         First Community's one-year cumulative interest-rate gap as a percent of total assets was a negative 23.52% and 24.26% at June 30, 1998 and December 31, 1997, respectively. This interest-rate gap represents substantial risk for First Community in an environment of rising interest rates. A negative interest-rate gap means First Community's earnings are vulnerable to periods of rising interest rates because during such periods the interest expense paid on liabilities will generally increase more rapidly than the interest income earned on assets. Conversely, in a falling interest-rate environment, the total expense paid on liabilities will generally decrease more rapidly than the interest income earned on assets. A positive interest-rate gap would have the opposite effect.

         Asset management goals have been directed toward obtaining a suitable balance of asset quality, liquidity and diversification in order to stabilize and improve earnings. The asset management strategy has concentrated on shortening the maturity of its loan portfolio by increasing adjustable-rate loans and short-term installment and commercial loans. At December 31, 1997, First Community had $40,779,000 or 51.04% of its total loan portfolio invested in installment and commercial loans as compared to $36,485,000 or 56.10% of total loans invested in installment and commercial loans at December 31, 1996. Increasing short-term installment and commercial loans increases the overall risk of the loan portfolio. Such risk relates primarily to collection and to the loans that often are secured by rapidly depreciating assets. First Community's ratio of non-performing assets to total assets was .77% and .42% at June 30, 1998 and December 31, 1997, respectively.

         The primary goal in the management of liabilities has been to increase core deposit relationships and therefore improve the stability of deposit accounts. Management has attempted to combine a policy for controlled growth with a strong, loyal customer base to control interest expense.

         The following tables illustrate the interest-rate sensitivity of interest-earning assets and interest-bearing liabilities at June 30, 1998 and December 31, 1997. Mortgages which have adjustable or renegotiable interest rates are shown as subject to change every one to three years based upon the contracted-for adjustment period. This schedule does not reflect the effects of possible prepayments on enforcement of due-on-sale clauses.

                                                         AT JUNE 30, 1998 MATURING OR REPRICING
                                                         --------------------------------------
                                          ONE YEAR         1 - 3           3 - 5          OVER 5
                                           OR LESS         YEARS           YEARS           YEARS          TOTAL
                                          --------         -----           -----          ------          -----
                                                                     (DOLLARS IN 000'S)
Interest-bearing assets:
  Adjustable rate mortgages........     $   13,329     $     3,595     $     4,711     $       110    $     21,745
  Fixed rate mortgages.............          4,493           2,226           2,166          10,511          19,396
  Commercial loans.................         13,124           1,645             825             573          16,167
  Consumer loans...................          8,733          11,697           4,883           1,125          26,438
  Tax-exempt loans and leases......             28             -0-             -0-           3,221           3,249
  Investments......................          1,622           1,362             744           1,544           5,272
  FHLB stock.......................            778             -0-             -0-             -0-             778
  Interest-bearing deposits........          7,198             -0-             -0-             -0-           7,198
                                        ----------     -----------     -----------     -----------    ------------
    Total interest-earning assets..         49,305          20,525          13,329          17,084         100,243
                                        ----------     -----------     -----------     -----------    ------------

Interest-bearing liabilities:
  Fixed maturity deposits..........         43,557          10,292           2,179              26          56,054
  Other deposits...................         30,064             -0-             -0-             -0-          30,064
  FHLB advances....................            177             794           1,725             234           2,930
                                        ----------     -----------     -----------     -----------    ------------
    Total interest-bearing liabilities      73,798          11,086           3,904             260          89,048
                                        ----------     -----------     -----------     -----------    ------------

Excess (deficiency) of
interest-earning assets over
interest-bearing liabilities.......     $  (24,493)    $     9,439     $     9,425     $    16,824    $     11,195
                                        ==========     ===========     ===========     ===========    ============
Cumulative excess (deficiency)
of interest-earning assets over
interest-bearing liabilities            $  (24,493)    $   (15,054)    $    (5,629)    $    11,195
Cumulative ratio at June 30,
1998 as a percent of total assets..         (23.52)%        (14.45)%         (5.40)%         10.75%

                                                               AT DECEMBER 31, 1997 MATURING OR REPRICING

                                          ONE YEAR         1 - 3            3 - 5           OVER 5
                                           OR LESS         YEARS            YEARS            YEARS          TOTAL
                                          --------         -----            -----           ------          -----
                                                                     (DOLLARS IN 000'S)
Interest-bearing assets:
  Adjustable rate mortgages........     $    13,323     $     4,316      $      4,615     $      -0-     $     22,254
  Fixed rate mortgages.............           3,992           1,971             1,901     $    7,222           15,086
  Commercial loans.................          11,622           1,309               687            639           14,257
  Consumer loans...................           9,383          10,813             4,023            707           24,926
  Tax-exempt loans and leases......              24             -0-               -0-          3,353            3,377
  Investments......................           1,295           1,893               238          1,054            4,480
  FHLB stock.......................             778             -0-               -0-            -0-              778
  Interest-bearing deposits........          10,298             -0-               -0-            -0-           10,298
                                        -----------     -----------      ------------     ----------     ------------
    Total interest-earning assets..          50,715          20,302            11,464         12,975           95,456
                                        -----------     -----------      ------------     -----------    ------------

Interest-bearing liabilities:
  Fixed maturity deposits..........          38,544          11,283             1,919             -0-          51,746
  Other deposits...................          25,949             -0-               -0-             -0-          35,949
  FHLB advances....................             177             794             1,725             234           2,930
                                        -----------     -----------      ------------     -----------    ------------
    Total interest-bearing liabilities       74,670          12,077             3,644             234          90,625
                                        -----------     -----------      ------------     -----------    ------------

Excess (deficiency) of
interest-earning assets over
interest-bearing liabilities.......     $   (23,955)    $     8,225      $      7,820     $    12,741    $      4,831
                                        ===========     ===========      ============     ===========    ============
Cumulative excess (deficiency)
of interest-earning assets over
interest-bearing liabilities            $   (23,955)   $    (15,730)     $     (7,910)    $     4,831
Cumulative ratio at December 31,
1997 as a percent of total assets..          (24.26)%        (15.93)%           (8.01)%          4.89%

         The following tables provide information about the Company's significant financial instruments at June 30, 1998 and December 31, 1997 that are sensitive to changes in interest rates. The table presents principal cash flows and related weighted average interest rates (on a tax equivalent basis) by expected maturity dates.

                                                                MATURING IN YEARS ENDING JUNE 30,
                                    ------------------------------------------------------------------------------------------
                                                                                                                      FAIR
                                       1999       2000        2001       2002       2003     THEREAFTER    TOTAL      VALUE
                                       ----       ----        ----       ----       ----     ----------    -----      -----
                                                                       (DOLLARS IN 000'S)
ASSETS
Investment securities
  available for sale
  Fixed rate                        $  1,066    $    820   $    222    $    309   $    435   $  1,252    $  4,104   $  4,104
    Average interest rate               9.74%       9.27%      7.65%       7.03%      7.06%     8.28%        8.06%

Investment securities held
  to maturity
  Fixed rate                        $    556    $    215   $    105                          $    292    $  1,168   $  1,192
    Average interest rate               5.84%       6.72%      6.86%                             6.85%       6.35%
Loans
  Fixed rate                        $ 16,213    $  8,035   $  6,785    $  4,766   $  2,634   $ 14,947    $ 53,380   $ 54,129
    Average interest rate               9.51%       9.24%      9.01%       8.80%      8.60%      7.52%       8.74%

  Variable rate                     $  8,774    $  2,223   $  2,037    $  1,909   $  1,119   $ 17,553    $ 33,615   $ 33,972
    Average interest rate              10.14%       9.55%      9.37%       9.73%      9.64%      8.78%       9.30%

Liabilities
  Deposits
    NOW, Money Market and
    Savings Deposits
      Variable rate                 $ 30,064                                                             $ 30,064   $ 30,064
      Average interest rate             3.75%                                                                3.75%
    Certificates of Deposit
      Fixed rate                    $ 43,557    $  8,714   $  1,578    $    514   $  1,665   $     26    $ 56,054   $ 56,263
      Average interest rate             5.87%       5.99%      5.89%       6.03%      6.07%      6.10%       5.90%

FHLB Advances
  Fixed rate                        $    177    $    156   $    638    $    122   $  1,603   $    234    $  2,930   $  2,932
    Average interest rate               6.01%       6.01%      6.05%       6.01%      5.77%      5.85%       5.87%

                                                              MATURING IN YEARS ENDING DECEMBER 31,
                                    ------------------------------------------------------------------------------------------
                                                                                                                       FAIR
                                       1998       1999        2000       2001       2002     THEREAFTER    TOTAL       VALUE
                                       ----       ----        ----       ----       ----     ----------    -----       -----
                                                                       (DOLLARS IN 000'S)
ASSETS
Investment securities
  available for sale
  Fixed rate                        $    620    $  1,043   $    113    $    109   $    125   $    761    $  2,771   $  2,771
    Average interest rate                8.8%       10.3%       8.7%        9.6%       9.5%      10.3%        9.8%

Investment securities held
  to maturity
  Fixed rate                        $    675    $    632   $    105    $      5              $    292    $  1,709   $  1,734
    Average interest rate                5.4%        5.9%       6.9%        7.1%                  7.2%        6.0%
Loans
  Fixed rate                        $ 14,389    $  7,760   $  6,324    $  4,135   $  2,365   $ 11,921    $ 46,894   $ 47,800
    Average interest rate                9.7%        9.4%       9.1%        8.9%       8.7%       8.0%        9.0%
  Variable rate                     $  8,676    $  2,275   $    923    $  1,771   $    927   $ 18,434    $ 33,006   $ 33,350
    Average interest rate               10.3%       10.2%       9.6%       10.0%       9.6%       9.0%        9.5%

Liabilities
  Deposits
    NOW, Money Market and
    Savings Deposits
      Variable rate                 $ 28,325                                                             $ 28,325   $ 28,325
      Average interest rate              3.6%                                                                 3.6%
    Certificates of Deposit
      Fixed rate                    $ 38,544    $  8,711   $  2,572    $  1,120   $    799               $ 51,746   $ 52,997
      Average interest rate              5.9%        6.0%       6.1%        5.9%       6.2%                   6.0%


FHLB Advances
  Fixed rate                        $    177    $    156   $    638    $    122   $  1,603   $    234    $  2,930   $  2,908
    Average interest rate                6.0%        6.0%       6.1%        6.0%       5.8%       5.9%        5.9%

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity refers to the ability of a financial institution to generate sufficient cash to fund current loan demand, meet savings deposit withdrawals and pay operating expenses. The primary sources of liquidity are cash, interest-bearing deposits in other financial institutions, marketable securities, loan repayments, increased deposits and total institutional borrowing capacity.

         Management believes that it has adequate liquidity for the Company's short- and long-term needs. Short-term liquidity needs resulting from normal deposit/withdrawal functions are provided by the Company retaining a portion of cash generated from operations in a Federal Home Loan Bank ("FHLB") daily investment account. This account acts as a short-term liquidity source while providing interest income to the Company. Long-term liquidity and other liquidity needs are provided by the ability of the Company to borrow up to $26,348,732 from the FHLB. The balance of its borrowings was $2,929,789 at June 30, 1998 and December 31, 1997.

         Cash and interest-bearing deposits, when combined with investments, have decreased as a percentage of total assets primarily due to a shift to higher yielding loans to improve margins. Management's goal is to maintain cash, interest-bearing deposits and investments at a level sufficient to satisfy needs for liquidity and other short-term obligations.

         Liquidity, represented by cash and cash equivalents, is a result of its operating, investing and financing activities. These activities are discussed below for the years ended December 31, 1997 and December 31, 1996.

         During 1997 and 1996, cash and cash equivalents which are defined as cash and due from banks and interest-bearing time deposits increased $4,196,000 and $1,384,000, respectively. Cash was provided primarily from a net increase in deposit accounts of $17,143,000 in 1997 and $11,389,000 in 1996. Cash was used primarily to fund a net increase in loans of $15,062,000 in 1997 and $10,587,000 in 1996.

         At December 31, 1997 and 1996, commitments to fund loan originations were approximately $5,606,000 and $9,022,000, respectively. In the opinion of management, First Community has sufficient cash flow and borrowing capacity to meet funding commitments and to maintain proper liquidity levels based upon First Community's favorable liquidity ratio and the ability to borrow from the FHLB.

         At June 30, 1998, the Company had a capital to asset ratio of 7.62%. At June 30, 1998, First Community had core capital of approximately 7.66% and had risk-based capital in excess of 8.0%. The regulatory core and risk-based capital requirements for First Community are 4.0% and 8.0% respectively.

ACCOUNTING MATTERS

         During 1997, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, establishing standards for the reporting of comprehensive income and its components in financial statements. SFAS No. 130 is applicable to all entities that provide a full set of financial statements. Enterprises that have no items of other comprehensive income in any period presented are excluded from the scope of this Statement.

         SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Earlier application is permitted. The Company adopted SFAS No. 130 during the first quarter of 1998.

         Also in 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. It establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources an in assessing performance.

         This standard is effective for financial statement periods beginning after December 15, 1997, and requires comparative information for earlier years to be restated. Due to recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on the Company's future financial statement disclosures.

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         The primary assets and liabilities of the Company are monetary in nature. Consequently, interest rates generally have a more significant impact on performance than the effects of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services. In a period of rapidly rising interest rates, the liquidity and the maturity structure of the Company's assets and liabilities are critical to the maintenance of acceptable performance levels.

YEAR 2000 COMPLIANCE

         The Company, like most companies, faces a potentially serious information systems (computer) problem because many software applications and operational programs written in the past may not properly recognize calendar dates beginning in the year 2000. This problem could force computers to either shut down or provide incorrect data or information. The Company has begun the process of identifying the changes required to computer programs hardware. While the Company believes it is taking all appropriate steps to assure year 2000 compliance, it is dependent on vendor compliance. The bulk of the Company's computer processing is provided under contract by Computer Services, Inc. ("CSI"). CSI has advised the Company that it expects to be in year 2000 compliance by December 31, 1998. The Company is requiring all software and systems vendors to represent that the services and products provided are, or will be, year 2000 compliant, and will be testing compliance. The Company expects to complete testing by March 31, 1999.

         Based on a preliminary study, the Company expects to spend approximately $15,000 to $25,000 from 1998 through 1999 to modify its computer information systems enabling proper processing of transactions relating to the year 2000 and beyond. The Company continues to evaluate appropriate courses of corrective action, including replacement of certain systems whose associated costs would be recorded as assets and amortized. Accordingly, the Company does not expect the amounts required to be expended over the next two years to have a material effect on its financial position or results of operations. The amount expensed in 1997 was immaterial. The Company has also begun to require all significant commercial borrowers to certify their own year 2000 compliance status as a part of the loan documentation and underwriting process.

                                    BUSINESS

GENERAL

         The Company is a one-bank holding company incorporated in August 1991. The Company's primary asset is its wholly-owned banking subsidiary, First Community, an Indiana-chartered commercial bank formerly known as Bargersville Federal Savings Bank. The Company recently formed FCREM as a wholly-owned subsidiary to own and lease banking facilities to First Community.

         At June 30, 1998, the Company had approximately $104.1 million of assets, deposits of approximately $92.8 million and shareholders' equity of approximately $7.9 million. First Community's primary business consists of attracting deposits from the general public and originating real estate, commercial and consumer loans and purchasing investments through its offices located in Bargersville, Greenwood, Franklin, Indianapolis, Trafalgar, and North Vernon, Indiana. As of June 30, 1998, First Community had 65 employees of which 51 were full-time. The Company and FCREM have no employees.

         First Community's deposits are insured to the maximum extent permitted by law by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). First Community is a member of the Federal Home Loan Bank ("FHLB") of Indianapolis. First Community is subject to comprehensive regulation, examination and supervision by the Indiana Department of Financial Institutions ("DFI") and the FDIC. The Company is subject to regulation by the Federal Reserve Board. The Federal Reserve Board, as a condition of the acquisition of First Community, required the Company to make a commitment not to incur debt in excess of a 30% debt-to-equity ratio on an unconsolidated basis.

         The business of First Community consists primarily of attracting deposits from the general public, originating residential real estate, commercial and consumer loans and purchasing other types of investments. In addition, First Community originates first mortgage income-producing property real estate loans, second mortgage one-to-four family home loans, secured home improvement loans, and savings deposit secured loans. Consumer loans include, among others, new and used automobile and other secured and unsecured personal loans. First Community offers small commercial loans to area businesses in addition to new home construction loans and business lines of credit. First Community also invests in various US Treasury, federal agency, state, municipal and other investment securities permitted by applicable laws and regulations. The principal sources of funds for First Community's lending activities include deposits received from the general public, amortization and repayment of loans, maturity of investment securities and FHLB advances.

         First Community's primary sources of income are interest on loans, investment securities and interest-bearing deposits in other financial institutions and service charges on deposit accounts. Its principal expenses are interest paid on deposit accounts and borrowings, salaries and employee benefits, premises and equipment expenses and other overhead expenses incurred in the operation of First Community.

LENDING ACTIVITIES

         The following table sets forth information concerning the composition of First Community's loan portfolio in dollar amounts and percentages.

                                                                AT DECEMBER 31,
                                                         1997                       1996
                                               ------------------------    ------------------------
                                                            PERCENT OF                  PERCENT OF
                                                AMOUNT        TOTAL         AMOUNT        TOTAL
                                                ------      ----------      ------      ----------
TYPE OF LOAN                                                   (DOLLARS IN 000'S)
Real estate loans
     Residential mortgages
     (1-4 single family homes)                 $28,971         36.60%      $22,675         35.17%
     Multi-family residential mortgages                                        335           .52
Construction and land development                6,773          8.55         3,621          5.62
Commercial loans                                17,883         22.59        17,401         26.99
Installment loans                               22,896         28.93        19,084         29.60
Tax-exempt loans and leases                      3,377          4.27         1,922          2.99
                                               -------        ------       -------        ------

Loans                                           79,900        100.94        65,038        100.89
Allowance for losses                              (848)        (1.07)         (644)        (1.00)
Deferred loan origination costs                    100           .13            70           .11
                                               -------        ------       -------        ------

Loans, net                                     $79,152        100.00%      $64,464        100.00%
                                               =======        ======       =======        ======

         The following table sets forth certain information at December 31, 1997, regarding the dollar amount of loans maturing in First Community's loan portfolio based on contractual maturities. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. Management expects prepayments will cause actual maturities to be shorter. Certain mortgage loans such as construction loans and second mortgage loans are included in the commercial and installment loan totals below. In addition, commercial real estate loans are included in real estate loans below.

                                                               REMAINING MATURITIES
                                       --------------------------------------------------------------------
                                           BALANCE
                                        OUTSTANDING AT
                                         DECEMBER 31,       ONE YEAR       OVER ONE YEAR
                                             1997            OR LESS       TO FIVE YEARS    OVER FIVE YEARS
                                       --------------------------------------------------------------------
                                                                (DOLLARS IN 000'S)
Real estate loans                          $37,340          $  7,719          $  8,151         $ 21,470
Commercial loans                            14,257             7,902             3,307            3,048
Installment loans                           24,926             7,420            15,022            2,484
Tax-exempt loans and leases                  3,377                24                 0            3,353
                                           -------          --------          --------         --------
Total                                      $79,900          $ 23,065          $ 26,480         $ 30,355
                                           =======          ========          ========         ========

         The following table sets forth, as of December 31, 1997, the dollar amount of all loans maturing after December 31, 1998 showing those having a fixed interest rate and floating or adjustable interest rates.


                                                            FLOATING OR
                                             FIXED RATE   ADJUSTABLE RATE
                                             ----------   ---------------
TYPE OF LOAN                                      (DOLLARS IN 000'S)

Real estate loans                             $15,086          $22,254
Commercial loans                                5,616            8,641
Installment loans                              22,815            2,111
Tax-exempt loans and leases                     3,377                0
                                              -------          -------
                                               46,894           33,006
Less amount due within one year                14,389            8,676
                                              -------          -------

Loans due after one year                      $32,505          $24,330
                                              =======          =======

         The original contractual loan payment period for adjustable interest rate residential loans originated by First Community normally ranges from 15 to 20 years. Current fixed rate mortgage originations may not exceed a 20-year term. Because borrowers may refinance or prepay their loans, however, such loans normally remain outstanding for a substantially shorter period of time.

         Origination, Purchase and Sale of Loans. Interest rates charged by First Community on its loans are affected primarily by loan demand and the supply of funds available for lending. These factors are in turn affected by general economic conditions and monetary policies of the federal government, including the Federal Reserve Board, the general supply of money in the economy, legislative tax policies and governmental budgetary matters.

         Loan originations are derived from a number of sources. Residential loan originations are attributable primarily to solicitation by First Community's staff, referrals from real estate brokers, builders and walk-in customers. Multifamily and other commercial real estate loan originations are obtained from previous borrowers and direct contact with First Community. All property securing real estate loans made by First Community is appraised in accordance with applicable regulations of the FDIC and includes an actual inspection of such property by designated fee appraisers. To supplement loan demand, First Community has also purchased participations in tax-exempt leases.

         First Community typically has not sold loans or loan participations in the secondary market and services substantially, all loans which it originates and retains.

         All mortgage loans in excess of $300,000 are approved by the full Board of Directors or the loan committee of the Board. Loan limits are reviewed and changed from time to time to reflect current market conditions. Fire and casualty insurance is required on all mortgage loans as well as abstracts of title or title insurance.

         Residential Mortgage Loans. Residential mortgage loans have been predominantly secured by single-family homes. To reduce its exposure to changes in interest rates, First Community currently originates adjustable rate mortgages ("ARMs") along with long term, fixed-rate mortgages.

         First Community offers residential construction mortgage loans with maturities of six months or less at interest rates which vary with current market rates. The application process includes the same items which are required for other residential mortgage loans and include a submission of accurate plans, specifications and costs of the property to be constructed. These items are used as a basis to determine the appraised value of the subject property. Appraisal reports are completed by designated fee appraisers, and loans are based on the current appraised value. Loans of up to 80% of such amount may be offered for a maximum period of six months for the construction of the properties securing the loans. Extensions are permitted, when circumstances warrant, if construction has continued satisfactorily and the loan is current.

         Installment and Commercial Lending. First Community makes various types of installment loans including loans to depositors secured by pledges of their deposit accounts, new and used automobile loans, both direct and indirect, and secured and unsecured personal loans. Although installment and commercial loans are considered by management to involve more risk than residential mortgage loans, such loans have shorter maturities and typically have higher yields than mortgage loans.

         Commercial loans include loans secured by commercial real estate or deposits, single-payment loans, construction loans and loans for business purchases, operations, inventory and lines of credit. All non-residential mortgage loans are at a greater interest rate than single-family residential loans.

         All installment and commercial loans in excess of $300,000 are approved by the full Board of Directors or the loan committee of First Community. A loan officer's approval is required for installment or commercial loans up to certain amounts. First Community has established policies regarding financial statement requirements, credit verifications procedures and other matters intended to minimize underwriting risk.

         The most recent loan approval limits were adopted by the Board of Directors in 1997. The limits vary from officer to officer with a range of $2,500 to $70,000 for unsecured loans, and a range of $7,500 to $200,000 for secured loans. Loans in excess of the above-mentioned limits must be approved by a committee of loan officers or the board of directors loan committee.

         Installment Loan Underwriting. First Community has adopted underwriting guidelines that apply to all loans made by First Community. However, the underwriting policies and practices are particularly important in the installment lending area. Installment loans present risks beyond those presented by other types of loans because the collateral is usually movable and subject to rapid depreciation. Such factors increase the importance of properly documenting such loans and assessing the risks associated with each loan based upon such documentation.

         The documentation required by First Community's underwriting guidelines include an application, employment income verified by pay stubs, direct verification with employers when deemed necessary, and may include tax returns or audited financial statements and evidence of security. The application must include the minimum loan amount requested, the term requested, monthly payment, purpose of loan, job history, income, financial statement, and security offered if applicable. The application must be signed by all borrowers obligated for the loan. First Community also requires current credit reports from credit bureaus as part of the underwriting procedure for all loans including indirect automobile lending. First Community also reviews the applicant's ability to maintain a stable monthly income and other required monthly payments.

NONPERFORMING ASSETS AND ALLOWANCE FOR LOAN LOSSES

         Nonperforming assets consist of nonaccrual loans, restructured loans, past-due loans, real estate owned (acquired in foreclosure), and other repossessed assets. Nonaccrual loans are loans on which interest recognition has been suspended because they are 90 days past due as to interest or principal or because there is a question about First Community's ability to collect all principal and interest. Restructured loans are loans where the terms have been modified to provide a reduction or deferral of interest or principal because of deterioration in the borrower's financial position. Past-due loans are accruing loans that are contractually past due 90 days or more as to interest or principal payments, and the amount of the loan is no greater than 80% of the fair market value of the collateral securing the loan or First Community has a reasonable expectation of collecting all past-due interest and principal.

         The following table summarizes nonperforming assets as of the dates indicated.

                                               AT DECEMBER 31,
                                             ------------------
                                              1997        1996
                                             ------      ------
                                             (DOLLARS IN 000'S)

Nonaccrual loans                              $204        $ 99
Restructured loans
Past-due loans 90 days
or more (interest accruing)                    120
                                              ----        ----

Total non-performing assets                    324          99
Real estate owned                               79         140
Other repossessed assets                         9          14
                                              ====        ====
Total non-performing assets                   $412        $253
                                              ====        ====

Ratio of non-performing assets to total
assets                                         .42%        .32%
Interest on non-performing loans that
would have been included in income            $ 19        $ 24
                                              ====        ====
Interest on non-performing loans that was
included in income                            $  0        $  0
                                              ====        ====

         At December 31, 1997, no loans were identified as impaired by management. Loans are considered to be impaired when it becomes probable that First Community will be unable to collect all amounts due according to the contractual terms of the loan agreement.

         In banking, loan losses are one of the costs of doing business. Although First Community's management emphasizes the early detection and chargeoff of loan losses, it is inevitable that at any time certain losses exist in the portfolio which have not been specifically identified. Accordingly, the provision for loan losses is charged to earnings on an anticipatory basis, and recognized loan losses are deducted from the allowance so established. Over time, all net loan losses must be charged to earnings. During the year, an estimate of the loss experience for the year serves as a starting point in determining the appropriate level for the provision. However, the amount actually provided in any period may be greater or less than net loan chargeoffs, based on management's judgment as to the appropriate level of the allowance for loan losses. The determination of the adequacy of the allowance for loan loss is based on management's continuing review and evaluation of the loan portfolio, and its judgment as to the impact of current economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the loan portfolio and the current condition and amount of loans outstanding.

         The allowance for loan losses increased during the year ended December 31, 1997 compared to the year ended December 31, 1996 primarily because of the growth in loans and a change in the composition of the loan portfolio. During 1997, First Community made a $255,000 provision for loan losses due primarily to growth in loans and a change in the mix of the loan portfolio.

Allocation of the Allowance for Loan Losses:

                                                                  AT DECEMBER 31,
                                        -------------------------------------------------------------------
                                                     1997                                1996
                                        --------------------------------   --------------------------------
                                                           PERCENTAGE                          PERCENTAGE
                                                           OF LOANS TO                         OF LOANS TO
                                                              TOTAL                               TOTAL
                                           AMOUNT             LOANS            AMOUNT             LOANS
                                        -------------     -------------    --------------    --------------
                                                                (DOLLARS IN 000'S)
Real estate mortgage loans                   $162             36.3%              $139             35.4%
Construction and land development              68              8.5                 32              5.6
Commercial loans                              196             22.4                171             26.7
Installment loans                             418             28.6                300             29.3
Tax-exempt loans and leases                     4              4.2                  2              3.0
                                        ---------         --------          ---------         --------

                                             $848            100.0%              $644            100.0%
                                        =========         ========          =========         ========

Summary of Loan Loss Experience:

                                          YEAR ENDED DECEMBER 31,
                                        --------------------------
                                          1997              1996
                                        --------          --------
                                              (DOLLARS IN 000'S)

Balance at January 1                    $    644          $    518

Chargeoffs:
Real estate mortgage loans                   (16)               (2)
Commercial loans                             (20)              (30)
Installment loans                            (44)              (79)
                                        --------          --------

Total Chargeoffs                             (80)             (111)

Recoveries:
Commercial                                    17                 8
Installment                                   12                10
                                        --------          --------

Total Recoveries                              29                18
                                        --------          --------

Net Chargeoffs                               (51)              (93)
                                        --------          --------

Provision for loan losses                    255               219
                                        --------          --------

Balance at December 31                  $    848          $    644
                                        ========          ========

Average loans during the year           $ 73,048          $ 59,861

Ratio of net chargeoffs to total
average loans outstanding during
the year                                     .07%              .16%

INVESTMENT ACTIVITIES

         The following table sets forth the carrying value of First Community's investment portfolio and FHLB stock as of the dates indicated:

                                          YEAR ENDED DECEMBER 31,
                                        --------------------------
                                          1997              1996
                                        --------          --------
                                              (DOLLARS IN 000'S)
Available for sale at fair value:
     State and municipal obligations      $1,371            $1,756
     Corporate obligations                 1,400               630
                                        --------          --------
                                           2,771             2,386
                                        --------          --------

Held to maturity at amortized cost:
     Federal agency mortgage pools                             174
     State and municipal obligations       1,709             2,367
                                        --------          --------

                                           1,709             2,541
FHLB stock                                   778               778
                                        --------          --------

Total                                     $5,258            $5,705
                                        ========          ========

         At December 31, 1997, the amortized cost of securities available for sale was $2,716,000 and the related gross unrealized gains were $55,000. At December 31, 1997, the fair value of securities held to maturity was $1,734,000 and the related gross unrealized gains were $25,000. There were no unrealized losses on securities at December 31, 1997.

         As of December 31, 1997, there were no state and municipal obligations representing more than 10% of shareholders' equity included in securities.

         The following table sets forth the maturities of investment securities at December 31, 1997 and the weighted-average yield (on a tax equivalent basis) on such securities.

                                                                  AT DECEMBER 31,
                                        --------------------------------------------------------------------
                                                   CORPORATE                      STATE AND MUNICIPAL
                                                  OBLIGATIONS                         OBLIGATIONS
                                        --------------------------------    --------------------------------
                                           AMOUNT             YIELD            AMOUNT             YIELD
                                        -------------     --------------    --------------    --------------
                                                                (DOLLARS IN 000'S)
Available for Sale: (1)
     Maturities:
     One year or less                   $       450           10.00%        $        170             5.63%
     Over 1 year to 5 years                     950           10.32                  425             9.33
     Over 5 years to 10 years                                                        180            10.63
     Over 10 years                                                                   541            10.25

                                        -------------                       --------------
     Total available for sale                 1,400           10.21                1,316             9.41
                                                                            --------------

Held to Maturity:
     Maturities:
     One year or less                                                                675             5.44
     Over 1 year to 5 years                                                          742             6.04
     Over 5 years to 10 years                                                        292             7.18
     Over 10 years

                                                                            --------------
     Total held to maturity                                                        1,709             6.00
                                                                            --------------

     Total securities                   $     1,400           10.21%        $      3,025             7.48%
                                        =============                       ==============

----------

(1) Available for sale amounts shown in the maturity distribution table are at amortized cost for computation of yields.

SOURCES OF FUNDS

         Deposits are the primary source of First Community's funds for use in lending and for other general business purposes. In addition to deposits, FHLB advances represent a significant source of funds to First Community, as well as funds derived from loan repayments. Loan repayments are a relatively stable source of funds, while savings inflows and outflows are significantly influenced by general interest rates and money market conditions.

         Deposit Activities. First Community offers several types of deposit programs designed to attract both short-term and long-term savings by providing a wide assortment of accounts and rates. See the average balance sheet included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a breakdown of the average amount and average rate paid on First Community's deposit categories. First Community does not rely on brokered deposits as funding sources.

         The following table indicates the amount of certificates of deposit of $100,000 or more by time remaining until maturity at December 31, 1997 (in 000's).

MATURITY PERIOD

Three months or less                                         $ 1,808
Greater than three months through six months                   1,524
Greater than six months through twelve months                  5,273
Over twelve months                                             1,914
                                                             -------
      Total                                                  $10,519
                                                             =======

         Interest earned on statement savings accounts is paid from the date of deposit to the date of withdrawal, compounded and credited monthly. Interest earned on money market demand deposit accounts is compounded and credited monthly. The interest rate on these accounts is established by First Community.

         In recent years, many deposits in long-term fixed-rate accounts have been withdrawn prior to maturity or such certificates have not been renewed at maturity due to the more attractive rates offered on various money market accounts. Early withdrawal penalties are 30 days' interest on accounts maturing in one year or less and 90 days interest on accounts maturing in greater than one year.

         Borrowings. The FHLB of Indianapolis functions as a central credit facility providing credit for member financial institutions. As a member, First Community is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities which are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. The FHLB prescribes the acceptable uses to which the advances pursuant to each program may be made as well as limitations on the amounts of advances. Acceptable uses prescribed by the FHLB have included expansion of residential mortgage lending and meeting short-term liquidity needs. Depending on the program, limitation on the amounts of advances are based either on a fixed percentage of a member's net worth or on the FHLB's assessment of the member's creditworthiness. The FHLB is required to review its credit limitations and standards at least once every six months. First Community had outstanding borrowings of $2,929,789 from the FHLB as of June 30, 1998 and December 31, 1997.

SERVICE AREA

         First Community's primary service areas are Johnson County and Jennings County, Indiana. These areas are among the most affluent and rapidly growing areas of Indiana. The major portion of First Community's customers reside in Johnson County, particularly in the Bargersville, Franklin and Greenwood areas, which account for about one-half of the county's population, according to the 1990 U.S. Census. First Community has branches in Trafalgar, Franklin, and Greenwood, Indiana in Johnson County, a branch at a retirement center in Indianapolis, Indiana, and two branches in North Vernon, Indiana in Jennings County. First Community anticipates opening a branch in Whiteland (Johnson County) and Taylorsville (Bartholomew County) within the next 12 months.

DESCRIPTION OF PROPERTY

         First Community currently leases its home office in Bargersville, Indiana and one of its branches in Franklin, Indiana from FCREM, leases branches in Indianapolis, Trafalgar and Franklin from third parties, and owns branch offices in Greenwood and North Vernon, Indiana. The leases with third-parties expire between 1999 and 2003. The Company plans for FCREM to eventually own substantially all of the branch properties and lease them to First Community.

COMPETITION

         The banking business is highly competitive in Johnson County, which is First Community's primary market, where it competes with 14 commercial banks, 3 savings banks, and 2 credit unions. In Jennings County, First Community competes with 5 commercial banks, one savings bank and 2 credit unions. To a lesser extent, First Community competes with mortgage banking companies, consumer finance companies, and certain governmental agencies.

REGULATION AND SUPERVISION OF THE COMPANY

         The Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA"), and is registered as such with the Board of Governors of the Federal Reserve System ("Federal Reserve"). The Company is examined, regulated and supervised by the Federal Reserve and is required to file annual reports and other information regarding its business and operations and the business and operations of its subsidiaries with the Federal Reserve. The Federal Reserve has the authority to issue cease and desist orders against a bank holding company if it determines that activities represent an unsafe and unsound practice or a violation of law.

         Under the BHCA, a bank holding company is, with limited exceptions, prohibited from acquiring direct or indirect ownership or control of voting stock of any company which is not a bank and from engaging in any activity other than managing or controlling banks. A bank holding company may, however, own shares of a Company engaged in activities which the Federal Reserve has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         Acquisitions by the Company of banks and savings associations are also subject to regulation. Any acquisition by the Company of more than five percent of the voting stock of any bank requires prior approval of the Federal Reserve. Acquisitions of savings associations are also subject to the approval of the Office of Thrift Supervision ("OTS"). Indiana law permits the Company to be acquired by bank holding companies, located in any state in the United States provided that the Company's subsidiary bank has been in existence and continuously operated for five (5) or more years.

         A bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or the provision of any property or service. With certain exceptions, a bank holding company, a bank, and a subsidiary or affiliate thereof, may not extend credit, lease or sell property or furnish any services or fix or vary the consideration for the foregoing on the condition that (i) the customer must obtain or provide some additional credit, property or services from, or to, any of them, or (ii) the customer may not obtain some other credit, property or service from a competitor, except to the extent reasonable conditions are imposed to assure the soundness of credit extended.

         Under the BHCA, bank holding companies may acquire savings associations without geographic restrictions. However, under the Homeowner's Loan Act ("HOLA"), the OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, unless approval is for interstate supervisory acquisitions by savings and loan holding companies, and the acquisition of a savings institution in another state is under laws of the state of the target savings institutions specifically permitting such acquisition. Although the conditions imposed upon acquisitions in those states which have enacted such legislation vary, most such statutes are of the "regional reciprocity" type which require that the acquiring holding company be located (as defined by the location of its subsidiary savings institutions) in a state within a defined geographic region and that the state in which the acquiring holding company is located has enacted reciprocal legislation allowing savings institutions in the target state to purchase savings institutions in the acquirer's home state on terms no more restrictive than those imposed by the target state on the acquirer. Indiana law permits reciprocal interstate savings institution acquisitions within a region consisting of Indiana and contiguous states.

         The Company's income is principally derived from dividends paid on the common stock of its subsidiaries. The payment of dividends by First Community is subject to certain regulatory restrictions. Additionally, under Federal Reserve policy, the Company is expected to act as a source of financial strength to, and commit resources to support, First Community. As a result of such policy, the Company may be required to commit resources to First Community in circumstances where it might not otherwise do so.

REGULATION AND SUPERVISION OF FIRST COMMUNITY

         First Community is supervised, regulated and examined by the DFI and, as a state nonmember bank by the FDIC. A cease or desist order may be issued by the DFI and FDIC against First Community if the respective agency finds that the activities of First Community represent an unsafe and unsound banking practice or violation of law. The deposits of First Community are insured by the SAIF of the FDIC.

         Branching by banks in Indiana is subject to the jurisdiction, and requires the prior approval of, the Bank's primary federal regulatory authority and the DFI. Under Indiana law, First Community may branch anywhere in the state.

         The Company is a legal entity separate and distinct from First Community. There are various legal limitations on the extent to which First Community can supply funds to the Company. The principal source of the Company's funds consists of dividends from First Community. State and federal laws restrict the amount of dividends which may be paid by banks. In addition, First Community is subject to certain restrictions imposed by the Federal Reserve on extensions of credit to the Company or any of its subsidiaries, on investments in the stock or other securities of the Company and in taking such stock or securities as collateral for loans.

         While First Community is not a member of the Federal Reserve, the commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include the discount rate on member bank borrowing and changes in reserve requirements against member bank deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary fiscal authorities, including the Federal Reserve, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Company and First Community.

FDICIA

         On December 19, 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted into law. FDICIA provides for, among other things, enhanced federal supervision of depository institutions including greater authority for the appointment of a conservator or receiver for undercapitalized institutions, the adoption of safety and soundness standards by the federal banking regulators on matters such as loan underwriting and documentation, interest rate risk exposure, compensation and other employee benefits, the establishment of risk-based deposit insurance premiums, liberalization of the qualified thrift lender test, greater restrictions on transactions with affiliates, and mandated consumer protection disclosures with respect to deposit accounts.

CAPITAL REQUIREMENTS

         First Community must meet certain minimum capital requirements mandated by the FDIC and the DFI. These regulatory agencies require financial institutions to maintain certain minimum ratios of primary capital to total assets and total capital to total assets. The Company is not required to comply with Federal Reserve capital requirements because it has consolidated assets of less than $150,000,000.

         First Community must maintain a leverage ratio of at least 4.0%, and a total capital to risk-based assets ratio of at least 8.0%. First Community had a leverage ratio and tangible equity ratio of 7.66% based on leverage and tangible capital of $7,720,000 at June 30, 1998. First Community had a total capital to risk-based assets ratio of 9.56%.

LEGAL PROCEEDINGS

         The Company and First Community are parties to certain lawsuits from time to time arising in the ordinary course of business. The Company and First Community believe that none of their current lawsuits would, if adversely determined, have a material adverse effect on the Company or First Community.

                                   MANAGEMENT

NAME                                AGE     PRINCIPAL OCCUPATION                DIRECTOR  SINCE         TERM TO EXPIRE
----                                ---     --------------------                ---------------         --------------
Merrill M. Wesemann, M.D.           63      Chairman of the Board                    1991                     2000
                                            of the Company-Physician

Albert R. Jackson, III              38      President & CEO                          1997                     2000

Frank D. Neese                      60      Investment Banker                        1996                     1999

Roy Martin Umbarger                 51      President, Roy Umbarger &                1996                     1999
                                            Sons, Inc.

Albert R. Jackson, Jr.              63      Retired Bank President                   1997                     2001

Eugene W. Morris                    72      President of Farmers                     1991                     2001
                                            -Mutual Fire Insurance

         Merrill M. Wesemann, M.D. was a Director of Bargersville Federal Savings Bank ("Bargersville") from January 1979 until completion of the acquisition of Bargersville by the Company. Dr. Wesemann is on the Board of Directors of First Community and has been a Director of the Company since August 1991. Dr. Wesemann has practiced medicine since 1961 and is a past Treasurer of the Indiana State Medical Association. Dr. Wesemann's current term as a Director of the Company expires at the 2000 Annual Meeting.

         Albert R. Jackson, III has been CEO and CFO for both First Community and the Company since 1996 and President of First Community since 1994. He is also on the Board of Directors of First Community. Before that he was senior vice president of National City Bank. Mr. Jackson has also served as senior vice president and cashier of The Seymour National Bank & Trust Company and as vice president for First National Bank of North Vernon, Indiana and as treasurer and chief financial officer of that bank's holding Company, North Vernon 1st Financial Corporation. Mr. Jackson's current term as a Director of the Company expires at the 2000 Annual Meeting. He is the son of Albert R. Jackson, Jr.

         Roy Martin Umbarger has been the President and co-owner of Roy Umbarger & Sons, Inc., a feed mill, grain elevator and fertilizer distributor located in Bargersville, Indiana, since 1986. Mr. Umbarger received a degree in Business Marketing from the University of Evansville and is a lifetime resident of Johnson County. Mr. Umbarger's current term as a Director of the Company expires at the 1999 Annual Meeting. Mr. Umbarger is also on the Board of Directors of First Community and is the son-in-law of Eugene W. Morris.

         Frank D. Neese is President of Indiana Securities, LLC an investment banking firm since January 1, 1998. Mr. Neese served as Senior Vice President of Traub and Company a registered broker-dealer from 1979 until December 31, 1997. Mr. Neese has served as a financial advisor to First Community since 1991. Mr. Neese's current term as a Director of the Company expires at the 1999 Annual Meeting. Mr. Neese is Secretary and a Director of First Community. Mr. Neese also serves as President of the Pines of Deerfield, a real estate development Company.

         Albert R. Jackson, Jr. was the President of First National Bank of North Vernon, Indiana from 1971 to 1989 and a Senior Executive Vice President of The Seymour National Bank of Seymour, Indiana from 1989 to his retirement in 1994. Mr. Jackson was appointed as a Director in May 1997 and his current term expires in 2001. He is also on the Board of Directors of First Community and is the father of Albert R. Jackson, III.

         Eugene W. Morris was a director of Bargersville from October 1974, and was Vice Chairman of the Board of Directors from January 1988 until Bargersville was acquired by the Company. Mr. Morris is currently President of the Company and has been a board member since August 1991. Mr. Morris is also on the Board of

Directors of First Community. Mr. Morris is currently self-employed as a farmer and also serves as President of Farmers-Mutual Fire Insurance Company of Johnson and Shelby Counties, a mutual casualty and property insurance Company. Mr. Morris current term as a Director of the Company expires at the 2001 Annual Meeting. Mr. Morris is the father-in-law of Roy Martin Umbarger.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table provides compensation information paid by First Community to the Chief Executive Officer for services rendered in all capacities during the years ended December 31, 1997, 1996, and 1995. No executive officers of the Company received compensation from the Company during the year ended December 31, 1997.


                           SUMMARY COMPENSATION TABLE

                               ANNUAL COMPENSATION
                          -----------------------------
  NAME AND PRINCIPAL                                             ALL OTHER
       POSITION           YEAR    SALARY($)    BONUS($)    COMPENSATION($) (1)
       --------           ----    ---------    --------    -------------------

Albert R. Jackson, III    1997      67,500         -0-             697
Chief Executive           1996      62,293       5,000             661
Officer and Chief         1995      58,782         -0-             500
Financial Officer
-------------------
(1)  Contributions by the Company to the employee's 401(k) retirement plan.

         There were no awards or payouts of restricted stock, options, SAR's, or long term incentive plan payments during the last 3 fiscal years to the named chief executive officer.

CASH COMPENSATION

         A Director of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. However, all Directors of the Company are also Directors of First Community, and for the fiscal year ended December 31, 1997 cash compensation for non-employee Directors of First Community was $1,000 per month. The Chairman's compensation was $1,150 per month for 1997. First Community provides each of First Community's Directors with Directors' and Officers' liability insurance. Directors may also be reimbursed for reasonable expenses incurred in attending Board and committee meetings. Directors otherwise employed by the Company or First Community are not separately compensated for serving as a Director. Mr. Jackson, Jr. is also paid a consulting fee of $600 per month for providing advisory services to First Community and Dr. Wesemann participates in a deferred compensation program pursuant to which his director fees are deferred and the deferral amounts earn interest at the rate of 8% per annum.

OPTIONS

         The 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors on January 1, 1992 and amended and restated by the Board on February 15, 1993 and May 15, 1995. The shareholders approved an amendment to the 1992 Plan on May 15, 1996. The 1992 Plan covers 66,771 shares of Common Stock.

         The number of shares available under the 1992 Plan and the amount and exercise price of options granted are subject to adjustment in the event of a combination, merger, reorganization, stock split, stock dividend or similar event affecting the Common Stock. The 1992 Plan will terminate ten years from the date of its adoption and no further options shall thereafter be granted thereunder.

         Options granted to non-employee directors under the 1992 Plan are not intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Optionees generally are not subject to federal income taxation at the time the options are granted. Taxable income is recognized by optionees upon the exercise of an option in the amount of the difference between the exercise price paid and the market value of the shares received at the time of exercise or the date restrictions on the sale of such shares lapse. An optionee's basis in the shares received upon the exercise of an option is equal to the exercise price paid plus any income recognized for income tax purposes. The Company is entitled to a tax deduction equal to the amount of income recognized by the optionees.

         There are outstanding options under the 1992 Plan to purchase 15,420 shares of Common Stock with an exercise price of $5.54 per share each to Dr. Wesemann and Eugene Morris.

         On May 15, 1996, the shareholders approved the 1996 Stock Option Plan (the "1996 Plan") for the issuance of 105,000 shares of Common Stock. The 1996 Plan provides, among other items, that nonstatutory options for 1,000 shares of Common Stock are automatically granted to directors not otherwise employed by the Company on a yearly basis in order to provide an incentive to outside directors of the Company. The options have a term of ten years from the date of grant, are exercisable only during the time the optionee remains a director or within one year thereafter (but not beyond expiration of the option term) and the exercise price is the fair market value of the shares on the date of grant.

         In the event of changes in outstanding Common Stock of the Company by reason of stock dividends, mergers, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Board of Directors or a committee thereof (the "Committee"), an appropriate adjustment will be made by the committee in the number of shares of Common Stock reserved under the 1996 Plan and in the number of shares of Common Stock and option price per share specified in any stock option agreement with respect to any unpurchased shares.

         The Company has granted and there are outstanding options under the 1996 Plan to purchase 1,050 shares of common stock with an exercise price of $11.43 per share and 1,000 shares of Common Stock with an exercise price of $11.00 per share each to Dr. Wesemann, Eugene Morris, Frank Neese, Albert R. Jackson, Jr., and Roy Martin Umbarger. In February 1998 the Board granted an option to purchase 5,000 shares of common stock to Albert R. Jackson, III with an exercise price of $11.50 per share and an aggregate of 6,000 shares to three
(3) other officers with an exercise price of $11.50 per share. All options vested at the time of grant and expire ten years after the date of grant or one
(1) year after the date the optionee terminates his or her performance of services for the Company, if earlier. The Company has agreed with the Tennessee Securities Division that it will not grant options in excess of twelve percent (12%) of the number of issued and outstanding shares of Common Stock during the effective period of this registration statement.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         As permitted by the Indiana Business Corporation Law ("IBCL"), the Company may indemnify its officers and directors under certain circumstances, The IBCL permits the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms, which the Company has done. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of October 22, 1998 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group:

                           SHARES BENEFICIALLY
                           -------------------

                                         OWNED BEFORE OFFERINGS
                                         ----------------------
NAME                                    NUMBER            PERCENT
----                                    ------            -------
Albert R. Jackson, III                  18,169(1)           1.83%
5675 N County Rd. 200 W
North Vernon, Indiana 47265

Albert R. Jackson, Jr.                   8,116(2)            *
5745 N County Rd. 200W
North Vernon, Indiana 47265

Eugene W. Morris                        24,957(3)           2.48%
5471 West CR 350 N.
Bargersville, Indiana  46106

Merrill M. Wesemann, M.D.               90,404(4)           8.97%
251 E Jefferson Street
Franklin, Indiana  46131

Roy Martin Umbarger                     29,814(5)           3.01%
5180 W Road 300N
Bargersville, Indiana 46106

Frank D. Neese                          58,378(6)           5.89%
320 North Meridian Street
Indianapolis, Indiana 46204

All Executive Officers and Directors   227,476             21.96%
as a group (6 persons)
-------------------
*    Denotes less than 1%

(1) Includes 2,362 shares that Mr. Jackson owns as a joint tenant with his father, brother, and sister as to which he disclaims voting and dispositive power and currently exercisable options for 5,000 shares granted under the 1996 Stock Option Plan. Mr. Jackson, III is the son of Mr. Jackson, Jr.
(2) Includes 2,362 shares held as a joint tenant with his two sons and a daughter, 525 shares owned by Mr. Jackson's spouse and currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan. Mr. Jackson, Jr. is the father of Mr. Jackson, III.
(3) Includes currently exercisable options for 17,470 shares granted under the 1992 and 1996 Stock Option Plans. Mr. Morris is Mr. Umbarger's father-in-law.
(4) Includes 8,087 shares owned by Dr. Wesemann's spouse and currently exercisable options for 17,470 shares granted under the 1992 and 1996 Stock Option Plans.
(5) Includes 1,365 shares owned by Mr. Umbarger's spouse, 721 shares owned as joint-tenant with a minor son, 1,356 shares owned by his minor son, 107 shares owned by his spouse jointly with each of two daughters, 13 shares owned by a daughter, and currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan. Mr. Umbarger is Mr. Morris' son-in-law.
(6) Includes currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan.

                              CERTAIN TRANSACTIONS

         Certain of the Company's Directors and Executive Officers were customers of or had various transactions with First Community in the ordinary course of business during 1996 and 1997. These transactions cover a range of banking services. All such services were provided at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing First Community allow First Community to make loans to a limited extent to its Directors and Executive Officers, all loans involving such Directors, Executive Officers, or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and did not involve more than the normal risk of collectability or other unfavorable features. All transactions with affiliates of the Company must be on terms no less favorable than could be approved by a majority of the directors, including a majority of disinterested directors.

                              PLAN OF DISTRIBUTION

         The Notes are being offered and sold on a best efforts basis through certain officers and full-time employees of the Company who will not be separately compensated therefor and who have substantial duties with the Company or First Community unrelated to the sale of securities. The Offering is not conditioned upon the sale of any minimum amount of Notes and funds paid by purchasers will be immediately accepted or rejected by the Company and, if accepted, a Note will promptly be registered and sent to the purchaser.

         This Offering will remain open until all of the Notes are sold unless earlier terminated by the Company.

                           DESCRIPTION OF SECURITIES

NOTES

         The Notes are limited to an aggregate principal amount of $1,000,000 and will be issued in denominations of $10,000. The Notes represent unsecured, general obligations of the Company, mature on December 31, 2008, and will bear interest at the rate of 7% per annum payable quarterly, in arrears, on the last day of March, June, September, and December commencing December 31, 1998, to the holders of record on the fifth day preceding the interest payment date.

         Unless otherwise determined by the Company, payment of principal and interest will be made by check mailed to the address of the person entitled thereto as it appears on the Note Register.

         The Notes are not obligations of First Community, are not insured by the FDIC or otherwise protected from loss of investment, and are not secured by the assets of the Company. In the event of liquidation of the Company, Noteholders will be repaid after holders of secured debt but before shareholders. There is no limitation on either the amount or type of indebtedness the Company may incur in the future.

         REDEMPTION AT THE COMPANY'S OPTION. The Notes are callable in whole or in part at the option of the Company (i) at any time after December 31, 2003 upon 30 days written notice and (ii) in the event of certain mergers, or other similar business combination, a sale of all or substantially all of the assets of the Company, or a sale or exchange in one transaction of 51% or more of the outstanding shares of the Company, at par plus accrued and unpaid interest to the extent not converted prior to redemption.

         CONVERSION. The Notes are convertible at the option of the holder into shares of Common Stock of the Company at the rate of $12.10 per share. The conversion price is subject to adjustment for stock splits, stock dividends, reorganizations, mergers, and similar capital modifications of the Company.

         NO SINKING FUND. No principal payments are due with respect to the Notes prior to their maturity, nor is there any requirement for the Company to make payments to a sinking fund or otherwise periodically set aside funds for the retirement of the Notes. Retirement of the Notes will, therefore, be dependent upon the Company generating sufficient excess cash flow or obtaining other financing at the time the Notes mature, neither of which can be assured.

         EVENTS OF DEFAULT. Failure by the Company to pay any installment of interest within 30 days of the due date, to pay principal within five days of the due date or to comply with any other covenant of the Note which is not cured within 30 days of the Company receiving written notice thereof from the holder will result in an Event of Default and the holders of the Notes in addition to other rights and remedies will be entitled to demand immediate payment of all principal and interest.

         NO TRUST INDENTURE. The Notes are not being issued pursuant to a trust indenture and consequently each holder will be responsible for individually giving and receiving notices pursuant to the Notes and taking action to enforce the Note if an Event of Default occurs. Holders will not receive the benefits and protection which would be afforded if the Notes were being issued pursuant to a trust indenture qualified under the Trust Indenture Act.

         TRANSFER AGENT AND REGISTRAR. The Transfer Agent and Registrar for the Notes is First Community Bank & Trust.

CAPITAL STOCK

         The authorized capital stock of the Company consists of four million shares of Common Stock, no par value, and one million shares of preferred stock.

         As of October 22, 1998, there were 989,848 shares of Common Stock outstanding held of record by 282 shareholders. Each of the $10,000 Notes offered hereby is convertible to 826 shares of Common Stock (82,644 shares if all of the Notes offered hereby are sold and converted). Concurrently with this Offering the Company is distributing to its shareholders Rights and Warrants to purchase an aggregate of 262,000 additional shares of Common Stock.

         Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Market for Common Stock and Related Shareholder Matters." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock issued upon conversion of the Notes will be, fully paid and non-assessable.

         The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely effect the voting and other rights of the holders of Common Stock. At present the Company has no plans to issue any of the preferred stock.

         Certain provisions of Indiana law applicable to the Company may delay, deter or prevent a merger, tender offer or other takeover attempt of the Company.

         Under Indiana law, no business combination (generally defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving the Company and an interested shareholder (defined to include any holder of 10% or more of the Company's voting stock) may be entered into unless (1) approved by the Board of Directors of the Company or (2)(a) five years have expired since the acquisition of shares of the Company by the interested stockholder, (b) all requirements of the Articles of Incorporation relating to business combinations are satisfied and (c) either (i) a majority of shareholders of the Company (excluding the interested shareholder) approve the business combination or (ii) all shareholders are paid fair value (as defined in the statute) for their stock. However, such law does not restrict any offer to purchase all of the Company's shares.

         Under Indiana law, when a target corporation (such as the Company) incorporated in Indiana and having its principal place of business, principal office, or substantial assets in Indiana, has a certain threshold of ownership by Indiana residents, any acquisition which, along with previous holdings, gives the acquirer at least 20%, 33-1/3% or 50% of the target's voting stock triggers a shareholder approval mechanism. If the acquirer files a statutory disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested shareholders of the target (those not affiliated with the acquirer or any officer or inside director of the target) consider and vote upon whether the acquirer shall have voting rights with respect to the control shares of the target held by it. Without shareholder approval, the control shares acquired by the acquirer have no voting rights. If the acquirer fails to file the statutory disclosure statement, or the shareholders fail to grant voting rights to the control shares, the target can redeem the acquirer's shares at a price to be determined according to procedures devised by the target.

TRANSFER AGENT AND REGISTRAR. The Transfer Agent and Registrar for the Common Stock is First Community Bank & Trust.


                                 LEGAL MATTERS

         The validity of the Notes offered hereby will be passed upon for the Company by Henderson, Daily, Withrow & DeVoe of Indianapolis, Indiana.


                                    EXPERTS

         The consolidated financial statements of First Community Bancshares, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 appearing in the Prospectus and Registration Statement have been audited by Olive LLP (formerly Geo. S. Olive & Co. LLC), independent auditors as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given under the authority of such firm as experts in accounting and auditing.

                        FIRST COMMUNITY BANCSHARES, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                           PAGE
                                                                           ----
AUDITED FINANCIAL STATEMENTS:
-----------------------------

     Independent Auditor's Report......................................    F-1

     Consolidated Balance Sheet as of
         December 31, 1997 and 1996....................................    F-2

     Consolidated Statement of Income for the Years Ended
         December 31, 1997, 1996 and 1995..............................    F-3

     Consolidated Statement of Comprehensive Income
         for the Years Ended December 31, 1997, 1996 and 1995..........    F-4

     Consolidated Statement of Changes in Stockholders' Equity
         for the Years Ended December 31, 1997, 1996 and 1995..........    F-5

     Consolidated Statement of Cash Flows for the
         Years Ended December 31, 1997, 1996 and 1995..................    F-6

     Notes to Consolidated Financial Statements........................    F-7

UNAUDITED FINANCIAL STATEMENTS:
-------------------------------

     Consolidated Condensed Balance Sheet as of June 30, 1998 and
         December 31, 1997.............................................    F-24

     Consolidated Condensed Statement of Income for the Three and
         Six Months Ended June 30, 1998 and 1997.......................    F-25

     Consolidated Condensed Statement of Comprehensive Income
         for the Three and Six Months Ended June 30, 1998 and 1997.....    F-26

     Consolidated Condensed Statement of Changes in Stockholders'
         Equity for the Six Months Ended June 30, 1998.................    F-27

     Consolidated Condensed Statement of Cash Flows for the Six Months
         Ended June 30, 1998 and 1997..................................    F-28

     Notes to Unaudited Condensed Consolidated Financial Statements....    F-29

                         INDEPENDENT AUDITOR'S REPORT



To the Stockholders and
Board of Directors
First Community Bancshares, Inc.
Bargersville, Indiana


We have audited the accompanying consolidated balance sheet of First Community Bancshares, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements described above present fairly, in all material respects, the consolidated financial position of First Community Bancshares, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




/s/ Geo. S. Olive & Co. LLC
Indianapolis, Indiana
February 6, 1998

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET

DECEMBER 31                                              1997          1996
--------------------------------------------------------------------------------
ASSETS
  Cash and due from banks                              $   933,574   $ 1,059,473
  Short-term interest-bearing deposits                  10,297,654     5,975,098
                                                       -------------------------
    Cash and cash equivalents                           11,231,228     7,034,571
  Investment securities
    Available for sale                                   2,771,058     2,386,358
    Held to maturity                                     1,708,679     2,540,803
                                                       -------------------------
        Total investment securities                      4,479,737     4,927,161
  Loans                                                 80,000,575    65,108,481
    Allowance for loan losses                             (848,085)     (644,132)
                                                       -------------------------
        Net loans                                       79,152,490    64,464,349
  Premises and equipment                                 1,944,779     1,791,873
  Federal Home Loan Bank of
    Indianapolis stock, at cost                            777,800       777,800
  Foreclosed real estate                                    78,636       139,500
  Interest receivable                                      700,079       526,186
  Other assets                                             374,965       417,268
                                                       -------------------------
        Total assets                                   $98,739,714   $80,078,708
                                                       =========================

LIABILITIES
  Deposits
    Noninterest bearing                                $ 7,623,814   $ 5,833,251
    Interest bearing                                    80,071,501    64,719,018
                                                       -------------------------
        Total deposits                                  87,695,315    70,552,269
  Federal Home Loan Bank of
    Indianapolis advances                                2,929,789     2,378,830
  Interest payable                                         250,617       187,083
  Other liabilities                                        313,987        74,570
                                                       -------------------------
        Total liabilities                               91,189,708    73,192,752
                                                       -------------------------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Preferred stock, no-par value
    Authorized and unissued-1,000,000 shares
  Common stock, no-par par value
    Authorized-4,000,000 shares
    Issued and outstanding-989,848
    and 942,825 shares                                   6,722,251     6,181,486
  Retained earnings and contributed capital                794,796       692,760
  Accumulated other comprehensive income                    32,959        11,710
                                                       -------------------------
        Total stockholders' equity                       7,550,006     6,885,956
                                                       -------------------------
        Total liabilities and stockholders' equity     $98,739,714   $80,078,708
                                                       =========================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31                     1997            1996            1995
----------------------------------------------------------------------------------
INTEREST INCOME
  Loans, including fees                 $6,779,091      $5,564,766      $4,416,698
  Securities
    Taxable                                183,260         202,022         188,212
    Tax exempt                             106,252         125,814         253,979
  Deposits with financial institutions     230,410         207,940         170,432
  Dividends                                 62,136          57,153          44,834
                                        ------------------------------------------
        Total interest income            7,361,149       6,157,695       5,074,155
                                        ------------------------------------------

INTEREST EXPENSE
  Deposits                               3,695,491       2,945,818       2,755,847
  Federal Home Loan Bank advances          111,425         219,980         197,750
                                        ------------------------------------------
        Total interest expense           3,806,916       3,165,798       2,953,597
                                        ------------------------------------------

NET INTEREST INCOME                      3,554,233       2,991,897       2,120,558
  Provision for loan losses                255,000         219,000         207,500
                                        ------------------------------------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                        3,299,233       2,772,897       1,913,058
                                        ------------------------------------------

OTHER INCOME
  Fiduciary activities                      26,509          27,353          21,453
  Service charges on deposit accounts      253,207         184,400         132,926
  Net realized gains (losses)
    on securities                                            5,630         (13,553)
  Other operating income                    25,522          31,722          96,373
                                        ------------------------------------------
        Total other income                 305,238         249,105         237,199
                                        ------------------------------------------

OTHER EXPENSES
  Salaries and employee benefits         1,236,794       1,012,761         838,495
  Premises and equipment                   301,262         212,847         178,143
  Advertising                              131,989         122,429         114,790
  Data processing fees                     232,797         191,698         175,822
  Deposit insurance expense                 45,178         453,368         106,781
  Printing and office supplies              64,925          81,541          68,995
  Legal and professional fees               97,843         135,068         108,879
  Telephone expense                         69,197          61,770          50,064
  Other operating expenses                 310,433         293,853         220,889
                                        ------------------------------------------
        Total other expenses             2,490,418       2,565,335       1,862,858
                                        ------------------------------------------

INCOME BEFORE INCOME TAX                 1,114,053         456,667         287,399
  Income tax expense                       375,609         115,401          11,046
                                        ------------------------------------------

NET INCOME                              $  738,444      $  341,266      $  276,353
                                        ==========================================

BASIC EARNINGS PER SHARE                      $.75            $.35            $.29
DILUTED EARNINGS PER SHARE                     .74             .34             .28

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

YEAR ENDED DECEMBER 31                       1997            1996            1995
------------------------------------------------------------------------------------
NET INCOME                                $  738,444      $  341,266      $  276,353
                                          ------------------------------------------
Other comprehensive income, net of tax
  Unrealized gains (losses) on securities
    available for sale
    Unrealized holding gains (losses)
      arising during the period, net of
      tax expense (benefit) of $14,166,
      ($4,427) and $9,044                     21,249          (6,641)         13,566
    Less: Reclassification adjustment
      for gains (losses) included in
      net income, net of tax expense
      (benefit) of $2,267 and ($5,457)                         3,400          (8,185)
                                          ------------------------------------------
                                              21,249         (10,041)         21,751
                                          ------------------------------------------
Comprehensive income                      $  759,693      $  331,225      $  298,104
                                          ==========================================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                             RETAINED
                                         COMMON STOCK        EARNINGS       ACCUMULATED
                                    ----------------------     AND             OTHER
                                      SHARES                CONTRIBUTED    COMPREHENSIVE
                                    OUTSTANDING   AMOUNT      CAPITAL         INCOME            TOTAL
--------------------------------------------------------------------------------------------------------

BALANCES, JANUARY 1, 1995              738,715  $6,068,970   $  76,017                        $6,144,987
  Net income for 1995                                          276,353                           276,353
  Five-for-four stock split            184,576
  Cash dividends in lieu of issuing
    fractional shares                                             (876)                             (876)
  Net change in unrealized gain on
    securities available for sale                                             $21,751             21,751
                                       -----------------------------------------------------------------
BALANCES, DECEMBER 31, 1995            923,291   6,068,970     351,494         21,751          6,442,215
  Net income for 1996                                          341,266                           341,266
  Stock options exercised               19,534     112,516                                       112,516
  Net change in unrealized gain on
    securities available for sale                                             (10,041)           (10,041)
                                       -----------------------------------------------------------------

BALANCES, DECEMBER 31, 1996            942,825   6,181,486     692,760         11,710          6,885,956
  Net income for 1997                                          738,444                           738,444
  Cash dividends ($.10 per share)                              (94,282)                          (94,282)
  5% stock dividend                     47,023     540,765    (540,765)
  Cash dividends in lieu of issuing
    fractional shares                                           (1,361)                           (1,361)
  Net change in unrealized gain on
    securities available for sale                                              21,249             21,249
                                       -----------------------------------------------------------------

BALANCES, DECEMBER 31, 1997            989,848  $6,722,251    $794,796        $32,959         $7,550,006
                                       =================================================================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS


YEAR ENDED DECEMBER 31                                1997           1996           1995
--------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income                                      $    738,444   $    341,266   $    276,353
  Adjustments to reconcile net
    income to net cash provided
    by operating activities
    Provision for loan losses                          255,000        219,000        207,500
    Depreciation and amortization                      137,713         82,860         71,926
    Deferred income tax                                    498         10,278        (20,419)
    Investment securities amortization                   4,362          7,215         62,383
    Gain on disposal of premises and equipment                                       (20,716)
    Investment securities (gains) losses                               (5,630)        13,553
    Net change in
     Interest receivable                              (173,893)        91,485       (126,381)
     Interest payable                                   63,534         12,988         52,542
     Other assets                                       27,866         89,746        (23,718)
     Other liabilities                                 238,056        (27,278)         9,732
                                                  ------------------------------------------
     Net cash provided by operating
      activities                                     1,291,580        821,930        502,755
                                                  ------------------------------------------

INVESTING ACTIVITIES
  Purchases of securities available for sale        (1,000,000)                   (1,670,000)
  Proceeds from maturities of securities
   available for sale                                  650,000        677,750        230,000
  Proceeds from sales of securities
   available for sale                                               2,176,965        622,021
  Proceeds from maturities and paydowns
   of securities held to maturity                      828,248        608,936      1,542,787
  Proceeds from sales of securities held
   to maturity                                                                       125,000
  Net change in loans                              (15,062,301)   (10,587,119)   (15,317,327)
  Purchases of premises and equipment                 (290,617)      (533,467)       (25,746)
  Proceeds from disposal of premises
   and equipment                                                                      64,663
  Purchase of stock of Federal Home
   Loan Bank of Indianapolis                                         (177,300)       (87,600)
  Proceeds from sale of other real estate
   and repossessions                                   180,024         26,992         50,908
  Other investing activities                                                          (4,803)
                                                  ------------------------------------------
        Net cash used by investing activities      (14,694,646)    (7,807,243)   (14,470,097)
                                                  ------------------------------------------

FINANCING ACTIVITIES
  Net change in
    Noninterest-bearing, NOW, and savings
     deposits                                        6,597,456      5,023,029      8,518,439
    Certificates of deposit                         10,545,590      6,366,136      4,460,633
    Short-term borrowings                                            (908,138)       908,138
  Proceeds from Federal Home Loan
   Bank advances                                     1,750,000                     3,000,000
  Repayment of Federal Home Loan Bank advances      (1,199,041)    (2,224,485)    (3,711,098)
  Cash dividends                                       (94,282)
  Cash dividends in lieu of issuing fractional
   shares                                                                               (876)
  Stock options exercised                                             112,516
                                                  ------------------------------------------
        Net cash provided by financing activities   17,599,723      8,369,058     13,175,236
                                                  ------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS              4,196,657      1,383,745       (792,106)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR         7,034,571      5,650,826      6,442,932
                                                  ------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR             $11,231,228     $7,034,571     $5,650,826
                                                  ==========================================

ADDITIONAL CASH FLOWS INFORMATION
  Interest paid                                    $ 3,743,382     $3,526,976     $2,901,055
  Income tax paid (refunded)                           187,406        110,000        (40,921)


See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Table Dollar Amounts in Thousands)


- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Community Bancshares, Inc. ("Company") and its wholly owned subsidiary, First Community Bank and Trust ("Bank"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to regulation by the Department of Financial Institutions, State of Indiana and the Federal Deposit Insurance Corporation.

DESCRIPTION OF BUSINESS-The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Johnson and Jennings Counties, Indiana and surrounding counties. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

CONSOLIDATION-The consolidated financial statements include the accounts of the Company and the Bank after elimination of all material intercompany transactions.

INVESTMENT SECURITIES-Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately through stockholders' equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


LOANS are carried at the principal amount outstanding. A loan is impaired when, based on current information or events, it is probable that the Bank will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Payments with insignificant delays not exceeding 90 days outstanding are not considered impaired. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. The Bank considers its investment in one-to-four family residential loans and consumer loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans. The accrual of interest on impaired and nonaccrual loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectible. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans over the contractual lives of the loans. When a loan is paid off or sold, any unamortized loan origination fee balance is credited to income.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb potential loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the portfolio, and the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of December 31, 1997, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

FEDERAL HOME LOAN BANK STOCK is a required investment for institutions that are members of the Federal Home Loan Bank ("FHLB") system. The required investment in the common stock is based on a predetermined formula.

FORECLOSED REAL ESTATE is carried at the lower of cost or fair value less
estimated selling costs.   When foreclosed real estate is acquired, any
required adjustment is charged to the allowance for loan losses. All subsequent activity is included in current operations.

STOCK OPTIONS are granted for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for and will continue to account for stock option grants in accordance with Accounting Principle Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


INCOME TAX in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

EARNINGS PER SHARE have been computed based upon the weighted average common shares and potential common shares outstanding during each year.

- RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank ("FRB"). The reserve required at December 31, 1997, was $360,000.

- INVESTMENT SECURITIES


                                                       1997
                                    ------------------------------------------
                                                 GROSS       GROSS
                                    AMORTIZED  UNREALIZED  UNREALIZED   FAIR
DECEMBER 31                           COST       GAINS      LOSSES      VALUE
------------------------------------------------------------------------------
Available for sale
  State and municipal                $1,316       $55                   $1,371
  Corporate obligations               1,400                              1,400
                                     -----------------------------------------
    Total available for sale          2,716        55                    2,771
Held to maturity-state and municipal  1,709        25                    1,734
                                     -----------------------------------------
    Total investment securities      $4,425       $80          $0       $4,505
                                     =========================================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)

                                                       1996
                                    ------------------------------------------
                                                 GROSS       GROSS
                                    AMORTIZED  UNREALIZED  UNREALIZED   FAIR
DECEMBER 31                           COST       GAINS      LOSSES      VALUE
------------------------------------------------------------------------------
Available for sale
  State and municipal                $1,737       $24        $ (5)      $1,756
  Corporate obligations                 630                                630
                                     -----------------------------------------
    Total available for sale          2,367        24          (5)       2,386
                                     -----------------------------------------
Held to maturity
  State and municipal                 2,367         2         (44)       2,325
  Mortgage-backed securities            174                    (1)         173
                                     -----------------------------------------
    Total held to maturity            2,541         2         (45)       2,498
                                     -----------------------------------------
    Total investment securities      $4,908       $26        $(50)      $4,884
                                     =========================================

The amortized cost and fair value of securities held to maturity and available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                         1997
                                       ---------------------------------------
                                       AVAILABLE FOR SALE    HELD TO MATURITY
                                       ---------------------------------------
                                       AMORTIZED   FAIR       AMORTIZED  FAIR
MATURITY DISTRIBUTION AT DECEMBER 31     COST      VALUE        COST     VALUE
------------------------------------------------------------------------------
Due in one year or less                  $  620    $  620      $  675   $  675
Due after one through five years          1,375     1,389         742      750
Due after five through ten years            180       187         292      309
Due after ten years                         541       575
                                         -------------------------------------
    Totals                               $2,716    $2,771      $1,709   $1,734
                                         =====================================

No securities were pledged at December 31, 1997. Securities with a carrying value of $174,000 were pledged at December 31, 1996 to secure FHLB advances.

Proceeds from sales of securities available for sale during 1996 were $183,000. Gross gains of $3,000 were realized on those sales.

Proceeds from securities held to maturity called at a premium during 1996 were $278,000. Gross gains of $3,000 were realized on those calls.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)

Proceeds, including due from broker of $1,994,000, from sales of securities available for sale during 1995 were $2,616,000. Gross gains of $4,000 and gross losses of $18,000 were realized on those sales.

During 1995, the Company sold two securities held to maturity with an amortized cost of $125,000 due to substandard credit worthiness. No gains or losses were realized on these sales.

- LOANS AND ALLOWANCE

DECEMBER 31                               1997            1996
--------------------------------------------------------------------------
Commercial, commercial real estate
 and industrial loans                   $17,883         $17,401
Real estate loans                        28,971          23,010
Construction loans                        6,773           3,621
Individuals' loans for household
 and other personal expenditures         22,896          19,084
Tax-exempt loans and leases               3,377           1,922
                                        -----------------------
                                         79,900          65,038
Deferred loan origination costs             101              70
                                        -----------------------
    Total loans                         $80,001         $65,108
                                        =======================


DECEMBER 31                      1997           1996           1995
--------------------------------------------------------------------------
Allowance for loan losses
  Balances, January 1            $644           $518            $362
  Provision for losses            255            219             208
  Recoveries on loans              29             18              36
  Loans charged off               (80)          (111)            (88)
                                 -----------------------------------
  Balances, December 31          $848           $644            $518
                                 ===================================

At December 31, 1997, the Company had no impaired loans. At December 31, 1996, the Company had an impaired loan of $67,000 and had recorded an allowance for losses of $7,000. The average balance of impaired loans for the years ended December 31, 1997, 1996 and 1995 were $25,000, $112,000 and
$26,000. The Company had no interest income or cash receipts on impaired loans during the years ended December 31, 1997, 1996 and 1995.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


The Company had no commitments to loan additional funds to the borrowers of impaired loans.

The Bank has entered into transactions with certain directors, executive officers, significant stockholders of the Company and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

The aggregate amount of loans, as defined, to such related parties were as follows:

--------------------------------------------------------------------------

Balances, January 1, 1997                        $649

New loans, including renewals                     429
Payments, etc., including renewals               (333)
                                                 ----
Balances, December 31, 1997                      $745
                                                 ====

- PREMISES AND EQUIPMENT

DECEMBER 31                       1997             1996
--------------------------------------------------------------------------
Land                             $  432           $  264
Buildings                           853              786
Leasehold improvements              285              343
Equipment                           751              686
                                 -----------------------
    Total cost                    2,321            2,079
Accumulated depreciation           (376)            (287)
                                 -----------------------
    Net                          $1,945           $1,792
                                 =======================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- DEPOSITS

DECEMBER 31                                   1997            1996
--------------------------------------------------------------------------
Demand deposits                             $16,992         $14,212
Savings deposits                             18,957          15,139
Certificates and other time
 deposits of $100,000 or more                10,519           7,355
Other certificates and time deposits         41,227          33,846
                                            -----------------------
    Total deposits                          $87,695         $70,552
                                            =======================

Certificates and other time deposits maturing in years ending December 31:

           1998                            $38,544
           1999                              8,711
           2000                              2,572
           2001                              1,120
           2002                                799
                                           -------
                                           $51,746
                                           =======

- FHLB ADVANCES

                                                              INTEREST
                                                AMOUNT           RATE
--------------------------------------------------------------------------
Maturities in years ending December 31
  1998                                          $  177           6.01%
  1999                                             156           6.01
  2000                                             638           6.05
  2001                                             122           6.01
  2002                                           1,603           5.77
  2003                                             234           5.85
                                                ------
                                                $2,930           5.87%
                                                ======

The FHLB advances are secured by first mortgage loans totaling $21,259,000. Advances are subject to restrictions or penalties in the event of prepayment.

The Bank has an available line of credit with the FHLB totaling $2,000,000. The line of credit expires May 7, 1998 and bears interest at a rate equal to the then current variable advance rate. There were no drawings on this line of credit at December 31, 1997.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- INCOME TAX

YEAR ENDED DECEMBER 31                   1997    1996    1995
--------------------------------------------------------------------------
Income tax expense
  Currently payable
    Federal                              $270    $ 54    $15
    State                                 106      51     16
  Deferred
    Federal                                 8      20    (31)
    State                                  (8)    (10)    11
                                         -------------------
      Total income tax expense           $376    $115    $11
                                         ===================


Reconciliation of federal statutory to actual tax expense

  Federal statutory income tax at 34%   $379     $155    $98
  Tax exempt interest                    (69)     (66)  (108)
  Effect of state income taxes            65       27     18
  Other                                    1       (1)     3
                                        --------------------
      Actual tax expense                $376     $115    $11
                                        ====================

A cumulative net deferred tax asset is included in other assets. The components of the asset are as follows:

DECEMBER 31                                      1997            1996
--------------------------------------------------------------------------
ASSETS
  Allowance for loan losses                      $312            $227
  Net operating loss carryforward                                  20
  Alternative minimum tax credit carryforward      38              54
  Other                                             9
                                                 --------------------
    Total assets                                  359             301
                                                 --------------------

LIABILITIES
  Depreciation                                    103              75
  State income tax                                 16              13
  Loan fees                                        35               8
  Securities available for sale                    22               8
                                                 --------------------
    Total liabilities                             176             104
                                                 --------------------
                                                 $183            $197
                                                 ====================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


At December 31, 1997, the Company had an alternative minimum tax credit carryforward of $38,000 available to offset future regular federal income tax liabilities which has an unlimited carryover period.

Tax expense (benefit) applicable to investment security gains and losses for the years ended December 31, 1996 and 1995 was $2,230 and $(5,400).


- COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

                                                 1997            1996
--------------------------------------------------------------------------
Commitments to extend credit                    $5,606          $9,022
Standby letters of credit                          640             401

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

In connection with the approval of its bank holding company application, the Company must obtain Federal Reserve approval prior to incurring debt which would cause its debt to equity ratio to exceed 30 percent. The Company is in compliance with this commitment at December 31, 1997.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- Stockholders' Equity

On April 26, 1995, the Board of Directors declared a 5-for-4 stock split effective June 1, 1995. Net income per share and weighted average shares outstanding have been restated to reflect the stock split.

On November 19, 1997, the Board of Directors declared a 5% stock dividend payable on February 1, 1998. Net income per share and weighted average shares outstanding have been restated to reflect the 5% stock dividend.

The dividends which the Company may pay are restricted by Indiana law to the amount of retained earnings. The ability of the Company to pay dividends to stockholders is dependent on dividends received from the Bank. Without prior approval, current regulations allow the Bank to pay dividends to the Company not exceeding net profits (as defined) for the current year plus those for the previous two years. The Bank is also restricted by the Office of Thrift Supervision for the amount of the liquidation account established at the time of its stock conversion. The Bank normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At December 31, 1997, stockholder's equity of the Bank was $7,324,000, of which a minimum of $1,080,000 was available for payment of dividends.


- Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies and are assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations. At December 31, 1997 and 1996, the Bank is categorized as well capitalized and met all subject capital adequacy requirements. There are no conditions or events since December 31, 1997 that management believes have changed the Bank's classification.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


The Bank's actual and required capital amounts and ratios are as follows:

                                                                     1997
                                             ----------------------------------------------------
                                                                REQUIRED FOR        TO BE WELL
                                                 ACTUAL       ADEQUATE CAPITAL(1)  CAPITALIZED(1)
                                             ----------------------------------------------------
DECEMBER 31                                  AMOUNT   RATIO   AMOUNT      RATIO    AMOUNT  RATIO
-------------------------------------------------------------------------------------------------
Total capital(1) (to risk-weighted assets)   $7,291   10.1%   $5,789       8.0%    $7,236  10.0%
Tier 1 capital(1) (to risk-weighted assets)   8,139   11.3%    2,895       4.0      4,342   6.0
Tier 1 capital(1) (to average assets)         8,139    8.7%    3,758       4.0      5,638   6.0

(1) As defined by regulatory agencies


                                                                     1996
                                             ----------------------------------------------------
                                                                REQUIRED FOR        TO BE WELL
                                                 ACTUAL       ADEQUATE CAPITAL(1)  CAPITALIZED(1)
                                             ----------------------------------------------------
DECEMBER 31                                  AMOUNT   RATIO   AMOUNT      RATIO    AMOUNT  RATIO
-------------------------------------------------------------------------------------------------
Total capital(1) (to risk-weighted assets)   $6,665   10.9%   $4,885       8.0%    $6,106  10.0%
Tier 1 capital(1) (to risk-weighted assets)   7,309   12.0%    2,443       4.0      3,664   6.0
Tier 1 capital(1) (to average assets)         7,309    9.4%    3,125       4.0      3,906   5.0

(1) As defined by regulatory agencies

- Employee Benefits

Effective January 1, 1995, the Bank adopted a retirement savings 401(k) plan in which substantially all employees may participate. The Bank matches employees' contributions as determined each year by the Bank's Board of Directors. The Bank's expense for the plan was $8,000, $6,000 and $4,000 for 1997, 1996 and 1995.

The Company adopted a stock option plan in 1992 whereby 46,921 shares of common stock, after restatement for stock dividends and splits, were reserved for the granting of options to certain officers, directors and key employees. The options were exercisable within five years from the date of grant, and the right to purchase shares under such options vested at a rate of 40% after the first year and 20% each year thereafter with the options being fully vested after four years. Additional options to purchase common shares may be granted not to exceed 10% of the Company's outstanding shares of common stock, less previously granted options.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


On February 15, 1993, the 1992 stock option plan, which is accounted for in accordance with APB No. 25, Accounting for Stock Issued to Employees, and related interpretations, was amended to increase the aggregate number of shares under the plan from 46,921 to 66,771 shares. In addition, the amendment provided for immediate vesting of all outstanding stock options and stock options granted pursuant to the agreement. On May 15, 1996, the 1992 stock option plan was amended to extend the exercise period from five years to ten years from the date of grant.

On May 15, 1996, the stockholders approved the 1996 stock option plan, reserving 105,000 shares of Company stock for the granting of options to certain key employees, directors and advisors. The exercise price of the shares may not be less than the fair market value of the shares upon the grant of the option. Options granted to key employees and advisors require approval of the Compensation Committee of the Board of Directors ("Committee"). Options granted to key employees and advisors become 25% exercisable one year from the date of the grant and continue to vest 25% each year thereafter until fully vested. Without any action by the Committee, each outside director will be automatically granted an option to purchase 1,000 shares of Company stock on each anniversary date of service on the Board of Directors beginning with their 1997 anniversary. These options vest at the date of grant. Each option granted under the plan shall expire no later than ten years from the date the option is granted.

Although the Company has elected to follow APB No. 25, Standard Financial Accounting Standards ("SFAS") No. 123 requires pro forma disclosures of net income and earnings per share as if the Company had accounted for its employee stock options under that Statement. The fair value of each option grant was estimated on the grant date using an option-pricing model with the following assumptions:

                                                                1997
                                                           --------------
Risk-free interest rates                                        6.67%
Dividend yields                                                  .73%
Volatility factors of expected market price of common stock     8.00%
Weighted-average expected life of the options                  9 years

Under SFAS No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options' vesting period. The pro forma effect on net income and earnings per share of this statement are as follows:

                                                                1997
                                                           --------------
Net income                              As reported             $738
                                        Pro forma                726
Basic Earnings per share                As reported              .75
                                        Pro forma                .73
Diluted earnings per share              As reported              .74
Pro forma                                                        .72

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


The following is a summary of the status of the Company's stock option plans and changes in the plans as of and for the years ended December 31, 1997, 1996 and 1995.

YEAR ENDED DECEMBER 31                      1997                        1996                        1995
---------------------------------------------------------------------------------------------------------------------
                                                 WEIGHTED-                   WEIGHTED-                   WEIGHTED-
                                                  AVERAGE                     AVERAGE                     AVERAGE
OPTIONS                              SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------------
Outstanding, beginning of year       46,261        $5.54         66,771        $5.54         66,771         $5.54
Granted                               5,250        11.43
Exercised                                                        20,510         5.54
                                    -------                     -------                     -------
Outstanding, end of year             51,511        $6.14         46,261        $5.54         66,771         $5.54
                                    =======                     =======                     =======

Options exercisable at year end      51,511                      46,261                      66,771

Weighted-average fair value of
 options granted during the year      $4.00

As of December 31, 1997, options outstanding of 46,261 and 5,250 have exercise prices of $5.54 and $11.43 and weighted-average remaining contractual lives of
4.5 and 9.4 years.

- EARNINGS PER SHARE

Earnings per share ("EPS") were computed as follows:


                                             YEAR ENDED DECEMBER 31, 1997
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $738      989,848     $.75
EFFECT OF DILUTIVE STOCK OPTIONS                         13,803     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
   and assumed conversions                    $738    1,003,651     $.74
                                            ===============================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


Options to purchase 5,250 shares of common stock at $11.43 per share were outstanding at December 31, 1997, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

                                             YEAR ENDED DECEMBER 31, 1996
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $341      986,043     $.35
EFFECT OF DILUTIVE STOCK OPTIONS                         14,757     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
  and assumed conversions                     $341    1,000,800     $.34
                                            ===============================

                                             YEAR ENDED DECEMBER 31, 1995
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $276      969,455     $.29
EFFECT OF DILUTIVE STOCK OPTIONS                         21,174     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
  and assumed conversions                     $276      990,629     $.28
                                            ===============================

- FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS-The fair value of cash and cash equivalents approximates carrying value.

INVESTMENT SECURITIES-Fair values are based on quoted market prices.

LOANS-The fair value for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


FHLB STOCK-Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

INTEREST RECEIVABLE/PAYABLE-The fair values of interest receivable/payable approximate carrying values.

DEPOSITS-The fair values of noninterest-bearing and interest-bearing demand accounts are equal to the amount payable on demand at the balance sheet date. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

FHLB ADVANCES-The fair value of advances is estimated using a discounted cash flow calculation, based on current rates for similar debt.

The estimated fair values of the Company's financial instruments are as follows:


                                                1997             1996
                                          ---------------------------------
                                          CARRYING  FAIR    CARRYING  FAIR
DECEMBER 31                                VALUE    VALUE    VALUE    VALUE
---------------------------------------------------------------------------
ASSETS
  Cash and cash equivalents               $11,231  $11,231   $7,035  $7,035
  Investment securities available
    for sale                                2,771    2,771    2,386   2,386
  Investment securities held to maturity    1,709    1,734    2,541   2,498
  Loans, net                               79,152   80,403   64,464  65,305
  Stock in FHLB                               778      778      778     778
  Interest receivable                         700      700      526     526

LIABILITIES
  Deposits                                 87,695   87,806   70,552  70,633
  FHLB advances                             2,930    2,908    2,379   2,351
  Interest payable                            251      251      187     187

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


- CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

                           CONDENSED BALANCE SHEET

DECEMBER 31                                        1997            1996
--------------------------------------------------------------------------
ASSETS
  Cash on deposit                                 $   88          $   64
  Investment in subsidiary                         7,324           6,665
  Other assets                                       139             161
                                                  ----------------------
  Total assets                                    $7,551          $6,890
                                                  ======================

LIABILITIES-other liabilities                     $    1          $    4

STOCKHOLDERS' EQUITY                               7,550           6,886
                                                  ----------------------

     Total liabilities and stockholders' equity   $7,551          $6,890
                                                  ======================


                        CONDENSED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31                           1997     1996    1995
--------------------------------------------------------------------------
Income
  Dividends from subsidiary                      $165             $  30
  Other interest income and dividends               1     $  1        1
                                                 ----------------------
     Total income                                 166        1       31
                                                 ----------------------
Expenses
  Salaries and employee benefits                   44       20       19
  Professional fees                                46       55       20
  Other expenses                                   18       12       22
                                                 ----------------------
     Total expenses                               108       87       61
                                                 ----------------------

Income (loss) before income tax benefit
  and equity in undistributed income of
  subsidiary                                       58      (86)     (30)
  Income tax benefit                              (42)     (34)     (24)
                                                 ----------------------
Income (loss) before equity in
  undistributed income of subsidiary              100      (52)      (6)
  Equity in undistributed income of subsidiary    638      393      282
                                                 ----------------------

NET INCOME                                       $738     $341     $276
                                                 ======================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


                      CONDENSED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31                           1997     1996    1995
--------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income                                     $738     $341    $276
  Adjustments to reconcile net income to
    net cash provided (used) by operating
    activities                                   (620)    (421)   (296)
                                                ----------------------
        Net cash provided (used) by
          operating activities                    118      (80)    (20)
                                                ----------------------

FINANCING ACTIVITIES
  Cash dividends                                  (94)
  Cash dividends in lieu of issuing
    fractional shares                                               (1)
  Stock options exercised                                  113
                                                ----------------------
        Net cash provided (used) by
          financing activities                    (94)     113      (1)
                                                ----------------------

NET CHANGE IN CASH ON DEPOSIT                      24       33     (21)

CASH ON DEPOSIT AT BEGINNING OF YEAR               64       31      52
                                                ----------------------

CASH ON DEPOSIT AT END OF YEAR                   $ 88     $ 64    $ 31
                                                ======================

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                     Consolidated Condensed Balance Sheet
                                 (Unaudited)

                                                                  June 30,            December 31,
                                                                    1998                  1997
                                                                ----------------------------------
ASSETS
  Cash and due from banks                                       $  1,242,973          $   933,574
  Short-term interest-bearing deposits                             7,198,167           10,297,654
                                                                ----------------------------------
      Cash and cash equivalents                                    8,441,140           11,231,228
  Investment securities
      Available for sale                                           4,103,895            2,771,058
      Held to maturity                                             1,168,029            1,708,679
                                                                ----------------------------------
         Total investment securities                               5,271,924            4,479,737
  Loans                                                           86,995,467           80,000,575
      Allowance for loan losses                                     (912,357)            (848,085)
                                                                ----------------------------------
         Net Loans                                                86,083,110           79,152,490
  Premises and equipment                                           2,353,113            1,944,779
  Federal Home Loan Bank of Indianapolis stock, at cost              777,800              777,800
  Foreclosed real estate                                              14,550               78,636
  Interest receivable                                                756,106              700,079
  Other assets                                                       449,063              374,965
                                                                ----------------------------------

      Total assets                                              $104,146,806          $98,739,714
                                                                ==================================

LIABILITIES
  Deposits
      Noninterest-bearing                                       $  6,636,970          $ 7,623,814
      Interest-bearing                                            86,118,460           80,071,501
                                                                ----------------------------------
         Total deposits                                           92,755,430           87,695,315
  Federal Home Loan Bank of Indianapolis advances                  2,929,789            2,929,789
  Interest payable                                                   334,343              250,617
  Other liabilities                                                  196,553              313,987
                                                                ----------------------------------
      Total liabilities                                           96,216,115           91,189,708
                                                                ----------------------------------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Preferred stock, no-par value
      Authorized and unissued - 1,000,000 shares
  Common stock, no-par value
      Authorized - 4,000,000 shares
      Issued and outstanding - 989,848 shares                      6,722,251            6,722,251
  Retained earnings and contributed capital                        1,182,482              794,796
  Accumulated other comprehensive income                              25,958               32,959
                                                                ----------------------------------
      Total stockholders' equity                                   7,930,691            7,550,006
                                                                ----------------------------------

      Total liabilities and stockholders' equity                $104,146,806          $98,739,714
                                                                ==================================

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                  Consolidated Condensed Statement of Income
                                 (Unaudited)

                                                               Three Months Ended                   Six Months Ended
                                                                    June 30,                            June 30,
                                                         ---------------------------------------------------------------
                                                             1998              1997              1998              1997
                                                         ---------------------------------------------------------------
Interest Income:
     Loans, including fees                               $1,879,631         $1,649,483      $3,680,570        $3,181,392
     Investment securities
         Taxable                                             75,013             39,933         132,608            85,177
         Tax exempt                                          19,443             29,067          37,045            58,450
     Interest-bearing time deposits                         112,308             79,219         213,462           121,110
     Dividends                                               15,513             15,223          32,182            31,471
                                                         ---------------------------------------------------------------
         Total interest income                            2,101,908          1,812,925       4,095,867         3,477,600
                                                         ---------------------------------------------------------------

Interest Expense:
     Deposits                                             1,091,937            909,858       2,128,026         1,724,352
     FHLB advances                                           44,913             36,940          87,295            72,043
                                                         ---------------------------------------------------------------
         Total interest expense                           1,136,850            946,798       2,215,321         1,796,395
                                                         ---------------------------------------------------------------

Net Interest Income                                         965,058            866,127       1,880,546         1,681,205
     Provision for loan losses                               69,000             57,000         129,000           111,000
                                                         ---------------------------------------------------------------
Net Interest Income After Provision for Loan Losses         896,058            809,127       1,751,546         1,570,205
                                                         ---------------------------------------------------------------

Other Income
     Trust fees                                               6,058              6,936          28,653            17,776
     Service charges on deposit accounts                     76,328             56,236         148,956           111,746
     Other operating income                                  11,073              3,082          20,076            10,357
                                                         ---------------------------------------------------------------
         Total other income                                  93,459             66,254         197,685           139,879
                                                         ---------------------------------------------------------------

Other Expenses
     Salaries and employee benefits                         344,073            298,820         651,932           586,534
     Premises and equipment                                  79,189             72,763         155,459           140,450
     Advertising                                             36,942             32,412          63,237            60,517
     Data processing fees                                    63,749             56,693         128,871           111,671
     Deposit insurance expense                               13,369             11,237          25,877            21,527
     Printing and office supplies                            28,633             17,967          56,200            35,566
     Legal and professional fees                             40,369             41,197          63,934            80,044
     Telephone expense                                       16,711             17,013          33,560            34,331
     Other operating expense                                103,785             83,873         194,615           154,967
                                                         ---------------------------------------------------------------
         Total other expenses                               726,820            631,975       1,373,685         1,225,607
                                                         ---------------------------------------------------------------

Income Before Income Tax                                    262,697            243,406         575,546           484,477
     Income tax expense                                      83,005             84,141         187,860           161,971
                                                         ---------------------------------------------------------------

Net Income                                               $  179,692         $  159,265      $  387,686        $  322,506
                                                         ===============================================================

Basic earnings per share                                 $      .18         $      .16      $      .39        $      .33
Diluted earnings per share                                      .18                .16             .39               .32

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
           Consolidated Condensed Statement of Comprehensive Income
                                 (Unaudited)

                                                             Three Months Ended                 Six Months Ended
                                                                  June 30,                          June 30,
                                                         ------------------------------------------------------------
                                                           1998             1997             1998             1997
                                                         ------------------------------------------------------------
Net Income                                               $ 179,692        $ 159,265        $ 387,686        $ 322,506
Other comprehensive income, net of tax
      Holding gains (losses) on securities available
      for sale, net of tax expense (benefit) of
      ($712), $13,614, ($4,667) and $6,595                  (1,069)          20,421           (7,001)           9,893
                                                         ============================================================
 Comprehensive income                                    $ 178,623        $ 179,686        $ 380,685        $ 332,399
                                                         ============================================================


See notes to consolidated condensed financial statements.

                FIRST COMMUNITY BANCSHARES, INC AND SUBSIDIARY
     Consolidated Condensed Statement of Changes in Stockholders' Equity
                    For the Six Months Ended June 30, 1998
                                 (Unaudited)

                                                                         Retained
                                               Common Stock              Earnings         Accumulated
                                       -----------------------------       and               Other
                                          Shares                       Contributed       Comprehensive
                                        Outstanding        Amount        Capital            Income             Total
                                       ---------------------------------------------------------------------------------
BALANCES, JANUARY 1, 1998                 989,848        $6,722,251    $   794,796        $  32,959          $7,550,006

    Net income for the period                                              387,686                              387,686
    Holding losses on securities
       available for sale                                                                    (7,001)             (7,001)
                                       ---------------------------------------------------------------------------------

BALANCES, JUNE 30, 1998                   989,848        $6,722,251    $ 1,182,482        $  25,958          $7,930,691
                                       =================================================================================

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                Consolidated Condensed Statement of Cash Flows
                                 (Unaudited)

                                                                                    Six Months Ended
                                                                                        June 30,
                                                                             ---------------------------------
                                                                                 1998                1997
                                                                             ---------------------------------
Operating Activities:
     Net income                                                              $   387,686          $   322,506
     Adjustments to reconcile net income to net cash provided (used) by operating activities:
         Provision for loan losses                                               129,000              111,000
         Depreciation and amortization                                            67,212               62,496
         Investment securities amortization                                          699                3,243
         Net change in:
              Interest receivable                                                (56,027)             (46,902)
              Interest payable                                                    83,726                9,509
              Other assets                                                       (69,506)             (20,222)
              Other liabilities                                                 (117,434)             147,916
                                                                             ---------------------------------
                  Net cash provided by operating activities                      425,356              589,546
                                                                             ---------------------------------

Investing Activities:
     Proceeds from maturities of securities available for sale                    70,000              515,000
     Proceeds from paydowns and maturities of securities held to maturity        540,000               95,060
     Purchases of securities available for sale                               (1,414,479)
     Net changes in loans                                                     (7,052,170)          (8,031,105)
     Proceeds from sale of foreclosed real estate                                 56,636              123,167
     Purchases of property and equipment                                        (475,546)            (202,709)
                                                                             ---------------------------------
         Net cash used by investing activities                                (8,275,559)          (7,500,587)
                                                                             ---------------------------------

Financing Activities:
     Net change in:
         Noninterest-bearing, NOW and savings deposits                           752,392              412,476
         Certificates of Deposit                                               4,307,723            7,504,421
     Repayment of FHLB advances                                                                    (1,000,000)
     Cash dividends                                                                                   (94,282)
                                                                             ---------------------------------
         Net cash provided by financing activities                             5,060,115            6,822,615
                                                                             ---------------------------------

Net Decrease in Cash and Cash equivalents                                     (2,790,088)             (88,426)

Cash and Cash equivalents, Beginning of Period                                11,231,228            7,034,571
                                                                             ---------------------------------

Cash and Cash equivalents, End of Period                                     $ 8,441,140          $ 6,946,145
                                                                             =================================

Supplemental cash flow disclosures:
     Interest paid                                                           $ 2,131,595          $ 1,786,886
     Income taxes paid                                                           135,550              113,904


See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
             Notes to Consolidated Condensed Financial Statements
                                June 30, 1998
                                 (Unaudited)

Note 1: Basis of Presentation
-----------------------------

The consolidated financial statements include the accounts of First Community Bancshares, Inc. (the "Company") and its wholly owned subsidiaries, First Community Bank & Trust, a state chartered bank (the "Bank") and First Community Real Estate Management, Inc. ("FCREMI"). FCREMI was incorporated on May 26, 1998 to hold and manage the real estate used by the Company and the Bank. At June 30, 1998, FCREMI had not commenced operations. A summary of significant accounting policies is set forth in Note 1 of Notes to Financial Statements included in the December 31, 1997, Annual Report to Shareholders. All significant intercompany accounts and transactions have been eliminated in consolidation.

The interim consolidated financial statements have been prepared in accordance with instructions to Form 10-Q, and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The interim consolidated financial statements at June 30, 1998, and for the six months ended June 30, 1998 and 1997, have not been audited by independent accountants, but reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods.


Note 2: Earnings Per Share
--------------------------

                                                  Three Months Ended                          Three Months Ended
                                                    June 30, 1998                               June 30, 1997
                                                    -------------                               -------------
                                                       Weighted                                    Weighted
                                                        Average     Per Share                       Average    Per Share
                                         Income          Shares       Amount          Income         Shares     Amount
                                         ------          ------       ------          ------         ------     ------
BASIC EARNINGS PER SHARE
      Income available to
       common shareholders             $  179,692        989,848    $     .18       $  159,265       989,848   $     .16
                                                                    ==========                                 =========

EFFECT OF DILUTIVE STOCK OPTIONS                          13,867                                      13,803
                                       --------------------------                   -------------------------
DILUTED EARNINGS PER SHARE
      Income available to
       common shareholders and
       assumed conversions             $  179,692      1,003,715    $     .18       $  159,265     1,003,651   $     .16
                                       =======================================      =====================================


                                                   Six Months Ended                            Six Months Ended
                                                    June 30, 1998                               June 30, 1997
                                                    -------------                               -------------
                                                       Weighted                                    Weighted
                                                        Average     Per Share                       Average    Per Share
                                         Income          Shares       Amount          Income         Shares     Amount
                                         ------          ------       ------          ------         ------     ------

BASIC EARNINGS PER SHARE
      Income available to
       common shareholders             $  387,686        989,848    $     .39       $  322,506       989,848   $     .33
                                                                    =========                                  =========

EFFECT OF DILUTIVE STOCK OPTIONS                          14,182                                      13,803
                                       -------------------------                    ------------------------
DILUTED EARNINGS PER SHARE
      Income available to
       common shareholders and
       assumed conversions             $  387,686      1,004,030    $     .39       $  322,506     1,003,651   $     .32
                                       ======================================       =====================================


Note 3: Changes in Methods of Accounting
----------------------------------------

During 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, Reporting Comprehensive Income, establishing standards for the reporting of comprehensive income and its components in financial statements. Statement No. 130 is applicable to all entities that provide a full set of financial statements. Enterprises that have no items of other comprehensive income in any period presented are excluded from the scope of this Statement.

Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. The Company has adopted Statement No. 130 during the first fiscal quarter of 1998. See the Consolidated Condensed Statement of Comprehensive Income on page 6.

Note 4: Subsequent Event
------------------------

On July 15, 1998 the Board of Directors approved the preparation and filing of a registration statement covering the issuance and sale of the following securities:

     - Rights to shareholders to purchase one (1) share for every ten (10) shares owned as of the Record Date, subject to a minimum offer and purchase of one hundred (100) shares of common stock, at a purchase price of $11.00 per share. It is contemplated that the Right will be exercisable for a ninety (90) day period following their issuance and subject to the minimum purchase requirement, will be freely transferable;

     -     Warrants to shareholders to purchase one (1) share for every ten
           (10) shares owned on the Record Date, subject to a minimum offer and purchase of one hundred (100) shares of Common Stock, with an exercise price of $11.00 per share. It is contemplated that the Warrants will be exercisable for a ninety (90) day period commencing September 1, 1999 and subject to the minimum purchase requirement, will be freely transferable; and

     - The offer and sale of up to $1 million in aggregate principal amount of convertible Notes. The Notes will be for a term of ten
           (10) years, bear interest at the rate of 7% per annum payable quarterly and, at the option of the holder, will be convertible to Common Stock of the Company at a conversion rate of $12.10 per share. The Notes will be sold in denominations of $10,000.00 and, subject to a minimum purchase requirement of one (1) Note, will be initially offered to existing shareholders on a pro rata basis.

The Company hopes to commence such offers and establish a Record date during the third quarter of 1998. However, there can be no assurance as to when, if ever, these offers can be made and the Board reserves the right to make material changes in the above terms and conditions.

=======================================================

   INFORMATION CONTAINED HEREIN IS SUBJECT TO
COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT
RELATING TO THE NOTES HAS BEEN FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION. THE NOTES MAY NOT BE SOLD NOR
MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE
REGISTRATION STATEMENT BECOMES EFFECTIVE. NO ONE IS
AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN
THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY FIRST
COMMUNITY BANCSHARES, INC. THIS  PROSPECTUS IS NOT AN
OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY
ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OF
SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY
OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL
UNDER ANY CIRCUMSTANCES IMPLY THAT INFORMATION HEREIN
IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                ---------------------
                  TABLE OF CONTENTS
      -----------------------------------------

                                                    PAGE
                                                    ----
Prospectus Summary.................................   3
Summary Consolidated Financial Data................   5
Simultaneous Offering..............................   6
Risk Factors.......................................   7
Use of Proceeds....................................  10
Market for Common Stock and Related
   Shareholder Matters.............................  10
Capitalization.....................................  11
Management's Discussion and Analysis of
   Financial Condition and Results of Operations...  11
Business...........................................  22
Management.........................................  33
Security Ownership of Certain Beneficial
   Owners and Management...........................  36
Certain Transactions...............................  37
Plan of Distribution...............................  37
Description of Securities..........................  37
Legal Matters......................................  39
Experts............................................  39
Index to Financial Statements......................  40

                ---------------------


=======================================================

=======================================================












                    FIRST COMMUNITY
                    BANCSHARES, INC.

                         [LOGO]

                       $1,000,000

                  7% CONVERTIBLE NOTES



                     -------------

                       PROSPECTUS

                     -------------











                    October 30, 1998













=======================================================

PROSPECTUS
----------

                        FIRST COMMUNITY BANCSHARES, INC.
                                     [LOGO]
            RIGHTS TO PURCHASE UP TO 131,000 SHARES OF COMMON STOCK
                                      AND
           WARRANTS TO PURCHASE UP TO 131,000 SHARES OF COMMON STOCK

         First Community Bancshares, Inc., an Indiana corporation (the "Company"), is issuing to holders of its common stock, no par value ("Common Stock"), as of 5:00 p.m. on October 29, 1998 and their assigns (the "Eligible Holders") the right to subscribe for and purchase additional shares of Common Stock at $11.00 per share ("the Rights"). The Company is also issuing to Eligible Holders warrants to purchase shares of Common Stock at $11.00 per share exercisable commencing September 15, 1999 and continuing for 90 days thereafter (the "Warrants").

         Pursuant to the Rights, each Eligible Holder may subscribe for and purchase one share for each 10 shares of Common Stock, rounded down to the nearest whole share, owned on the Record Date, subject to a minimum offer and purchase of 100 shares. Each Eligible Holder will also receive a Warrant to purchase one share for each 10 shares of Common Stock owned on the Record Date, subject to a minimum offer and purchase of 100 shares. Common Stock issuable upon exercise of the Rights and Warrants are referred to herein as "Shares."

         The Rights and Warrants will be evidenced by certificates and will be freely transferable. However, the Common Stock issuable upon exercise of the Rights and Warrants is not listed on any exchange or traded on the Nasdaq Stock Market nor will the Rights or Warrants be so listed or traded. It is unlikely that an active trading market will develop in the Rights or Warrants.

         THE RIGHTS WILL EXPIRE ON JANUARY 29, 1999 AT 5:00 P.M., INDIANAPOLIS TIME UNLESS EXTENDED BY AND IN THE SOLE DISCRETION OF THE COMPANY. SEE "SUBSCRIPTION RIGHTS."

         THE WARRANTS WILL EXPIRE ON DECEMBER 13, 1999 AT 5:00 P.M., INDIANAPOLIS TIME. SEE "DESCRIPTION OF SECURITIES.

         SEE "RISK FACTORS" AT PAGE 6 FOR A DISCUSSION OF RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH AN INVESTMENT IN THE SECURITIES OFFERED HEREBY.

         THE SECURITIES OFFERED HEREBY ARE NOT SAVINGS ACCOUNTS OR TIME DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE
    FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED
      UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.

=====================================================================================================================
                                        SUBSCRIPTION PRICE      UNDERWRITING DISCOUNTS AND          PROCEEDS TO
                                                                     COMMISSIONS (1)                COMPANY (2)
---------------------------------------------------------------------------------------------------------------------
Per Rights Share                        $            11.00                 N/A                 $              11.00
---------------------------------------------------------------------------------------------------------------------
Total Rights Offering                   $        1,441,000                 N/A                 $          1,441,000
---------------------------------------------------------------------------------------------------------------------
Per Warrant Share                       $            11.00                 N/A                 $              11.00
---------------------------------------------------------------------------------------------------------------------
Total Warrant Offering                  $        1,441,000                 N/A                 $          1,441,000
---------------------------------------------------------------------------------------------------------------------
=====================================================================================================================

(1) The Company will not pay any commission, discount or fee in connection with the offerings. See "Plan of Distribution."
(2) Before deducting estimated expenses of the offering payable by the Company of approximately $36,750.

                           --------------------------

                The Date of this Prospectus is October 30, 1998.

                           --------------------------

                              AVAILABLE INFORMATION

         The Company files reports and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 7 World Trade Center, Suite 1300, New York, New York 10048. A copy of such material also can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. In addition, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information statements filed electronically by the Company.

         The Company has filed a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the Securities offered hereby. This Prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement which can be inspected at the public reference facilities of the Commission and copies of which can be obtained from the Commission at prescribed rates, as set forth above or at the Commission's web site (http://www.sec.gov).

                               PROSPECTUS SUMMARY

         The following summary is qualified in its entirety by the more detailed information appearing elsewhere in this Prospectus. Prospective investors should carefully consider the information set forth under the heading "Risk Factors." Unless the context otherwise indicates, "Company" includes First Community Bancshares, Inc. and its subsidiaries.

                                  THE COMPANY

GENERAL

         First Community Bancshares, Inc. (the "Company") is a one bank holding Company headquartered in Bargersville, Indiana. Through its subsidiary, First Community Bank and Trust, a commercial bank organized under the laws of the State of Indiana ("First Community"), the Company operates 8 offices in three central and southern Indiana counties. The Company is also the sole shareholder of First Community Real Estate Management, Inc. ("FCREM"), which owns and leases two branch offices to First Community. The principal executive offices of the Company are located at 210 East Harriman, Bargersville, Indiana 46106 and its telephone number is (317) 442-5171.

         The Company operates in predominantly rural and suburban markets and embraces a community banking philosophy that emphasis personal service and convenience, community involvement, local decision making authority, quick responses to loan requests, and customized services.

         The Company endeavors to provide its branch managers, lending officers, tellers, and deposit service personnel with the authority to act promptly in service of its customers within the scope of Company policies. This highly responsive service attitude is enhanced by an efficient corporate support staff and an investment in technology.

         The Company believes the benefits of this operating philosophy contributes to its success while providing improved operating efficiencies, sound internal controls, and high credit underwriting standards.

         The Company has decided to raise additional capital by issuing to Eligible Holders Rights and Warrants to purchase additional Shares as provided herein.

                                  THE OFFERING

The Rights.................................The Company is issuing to Eligible
                                           Holders Rights to subscribe, prior
                                           to the Expiration Date (as defined
                                           herein), to one (1) Share for each
                                           ten (10) shares of Common Stock
                                           owned of record on the Record Date
                                           (as defined herein), subject to a
                                           minimum offer and purchase of 100
                                           Shares.  The purchase price for the
                                           Shares is $11.00 per share.  Rights
                                           not properly exercised by the
                                           Expiration Date will lapse. The
                                           Rights are freely transferable.

Re-Offer of Shares Not Otherwise
 Subscribed For............................In the event less than all Rights are initially exercised, the Company
                                           may reoffer the remaining Shares
                                           allocated to the Rights to those
                                           Eligible Holders who have exercised
                                           the Rights and purchased Shares in
                                           the Rights Offering and indicated an
                                           interest in acquiring additional
                                           Shares. See "Subscription Rights."

Purpose of Offering and Use of Proceeds....The purpose of this Offering is to raise additional capital for First
                                           Community and for general corporate
                                           purposes.  The net proceeds to the
                                           Company from the sale of the Shares,
                                           after deducting the estimated
                                           expenses of the Offering, are
                                           estimated to be $1,404,250 if all the
                                           Rights and Warrants are exercised.
                                           See "Use Of Proceeds."

Dividends..................................The Company paid a cash dividend of
                                           $.10 per share on March 15, 1997,
                                           and a 5% stock dividend in February
                                           1998.  The Company is a legal entity
                                           separate and distinct from First
                                           Community.  The principal source of
                                           revenue for the Company is dividends
                                           from First Community.  Various legal
                                           restrictions limit the extent to
                                           which First Community may pay
                                           dividends to the Company.

Subscription Price.........................The subscription price of Eleven
                                           Dollars ($11.00) per share has been
                                           established by the Board of
                                           Directors of the Company.  The price
                                           per share is approximately 137% of
                                           the book value per share of the
                                           Company as of June 30, 1998 and
                                           equal to the recent trading prices
                                           of the Common Stock.  See "Summary
                                           Consolidated Financial Data" and
                                           "Market For Common Stock and Related
                                           Shareholder Matters."

Warrants...................................Each Eligible Holder is being issued a Warrant to acquire one (1) share
                                           of common stock at a price of $11.00
                                           per share for each ten (10) shares
                                           of Common Stock owned on the Record
                                           Date, subject to a minimum offer and
                                           purchase of 100 shares.  The
                                           Warrants are freely transferable and
                                           may only be exercised during the
                                           period commencing September 15, 1999
                                           and continuing for a period of 90
                                           days thereafter. The form of the
                                           Warrant is attached hereto as Annex
                                           "A".

Financial Information......................For the year ended December 31,
                                           1997, and the six months ended June
                                           30, 1998 the Company had
                                           consolidated net income of
                                           approximately $738,444 and $387,686
                                           respectively.

         THE RIGHTS AND WARRANTS HAVE NOT BEEN SEPARATELY VALUED BY THE COMPANY. ACCORDINGLY, AN ELIGIBLE HOLDER MAY BE REQUIRED TO ALLOCATE BASIS FROM CURRENTLY HELD SHARES OF COMMON STOCK TO THE RIGHTS, WARRANTS AND/OR SHARES PURCHASED PURSUANT TO EITHER. HOLDERS OF THE RIGHTS AND WARRANTS SHOULD CONSULT THEIR OWN TAX ADVISERS WITH RESPECT TO THE ALLOCATION OF BASIS TO THE RIGHTS, WARRANTS AND/OR SHARES PURCHASED PURSUANT TO EITHER.

                      SUMMARY CONSOLIDATED FINANCIAL DATA


         The Consolidated Financial Data below summarizes historical consolidated financial information of the Company for the periods indicated and should be read in conjunction with the financial statements and other information included elsewhere in this Prospectus and in the Company's annual report on Form 10-K for the year ended December 31, 1997. The Unaudited Consolidated Financial Data below for the interim periods indicated has been derived from the Company's quarterly report on Form 10-Q for the six-month period ended June 30, 1998, and should be read in conjunction with the Unaudited Financial Statements and other information for such interim periods included elsewhere in this Prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Consolidated Financial Statements." All adjustments considered necessary for a fair presentation have, in the opinion of management, been included in the unaudited interim data. Interim results for the six months ended June 30, 1998, are not necessarily indicative of results that may be expected for future periods including the year ending December 31, 1998.

                                       SIX MONTHS ENDED                         YEARS ENDED
                                           JUNE 30,                             DECEMBER 31,
                                     --------------------  --------------------------------------------------
                                       1998       1997       1997       1996       1995      1994        1993
                                       ----       ----       ----       ----       ----      ----        ----
                                             (DOLLARS IN 000'S EXCEPT SELECTED RATIOS PER SHARE DATA)
Selected Results of Operations:
     Interest income.............    $4,096     $3,477     $7,361     $6,158     $5,074     $3,255     $2,583
     Interest expense............     2,215      1,796      3,807      3,166      2,953      1,699      1,308
                                      -----      -----      -----      -----      -----      -----      -----
     Net interest income.........     1,881      1,681      3,554      2,992      2,121      1,556      1,275
     Provision for loan losses          129        111        255        219        208        418         92
                                      -----      -----      -----      -----      -----      -----      -----
     Net interest income after
        provision for loan losses     1,752      1,570      3,299      2,773      1,913      1,138      1,183
     Non-interest income.........       198        140        305        249        237        127         96
     Non-interest expense........     1,374      1,225      2,490      2,565      1,863      1,723      1,085
                                      -----      -----      -----      -----      -----      -----      -----
     Income (loss) before income
        tax expense..............       576        485      1,114        457        287       (458)       194
     Income tax expense (benefit)       188        162        376        116         11       (281)        30
                                      -----      -----      -----      -----      -----      -----      -----
                                       $388       $323       $738       $341       $276      $(177)      $164
                                      =====      =====      =====      =====      =====      =====      =====

Selected Ratios and Per Share Data*:
     Basic earnings per share....     $0.18      $0.16      $0.75      $0.35      $0.29     $(0.26)     $0.25
     Diluted earnings per share..     $0.18      $0.16      $0.74      $0.34      $0.28     $(0.26)     $0.24
     Dividends per share.........                $0.10      $0.10
     Return on average assets....       .76%       .77%       .85%       .46%       .44%      (.38%)      .46%
     Return on average equity....     10.02       9.25      10.02       5.04       4.54      (4.48)      4.35
     Average equity to average
        assets...................      7.66       8.35       8.45       9.14       9.64       8.57      10.53
     Dividend payout ratio.......                62.50      13.33

                                     JUNE 30,                                  DECEMBER 31,
                                   ------------           ---------------------------------------------------
                                      1998                  1997       1996       1995       1994       1993
                                      ----                  ----       ----       ----       ----       ----
                                                                 (DOLLARS IN 000's)
Selected Balance Sheet Data:.....
     Assets......................  $104,147               $98,740    $80,079    $71,393    $57,857    $43,617
     Loans.......................    86,995                80,001     65,108     54,636     39,508     27,041
     Allowance for loan losses...       912                   848        644        518        362        161
     Deposits....................    92,755                87,695     70,552     59,163     46,184     36,616
     Federal Home Loan Bank
        advances.................     2,930                 2,930      2,379      4,603      5,314      2,507
     Total shareholders' equity..     7,931                 7,550      6,886      6,442      6,145      3,818

* Per share data has been restated to reflect the 1994 stock dividend, the 1995 stock split and the stock dividend declared in 1997.

                             SIMULTANEOUS OFFERING

         The Company is also engaged in a best efforts offering of up to $1,000,000 in aggregate principal amount of 7% Convertible Notes (the "Notes"), which are convertible to Common Stock at the rate of $12.10 per share. Proceeds from the Notes, if any, will be used primarily for capital for FCREM and First Community. This distribution and the offering of Notes are not conditioned on each other.

                                  RISK FACTORS

         Prospective investors should carefully consider, together with the other information contained in this Prospectus, the following risk factors in evaluating the Company and its business before purchasing any Shares pursuant to an exercise of Rights or Warrants. Certain statements in this Prospectus constitute "forward looking statements" within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Such forward looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results, performance, or achievements of the Company or First Community to differ materially from any future results, performance, or achievements expressed or implied by such forward looking statements. Certain of those risk and uncertainties are set forth below.

DIVIDEND POLICY

         The Company is a legal entity separate and distinct from First Community although the principal source of the Company's cash revenues is derived from First Community. The right of the Company to participate in the assets of any subsidiary upon the latter's liquidation, reorganization, or otherwise will be subject to the claims of the subsidiary's creditors, which will have priority except to the extent that the Company may itself be a creditor with a recognized claim. Payment of dividends by First Community is restricted by various legal and regulatory limitations. The Company has only declared a cash dividend on one occasion. These Shares should not be purchased by persons who need or desire dividend income. See "Market for Common Stock and Related Shareholder Matters" and "Description of Securities - Capital Stock."

LIMITED MARKET FOR SHARES

         The shares of Common Stock are not listed for trading on any stock exchange or the Nasdaq Stock Market and there is only a limited market for the Common Stock. There can be no assurance that any significant market will develop in the future. There is one market maker in the Common Stock and the holders of Common Stock may experience difficulty in reselling shares if they need to liquidate their holdings.

ADEQUACY OF ALLOWANCE FOR LOAN LOSSES

         The risk of loan losses varies with, among other things, general economic conditions, the type of loan being made, the credit worthiness of the borrower over the term of the loan, and in the case of a collateralized loan, the value of the collateral for the loan. Management maintains an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions, and regular review of delinquencies and loan portfolio quality. Based upon such factors, management makes various assumptions and judgments about the ultimate collectability of the loan portfolio and provides an allowance for loan losses based upon a percentage of the aggregate balance of outstanding loans and specific loans for which ultimate collectability is considered questionable. If management's assumptions and judgment prove to be incorrect and the allowance for loan losses is inadequate to absorb future credit losses, or if the bank regulatory authorities require First Community to increase the allowance for loan losses, First Community's earnings (and consequently the Company's earnings) may be significantly and adversely affected. Because certain lending activities involve greater risk, the percentage applied to specific loan types may vary.

         First Community actively manages its non-performing loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate allowance for loan losses. Although management believes its allowance for loan losses is adequate, there can be no assurances that the allowance will prove sufficient to cover future credit losses. Further, although management uses the best information available to make determinations with respect to the allowance for losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or if adverse developments arise with respect to First Community's non-performing or performing loans. Material additions to First Community's allowance for loan losses would result in a decrease in First Community's net income, possibly its capital, and could result in the inability to pay dividends among other adverse consequences. See "Business - Nonperforming Assets and Allowance for Loan Losses."

EFFECT OF INTEREST RATE FLUCTUATIONS AND ECONOMIC CONDITIONS

         The Company's consolidated results of operations depend to a large extent on the level of its net interest income which is the difference between interest income from interest earning assets (such as loans and investments) and interest expense on interest bearing liabilities (such as deposits and borrowings). If interest rate fluctuations cause its cost of deposits and borrowings to increase faster than the yield on its interest earning assets, net interest income will be reduced. The Company measures its interest rate risk monthly using static gap analysis. The difference between an institution's interest rate sensitive assets and its interest rate sensitive liabilities at a point in time is its gap position. A negative gap indicates that the cumulative interest rate sensitive liabilities exceed cumulative interest rate sensitive assets for that period. A positive gap indicates that cumulative interest rate sensitive assets exceed interest rate sensitive liabilities for that period.

         Fluctuations in interest rates are not predictable or controllable. The Company endeavors to structure its asset and liability strategies to mitigate the impact of changes in market interest rates on net interest income. However, there can be no assurances that the Company will be able to manage interest rate risk so as to avoid significant adverse effects in net interest income. At June 30, 1998 and December 31, 1997, the Company had a one-year cumulative interest-rate gap of a negative 23.52 and 24.26 percent respectively. This negative interest-rate gap may have a negative impact on earnings in a rising interest rate environment. While the Company uses various monitors of interest rate risk, it is unable to predict future fluctuations in interest rates or the specific impact thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

COMPETITION

         Banking institutions operate in a highly competitive environment. The Company and First Community compete with other banks and thrift holding companies, commercial banks, credit unions, savings institutions, finance companies, mortgage companies, mutual funds, and other financial institutions, many of which have substantially greater financial and other resources than the Company and First Community. Certain of these competitors offer products and services that are not offered by First Community and certain competitors are not subject to the same extensive laws and regulations as the Company and First Community. Federal and state legislation and regulations also affect the Company's competitiveness in the financial services business. It is impossible to predict the competitive impact on the Company and First Community of certain federal and state legislation and/or regulations relating to the banking industry and interstate banking.

ECONOMIC CONDITIONS AND MONETARY POLICY

         The operating results of the Company depend to a great extent upon the rate differentials between the income it receives from its loans, securities, and other interest earning assets and the interest expense it pays on its deposits and other interest bearing liabilities. These rate differentials are highly sensitive to many factors beyond the control of the Company, including general economic conditions and the policies of various governmental and regulatory authorities, in particular the Federal Reserve.

         Like other depository institutions, the Company is affected by the monetary policies implemented by the Federal Reserve. The primary instrument of monetary policy employed by the Federal Reserve is the restriction of the expansion of the money supply through open market operations, including the purchase and sale of government securities and the adjustment of reserve requirements. These actions may at times result in significant fluctuations in interest rates, which could have adverse effects on the operations of the Company. In particular, the Company's ability to make loans and attract deposits, as well as public demand for loans, could be adversely affected.

LOCAL ECONOMIC CONDITIONS

         The success of the Company is dependent to a certain extent on the general economic conditions in the geographical market served by First Community. Although the Company expects that economic conditions will continue to be favorable in these markets, no assurance can be given that favorable economic conditions will continue to prevail. Adverse changes in economic conditions in the geographic markets that First Community serves could result in lower lending activity, impair First Community's ability to collect existing loans, or otherwise have a negative effect on the operating results and financial condition of the Company.

RISKS OF GROWTH

         The Company has experienced steady growth over the past five years in, among other things, assets, loans and deposits. Such growth places a strain on management to recruit, train and retain employees, maintain prescribed loan underwriting practices and generate or obtain adequate capital. The Company also plans to open one additional office during the fourth quarter of 1998 and another one during the first half of 1999. There can be no assurance that this growth will continue and any new location may be only marginally profitable or unprofitable. The Company's inability to effectively manage such growth could have a negative impact upon the financial results and condition of the Company.

GOVERNMENT REGULATION

         The Company and First Community are each subject to extensive state and federal governmental supervision, regulation, and control. Future legislation and government policy could adversely affect the banking industry and the operations of the Company and First Community. See "Business - Regulation and Supervision of the Company" and "- Regulation and Supervision of First Community."

YEAR 2000 COMPLIANCE

         The Company, like most companies, faces a potentially serious information systems (computer) problem because many software applications and operational programs written in the past may not properly recognize calendar dates beginning in the year 2000. This problem could force computers to either shut down or provide incorrect data or information. The Company has begun the process of identifying the changes required to computer programs hardware. While the Company believes that it is taking all appropriate steps to assure year 2000 compliance, it is dependent on vendor compliance. The bulk of the Company's computer processing is provided under contract by Computer Services, Inc. ("CSI"). CSI has advised the Company that it expects to be in year 2000 compliance by December 31, 1998. The Company is requiring all software and systems vendors to represent that the services and products provided are, or will be, year 2000 compliant, and will be testing compliance. The Company expects to complete testing by March 31, 1999.

                               SUBSCRIPTION RIGHTS

         Upon the terms and subject to the conditions contained herein, the Company hereby grants to each of its shareholders as of 5:00 p.m., October 29, 1998 and their assigns (collectively referred to as "Eligible Holders") the right to subscribe for the purchase of shares of Common Stock at the price of Eleven Dollars ($11.00) per share (the "Subscription Price"). Each Eligible Holder of the Company will receive the right to buy one (1) Share for each ten
(10) shares of Common Stock owned by the shareholder as of 5:00 p.m., Indianapolis, Indiana time on October 29, 1998 ("Record Date"), subject to a minimum offer and purchase of 100 shares. An Eligible Holder may, subject to the minimum purchase requirement, subscribe to purchase less than the maximum number of Shares which he/she has been granted the right to purchase. No fractional Shares may be subscribed for. The Rights are freely transferable. Eligible Holders will also receive a Warrant to purchase one (1) Share for each ten (10) Shares owned on the Record Date, subject to a minimum offer and purchase of 100 Shares. See "Description of Securities - Warrants" and Annex "A".

         EXPIRATION DATE. The Rights expire at 5:00 p.m., Indianapolis, Indiana time, on January 29, 1999, unless extended by the Company for up to an additional 15 days (the "Expiration Date"), and if such Rights are not exercised prior to that time, they will be void.

         METHOD OF EXERCISING SUBSCRIPTION RIGHTS. Eligible Holders may exercise Rights granted hereby by completing and executing the Subscription Agreement enclosed with this Prospectus and delivering the Subscription Agreement, along with payment of the full Subscription Price, to the Company at the address set forth on the Subscription Agreement, not later than the Expiration Date. The form of the Subscription Agreement is attached hereto as Annex "B". The Subscription Price must be paid by check, wire transfer, bank draft or money order, payable to the Company. If an Eligible Holder desires to purchase more Shares than his or her initial Right, he or she should sign the appropriate section of the Subscription Agreement and indicate the maximum number of additional Shares he or she will purchase at the Subscription Price if unsold shares are reoffered. Eligible Holders should be aware that risk of delivery will be with them.

         If an Eligible Holder wishes to exercise the Rights and time will not permit the Subscription Agreement to reach the Company before the Expiration Date, the subscription will be accepted (subject to subsequent receipt of a duly executed Subscription Agreement) if, on or before the Expiration Date, the Company has received payment of the Subscription Price and a telecopy of the signed Subscription Agreement.

         There is no minimum number of Shares which must be sold before the Company may consummate the sale of any Shares.

         DELIVERY OF CERTIFICATES. Certificates for Shares subscribed for by Eligible Holders will be delivered to them as soon as practicable after the Expiration Date.

         REOFFER OF SHARES. In the event not all of the Shares allocated to the Rights are purchased, the Company in its discretion may offer such Shares to those Eligible Holders who exercised their Rights and indicated an interest in purchasing more Shares.

                                USE OF PROCEEDS

         The Company intends to use the proceeds of the Exercise of Rights as follows, assuming the exercise of all of the Rights and in the following order if less than all of the Rights are exercised:

         Gross Proceeds                                     $1,441,000
         Offering Expenses                                      36,750
                                                            ----------
         Net Proceeds                                       $1,404,250
                                                            ==========

         Use of Net Proceeds:
         General Corporate Purposes                         $  200,000
         Contribution of Additional Capital to First
           Community                                         1,204,250
                                                            ----------
                                                            $1,404,250
                                                            ==========

         Pending such uses, the Company may invest the net proceeds temporarily in short and medium term securities eligible for investment by financial institutions.

            MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         The following table sets forth the high and low bid prices for the Company's Common Stock for the periods indicated, based upon information obtained by management of the Company from the only broker known by the Company to make a market in the Company's Common Stock, and on other price information made available to management of the Company. Management of the Company has not verified the accuracy of the following information. There is no established public trading market for the Company's Common Stock. The common stock is traded on a limited basis and many trades have involved privately negotiated transactions. As a result, the Company is not always aware of the price at which trades occur. The referenced prices may not reflect an actual trading range and may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                                       BID PRICE PER SHARE
                                                       -------------------

                                           1998                 1997                 1996
                                     -----------------------------------------------------------
         QUARTER                     HIGH       LOW       HIGH       LOW       HIGH       LOW
         -------                     ----       ---       ----       ---       ----       ---
         First Quarter               $10.50     $10.00    $11.43     $10.48    $10.48      $9.52

         Second Quarter              $11.00     $10.50    $11.43     $10.48    $10.48      $9.52

         Third Quarter               $11.00     $10.50    $11.43     $10.48    $11.43      $9.52

         Fourth Quarter*             $11.00     $10.50    $11.43     $10.48    $11.43     $10.48

* Through October 22, 1998.

         The Company paid its first cash dividend of $.10 per share on March 15, 1997 to shareholders of record on January 1, 1997. On November 19, 1997, the Board of Directors declared a 5% stock dividend payable on February 1, 1998. Any future dividend payments by the Company will be dependent upon dividends paid by First Community and subject to regulatory limitations. The price per share in the above table has been restated to reflect the 1997 stock dividend.

         The dividends which the Company may pay are restricted by Indiana law to retained earnings. The ability of the Company to pay dividends to shareholders is dependent on dividends received from First Community. Without prior approval, current regulations allow First Community to pay dividends to the Company not exceeding net profits (as defined) for the current year plus retained net profits for the previous two years. First Community is also restricted by the office of Thrift Supervision for the amount of the liquidation account established at the time of its stock conversion. First Community normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At June 30, 1998, the stockholder's equity of First Community was $7,746,000, of which a minimum of $1,460,000 was available for dividends.

         The number of record holders of the Company's Common Stock as of October 22, 1998 was 282.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at June 30, 1998, both actual and as adjusted to reflect (i) the exercise of all Rights granted hereby and (ii) the sale of all the Notes in the Note Offering (and before deducting estimated offering expenses). The "as adjusted" information does not reflect the sale of any shares of Common Stock pursuant to the exercise of the Warrants or conversion of the Notes. The information set forth below should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Prospectus.

                                                   ACTUAL       AS ADJUSTED
                                                   ------       -----------
Secured obligations............................  $2,929,789      $2,929,789
Notes..........................................         -0-       1,000,000
                                                -----------     -----------
Total borrowings                                  2,929,789       3,929,789
                                                -----------     -----------
Stockholders' Equity
  Preferred Stock, no par value:
     1,000,000 shares authorized, none issued..         -0-             -0-
  Common stock, no par value:
     4,000,000 shares authorized,
     989,848 shares issued (actual),
     and 1,120,848 shares (as adjusted)........   6,722,251       8,163,251
  Retained earnings and contributed capital       1,182,482       1,182,482
  Accumulated other comprehensive income ......      25,958          25,958
                                                -----------     -----------
      Stockholders' Equity.....................   7,930,691       9,371,691
                                                -----------     -----------
Total Borrowings and Stockholders' Equity       $10,860,480     $13,301,480
                                                ===========     ===========


        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS

GENERAL

         First Community is a subsidiary of the Company and operates as an Indiana commercial bank. As a bank holding Company, the Company depends upon the operations of its subsidiaries for substantially all revenue and reports its results of operations on a consolidated basis with its subsidiaries

         First Community's profitability depends primarily upon the difference between income on its loans and investments and the cost of its deposits and borrowings. This difference is referred to as the spread or net interest margin. The difference between the amount of interest earned on loans and investments and the interest incurred on deposits and borrowings is referred to as net interest income. Interest income from loans and investments is a function of the amount of loans and investments outstanding during the period and the interest rates earned. Interest expense related to deposits and borrowings is a function of the amount of deposits and borrowings outstanding during the period and the interest rates paid.

         On May 26, 1998, the Company formed a new subsidiary, First Community Real Estate Management, Inc. whose purpose is to purchase and lease back to First Community properties currently owned by First Community thereby allowing First Community to redeploy its capital to other uses. To that end, on July 15, 1998, FCREM borrowed $800,000 at a rate of 1.125% under prime, adjustable every 5 years for a term of 30 years, from another financial institution in order to purchase the land and building of First Community's Bargersville branch office at 210 E. Harriman Ave. in Bargersville, Indiana and the land and building of its Banta Street office at 597 Banta Street in Franklin, Indiana. First Community will make monthly lease payments to FCREM as lessee of these locations. These lease payments will be sufficient to service the debt.

RESULTS OF OPERATIONS

Three and Six Months Ended June 30, 1998 and 1997
-------------------------------------------------

         Net income increased from $322,506 to $387,686 for the six months, and from $159,265 to $179,692 for the three months ending June 30, 1997 and 1998, respectively. Basic earnings per share increased from $.33 to $.39 for the six month period, and from $.16 to $.18 for the three month period ended June 30, 1997 and 1998, respectively. Net interest income increased from $1,681,205 to $1,880,546 for the six months, and from $866,127 to $965,058 for the three months, ended June 30, 1997 and 1998, respectively.

         The increase in net income for both periods was primarily due to the increase in net interest income offset by general increases in other expense. The increase in net interest income for both periods was primarily due to increases in income on loans and short-term interest-bearing time deposits offset by an increase in interest expense on deposits. These increases in interest income and expense resulted primarily from increases in the volume of these interest-earning assets and interest-bearing liabilities. Income from service charges on deposit accounts increased from $111,746 to $148,956 for the six months, and from $56,236 to $76,328 for the three months, ended June 30, 1997 and 1998, respectively. This increase was primarily due to an increase in the number of deposit accounts. The increases in other expenses were a direct result of the overall growth of First Community. Income taxes increased $25,889 for the six months ended June 30, 1998, when compared to the same period in 1997, because of the increase in the Company's income before taxes of $91,069.

Year Ended December 31, 1997, 1996 and 1995
-------------------------------------------

         Net income for the year ended December 31, 1997 was $738,000 compared to $341,000 and $276,000 for the years ended December 31, 1996 and 1995, respectively. Earnings increased from 1995 to 1997 primarily as a result of growth in First Community's loans and certain other items discussed more fully below.

         The increase in net interest income of $562,000 in 1997 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $14,688,000 in 1997, with the most significant areas of growth being in mortgage and construction loans. The increase in provision for loan losses from $219,000 to $255,000 is a reflection of an increase in the loan portfolio and not a deterioration of the same. The increase in income from service fees of $69,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. The decrease in deposit insurance expense of $408,000 was due to the FDIC special assessment for all institutions with SAIF insured deposits which the Bank incurred in 1996 only. The assessment amounted to additional expense in 1996 of $344,000. Income taxes increased $260,000 because of an increase in First Community's overall taxable income.

         The increase in net interest income of $871,000 in 1996 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $10,346,000 in 1996, with growth in the majority of the lending areas. The increase in provision for loan losses from $208,000 to $219,000 is a reflection of an increase in the loan portfolio and not a deterioration of the same. The increase in income from service fees of $51,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. The increase in other expenses is primarily attributable to the signing of the omnibus appropriations bill on September 30, 1996, which imposed a FDIC special assessment for all institutions with SAIF insured deposits. This assessment amounted to $344,000 and is included in deposit insurance expense for the year ending December 31, 1996. Other expenses also increased due to overall growth. Income taxes increased $105,000 in 1996 due to an increase in First Community's overall taxable income.

         Net interest income increased $565,000 in 1995 due primarily to an increase in loans. The increase in net interest income resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $14,971,000 in 1995, with the most significant areas of growth being in commercial and installment lending. The decrease in provision for loan loss from $418,000 to $208,000 is a reflection of the increase in the quality of the loan portfolio and a decrease in loan chargeoffs. The increase in income from other service fees of $55,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. In addition, other income increased $43,000 due to the settlement of a suit with a former provider of services. First Community owned a parcel of land in Trafalgar, Indiana and sold this for a gain of $22,000 in March of 1995. The increases in other expenses are a direct result of the overall growth of First Community. Legal and professional fees decreased $124,000 due to a decrease in the number and scope of legal matters in

1995. Income taxes increased $292,000 in 1995 because of an increase in First Community's overall taxable income.

         The following table sets forth the average balance sheet amounts, the related interest income or expense and average rates earned or paid for the years ended December 31, 1997 and 1996.

                                                        1997                                       1996
                                        --------------------------------------    ---------------------------------------
                                                      INTEREST/                                 INTEREST/
                                          AVERAGE       INCOME       AVERAGE       AVERAGE       INCOME       AVERAGE
                                          BALANCE      EXPENSE         RATE        BALANCE       EXPENSE       RATE
                                          -------     ---------      -------       -------      ---------     -------
                                                     (DOLLARS IN 000'S ON FULLY TAXABLE EQUIVALENT BASIS)
Assets:
Interest-bearing deposits               $    5,848   $      230        3.9%     $     5,287   $      208         3.9%
Investment securities: (1)
   Taxable                                   2,604          245        9.4            2,972          259         8.7
   Tax-exempt                                2,505          143        5.7            2,959          168         5.7
                                        ----------   ----------                 -----------   ----------
Total investment securities                  5,109          388        7.6            5,931          427         7.2
                                        ----------   ----------                 -----------   ----------
Loans: (2)
   Commercial....................           25,794        2,589       10.0           20,989        2,112        10.1
   Real estate mortgage..........           21,043        1,887        9.0           17,807        1,592         8.9
   Installment...................           23,825        2,161        9.1           19,052        1,748         9.2
   Tax-exempt loans and leases...            2,386          192        8.0            2,013          151         7.5
                                        ----------   ----------                 -----------   ----------
Total loans......................           73,048        6,829        9.3           59,861        5,603         9.4
                                        ----------   ----------                 -----------   ----------
Total earning assets.............           84,005        7,447        8.9           71,079        6,238         8.8
                                                     ----------                               ----------
Allowance for loan losses........             (720)                                    (569)
Cash and due from banks..........              985                                      838
Premises and equipment...........            1,876                                    1,458
Other assets.....................              980                                    1,192
                                        ----------                               ----------
Total assets.....................       $   87,126                               $   73,998
                                        ==========                               ==========

Liabilities:
Interest-bearing deposits:
NOW accounts.....................       $    9,281   $      243        2.6       $    7,719   $      202         2.6
Savings..........................           15,655          694        4.4           14,322          638         4.5
Certificates of deposit and
   other time deposits...........           46,958        2,758        5.9           36,480        2,106         5.8
                                        ----------   ----------                 -----------   ----------
Total interest-bearing deposits..           71,894        3,695        5.1           58,521        2,946         5.0
FHLB advances....................            1,830          112        6.1            3,503          220         6.3
                                        ----------   ----------                 -----------   ----------
Total interest-bearing liabilities          73,724        3,807        5.2           62,024        3,166         5.1
                                                     ----------                               ----------
Noninterest-bearing demand
   deposits......................            5,587                                    4,875
Other liabilities................              451                                      337
                                        ----------                              -----------
Total liabilities................           79,762                                   67,236
Stockholders' equity.............            7,364                                    6,762
                                        ----------                              -----------
Total liabilities and stockholders'
equity...........................       $   87,126                              $    73,998
                                        ==========                              ===========

Net interest income..............                    $    3,640        4.3%(3)                $    3,072         4.3%(3)
                                                     ==========                               ==========

Adjustments to convert tax-exempt
investment securities to fully taxable
equivalent basis, using marginal rate
of 34% after adjustment for effect of
non-deductible interest expense
attributed to such assets........                    $       86                 $        80
                                                     ==========                 ===========

-------------------
(1) The average balances of investment securities, including available for sale securities, are computed on historical cost and do not include any fair value adjustments.
(2)  Nonaccruing loans have been included in the average balances.
(3)  Net interest income divided by total earning assets.

         CHANGES IN INTEREST INCOME AND EXPENSE COMPARING DECEMBER 31, 1997 AND 1996 AND DECEMBER 31, 1996 AND 1995. The following tables analyze the changes in interest income and interest expense comparing the years ended December 31, 1997 and 1996 and December 31, 1996 and 1995. It distinguishes between the changes due to differences in volume (outstanding balances), the changes due to changes in interest rates, and changes attributable to both rate and volume, which cannot be separately identified and have been allocated proportionately to the change due to volume and the change due to rate.

                                                                   INCREASE (DECREASE) IN NET INTEREST INCOME
                                                            ---------------------------------------------------------
YEAR ENDED DECEMBER 31, 1997
COMPARED TO YEAR                                                    NET                DUE TO            DUE TO
ENDED DECEMBER 31, 1996                                           CHANGE                RATE             VOLUME
                                                                  ------                ----             ------
                                                                                 (DOLLARS IN 000'S)
Interest-earning assets:
Loans................................................             $1,226               $   (7)           $1,233
Investment securities................................                (39)                  23               (62)
Interest-bearing deposits............................                 22                                     22
                                                                  ------               ------            ------
    Total............................................              1,209                   16             1,193
                                                                  ------               ------            ------
Interest-bearing liabilities:
Savings................................................               56                   (3)               59
Interest-bearing checking..............................               41                                     41
Certificates of deposit................................              652                   37               615
FHLB advances..........................................             (108)                  (5)             (103)
                                                                  ------               ------            ------
   Total...............................................              641                   29               612
                                                                  ------               ------            ------

Net change in net interest income......................           $  568               $  (13)           $  581
                                                                  ------               ------            ------

                                                                   INCREASE (DECREASE) IN NET INTEREST INCOME
                                                            ---------------------------------------------------------
YEAR ENDED DECEMBER 31, 1996
COMPARED TO YEAR                                                    NET                DUE TO            DUE TO
ENDED DECEMBER 31, 1995                                           CHANGE                RATE             VOLUME
                                                                  ------                ----             ------
                                                                                 (DOLLARS IN 000'S)
Interest-earning assets:
Loans..................................................           $1,131               $  (94)           $1,225
Investment securities..................................             (145)                  93              (238)
Interest-bearing deposits..............................               38                    0                38
                                                                  ------               ------            ------
   Total...............................................            1,024                   (1)            1,025
                                                                  ------               ------            ------
Interest-bearing liabilities:
Savings................................................              152                  (28)              180
Interest-bearing checking..............................               46                   (5)               51
Certificates of deposit................................               (8)                (105)               97
FHLB advances..........................................               22                  (24)               46
                                                                  ------               ------            ------
   Total...............................................              212                 (162)              374
                                                                  ------               ------            ------

Net change in net interest income......................           $  812               $  161            $  651
                                                                  ======               ======            ======

FINANCIAL CONDITION

         ASSET/DEPOSIT BASE. First Community has experienced significant growth in assets and deposits. Management believes this growth can be attributed to several factors, none of which can be singled out as the predominant reason for the growth, but each of which is believed to have contributed to the increase in assets from $43,617,000 at December 31, 1993 to $98,740,000 at December 31, 1997 to $104,147,000 at June 30, 1998 and deposits from $36,616,000  at December 31, 1993 to $87,695,000 at December 31, 1997 to
$92,755,430 at June 30, 1998. These factors include: (i) increased population in the geographic area serviced; (ii) increased per-household disposable income in the geographic area serviced; (iii) movement of the home office of one of the locally owned banks away from the city in which the Company is located;
(iv) the acquisition of certain local
financial institutions by larger metropolitan area banks and the preference of certain individuals in the service area for dealing with a locally owned institution; and (v) the expansion into new communities with the opening of the Franklin, Indianapolis and Trafalgar branches in 1992 and the opening of the North Vernon branch in 1993. First Community also opened a second branch in Franklin, Indiana on October 31, 1996.

         First Community currently classifies loans as substandard, doubtful and loss to assist management in addressing collection risks and pursuant to regulatory requirements which are not necessarily consistent with generally accepted accounting principles. Substandard loans represent credits characterized by the distinct possibility that some loss will be sustained if deficiencies are not corrected. Doubtful loans possess the characteristics of substandard loans, but collection or liquidation in full is doubtful based upon existing facts, conditions and values. A loan classified as a loss is considered uncollectible. As of June 30, 1998, First Community had $785,881 of loans classified as substandard, none as doubtful and none as loss. At December 31, 1997, First Community had $388,752 of loans classified as substandard, none as doubtful and none as loss. The allowance for loan losses was $912,357 or 1.1% of net loans receivable at June 30, 1998 compared to $848,085 or 1.1% of net loans receivable at December 31, 1997. A portion of classified loans are non-accrual loans. First Community had non-accrual loans totaling $236,241 at June 30, 1998 compared to $204,070 at December 31, 1997.

         ASSET/LIABILITY MANAGEMENT. One of the actions undertaken by First Community's management has been to adopt asset/liability management policies in an attempt to reduce the susceptibility of First Community's net interest spread to the adverse impact of volatile interest by attempting to match maturities (or time-to-repricing) of assets with maturities or repricing of liabilities and then actively managing any mismatch. Accomplishing this objective requires attention to both the asset and liability sides of the balance sheet. The difference between maturity of assets and maturity of liabilities is measured by the interest-rate gap.

         First Community's one-year cumulative interest-rate gap as a percent of total assets was a negative 23.52% and 24.26% at June 30, 1998 and December 31, 1997, respectively. This interest-rate gap represents substantial risk for First Community in an environment of rising interest rates. A negative interest-rate gap means First Community's earnings are vulnerable to periods of rising interest rates because during such periods the interest expense paid on liabilities will generally increase more rapidly than the interest income earned on assets. Conversely, in a falling interest-rate environment, the total expense paid on liabilities will generally decrease more rapidly than the interest income earned on assets. A positive interest-rate gap would have the opposite effect.

         Asset management goals have been directed toward obtaining a suitable balance of asset quality, liquidity and diversification in order to stabilize and improve earnings. The asset management strategy has concentrated on shortening the maturity of its loan portfolio by increasing adjustable-rate loans and short-term installment and commercial loans. At December 31, 1997, First Community had $40,779,000 or 51.04% of its total loan portfolio invested in installment and commercial loans as compared to $36,485,000 or 56.10% of total loans invested in installment and commercial loans at December 31, 1996. Increasing short-term installment and commercial loans increases the overall risk of the loan portfolio. Such risk relates primarily to collection and to the loans that often are secured by rapidly depreciating assets. First Community's ratio of non-performing assets to total assets was .77% and .42% at June 30, 1998 and December 31, 1997, respectively.

         The primary goal in the management of liabilities has been to increase core deposit realtionships and therefore improve the stability of deposit accounts. Management has attempted to combine a policy for controlled growth with a strong, loyal customer base to control interest expense.

         The following tables illustrate the interest-rate sensitivity of interest-earning assets and interest-bearing liabilities at June 30, 1998 and December 31, 1997. Mortgages which have adjustable or renegotiable interest rates are shown as subject to change every one to three years based upon the contracted-for adjustment period. This schedule does not reflect the effects of possible prepayments on enforcement of due-on-sale clauses.

                                                            AT JUNE 30, 1998 MATURING OR REPRICING
                                                            --------------------------------------

                                          ONE YEAR        1 - 3           3 - 5          OVER 5
                                           OR LESS        YEARS           YEARS           YEARS          TOTAL
                                          --------        -----           -----          ------          -----
                                                                     (DOLLARS IN 000'S)
Interest-bearing assets:
  Adjustable rate mortgages........     $   13,329     $    3,595      $     4,711     $      110     $    21,745
  Fixed rate mortgages.............          4,493          2,226            2,166         10,511          19,396
  Commercial loans.................         13,124          1,645              825            573          16,167
  Consumer loans...................          8,733         11,697            4,883          1,125          26,438
  Tax-exempt loans and leases......             28            -0-              -0-          3,221           3,249
  Investments......................          1,622          1,362              744          1,544           5,272
  FHLB stock.......................            778            -0-              -0-            -0-             778
  Interest-bearing deposits........          7,198            -0-              -0-            -0-           7,198
                                        ----------     ----------      -----------     ----------     -----------
    Total interest-earning assets..         49,305         20,525           13,329         17,084         100,243
                                        ----------     ----------      -----------     ----------     -----------

Interest-bearing liabilities:
  Fixed maturity deposits..........         43,557         10,292            2,179             26          56,054
  Other deposits...................         30,064            -0-              -0-            -0-          30,064
  FHLB advances....................            177            794            1,725            234           2,930
                                        ----------     ----------      -----------     ----------     -----------
    Total interest-bearing liabilities      73,798         11,086            3,904            260          89,048
                                        ----------     ----------      -----------     ----------     -----------

Excess (deficiency) of
interest-earning assets over
interest-bearing liabilities.......     $  (24,493)    $    9,439      $     9,425     $   16,824     $    11,195
                                        ==========     ==========      ===========     ==========     ===========
Cumulative excess (deficiency)
of interest-earning assets over
interest-bearing liabilities            $  (24,493)    $  (15,054)     $    (5,629)    $   11,195
Cumulative ratio at June 30,
1998 as a percent of total assets..         (23.52)%       (14.45)%          (5.40)%        10.75%

                                                       AT DECEMBER 31, 1997 MATURING OR REPRICING
                                                       ------------------------------------------

                                          ONE YEAR        1 - 3           3 - 5          OVER 5
                                           OR LESS        YEARS           YEARS           YEARS          TOTAL
                                          --------        -----           -----          ------          -----
                                                                     (DOLLARS IN 000'S)

Interest-bearing assets:
  Adjustable rate mortgages........     $   13,323     $    4,316      $     4,615     $      -0-     $    22,254
  Fixed rate mortgages.............          3,992          1,971            1,901     $    7,222          15,086
  Commercial loans.................         11,622          1,309              687            639          14,257
  Consumer loans...................          9,383         10,813            4,023            707          24,926
  Tax-exempt loans and leases......             24            -0-              -0-          3,353           3,377
  Investments......................          1,295          1,893              238          1,054           4,480
  FHLB stock.......................            778            -0-              -0-            -0-             778
  Interest-bearing deposits........         10,298            -0-              -0-            -0-          10,298
                                        ----------     ----------      -----------     ----------     -----------
    Total interest-earning assets..         50,715         20,302           11,464         12,975          95,456
                                        ----------     ----------      -----------     ----------     -----------

Interest-bearing liabilities:
  Fixed maturity deposits..........         38,544         11,283            1,919            -0-          51,746
  Other deposits...................         25,949            -0-              -0-            -0-          35,949
  FHLB advances....................            177            794            1,725            234           2,930
                                        ----------     ----------      -----------     ----------     -----------
    Total interest-bearing liabilities      74,670         12,077            3,644            234          90,625
                                        ----------     ----------      -----------     ----------     -----------

Excess (deficiency) of
interest-earning assets over
interest-bearing liabilities.......     $  (23,955)    $    8,225      $     7,820     $   12,741     $     4,831
                                        ==========     ==========      ===========     ==========     ===========
Cumulative excess (deficiency)
of interest-earning assets over
interest-bearing liabilities            $  (23,955)    $  (15,730)     $    (7,910)    $    4,831
Cumulative ratio at December 31,
1997 as a percent of total assets..         (24.26)%       (15.93)%          (8.01)%         4.89%


         The following tables provide information about the Company's significant financial instruments at June 30, 1998 and December 31, 1997 that are sensitive to changes in interest rates. The table presents principal cash flows and related weighted average interest rates (on a tax equivalent basis) by expected maturity dates.

                                                                MATURING IN YEARS ENDING JUNE 30,
                                    ------------------------------------------------------------------------------------------
                                                                                                                       FAIR
                                       1999       2000        2001       2002       2003     THEREAFTER    TOTAL       VALUE
                                       ----       ----        ----       ----       ----     ----------    -----       -----
                                                                       (DOLLARS IN 000'S)
ASSETS
Investment securities
  available for sale
    Fixed rate                      $  1,066    $   820     $   222    $   309    $   435     $  1,252   $  4,104    $  4,104
     Average interest rate              9.74%      9.27%       7.65%      7.03%      7.06%        8.28%      8.60%

Investment securities held
  to maturity
  Fixed rate                        $    556    $   215     $   105                           $    292   $  1,168    $  1,192
     Average interest rate              5.84%      6.72%       6.86%                              6.85%      6.35%
Loans
  Fixed rate                        $ 16,213    $  8,035   $  6,785    $  4,766   $  2,634    $ 14,947   $ 53,380    $ 54,129
     Average interest rate              9.51%       9.24%      9.01%       8.80%      8.60%       7.52%      8.74%

  Variable rate                     $  8,774    $  2,223   $  2,037    $  1,909   $  1,119    $ 17,553   $ 33,615    $ 33,972
     Average interest rate             10.14%       9.55%      9.37%       9.73%      9.64%       8.78%      9.30%

Liabilities
  Deposits
    NOW, Money Market and
    Savings Deposits
      Variable rate                 $ 30,064                                                             $ 30,064    $ 30,064
      Average interest rate             3.75%                                                                3.75%
    Certificates of Deposit
      Fixed rate                    $ 43,557    $  8,714   $  1,578    $    514   $  1,665    $     26   $ 56,054    $ 56,263
      Average interest rate             5.87%       5.99%      5.89%       6.03%      6.07%       6.10%      5.90%

FHLB Advances
  Fixed rate                        $    177    $    156   $    638    $    122   $  1,603    $    234   $  2,930    $  2,932
    Average interest rate               6.01%       6.01%      6.05%       6.07%      5.77%       5.85%      5.87%

                                                              MATURING IN YEARS ENDING DECEMBER 31,
                                    ------------------------------------------------------------------------------------------
                                                                                                                       FAIR
                                       1999       2000        2001       2002       2003     THEREAFTER    TOTAL       VALUE
                                       ----       ----        ----       ----       ----     ----------    -----       -----
                                                                       (DOLLARS IN 000'S)
ASSETS
Investment securities
  available for sale
  Fixed rate                        $    620    $  1,043   $    113    $    109   $    125   $    761    $  2,771   $  2,771
    Average interest rate                8.8%       10.3%       8.7%        9.6%       9.5%      10.3%        9.8%

Investment securities held
  to maturity
  Fixed rate                        $    675    $    632   $    105    $      5              $    292    $  1,709   $  1,734
    Average interest rate                5.4%        5.9%       6.9%        7.1%                  7.2%        6.0%
Loans
  Fixed rate                        $ 14,389    $  7,760   $  6,324    $  4,135   $  2,365   $ 11,921    $ 46,894   $ 47,800
    Average interest rate                9.7%        9.4%       9.1%        8.9%       8.7%       8.0%        9.0%
  Variable rate                     $  8,676    $  2,275   $    923    $  1,771   $    927   $ 18,434    $ 33,006   $ 33,350
    Average interest rate               10.3%       10.2%       9.6%       10.0%       9.6%       9.0%        9.5%

Liabilities
  Deposits
    NOW, Money Market and
    Savings Deposits
      Variable rate                 $ 28,325                                                             $ 28,325   $ 28,325
      Average interest rate              3.6%                                                                 3.6%
    Certificates of Deposit
      Fixed rate                    $ 38,544    $  8,711   $  2,572    $  1,120   $    799               $ 51,746   $ 52,997
      Average interest rate              5.9%        6.0%       6.1%        5.9%       6.2%                   6.0%

FHLB Advances
  Fixed rate                        $    177    $    156   $    638    $    122   $  1,603   $    234    $  2,930   $  2,908
    Average interest rate                6.0%        6.0%       6.1%        6.0%       5.8%       5.9%        5.9%

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity refers to the ability of a financial institution to generate sufficient cash to fund current loan demand, meet savings deposit withdrawals and pay operating expenses. The primary sources of liquidity are cash, interest-bearing deposits in other financial institutions, marketable securities, loan repayments, increased deposits and total institutional borrowing capacity.

         Management believes that it has adequate liquidity for the Company's short- and long-term needs. Short-term liquidity needs resulting from normal deposit/withdrawal functions are provided by the Company retaining a portion of cash generated from operations in a Federal Home Loan Bank ("FHLB") daily investment account. This account acts as a short-term liquidity source while providing interest income to the Company. Long-term liquidity and other liquidity needs are provided by the ability of the Company to borrow up to $26,348,732 from the FHLB. The balance of its borrowings was $2,929,789 at June 30, 1998 and December 31, 1997.

         Cash and interest-bearing deposits, when combined with investments, have decreased as a percentage of total assets primarily due to a shift to higher yielding loans to improve margins. Management's goal is to maintain cash, interest-bearing deposits and investments at a level sufficient to satisfy needs for liquidity and other short-term obligations.

         Liquidity, represented by cash and cash equivalents, is a result of its operating, investing and financing activities. These activities are discussed below for the years ended December 31, 1997 and December 31, 1996.

         During 1997 and 1996, cash and cash equivalents which are defined as cash and due from banks and interest-bearing time deposits increased $4,196,000 and $1,384,000, respectively. Cash was provided primarily from a net increase in deposit accounts of $17,143,000 in 1997 and $11,389,000 in 1996. Cash was used primarily to fund a net increase in loans of $15,062,000 in 1997 and $10,587,000 in 1996.

         At December 31, 1997 and 1996, commitments to fund loan originations were approximately $5,606,000 and $9,022,000, respectively. In the opinion of management, First Community has sufficient cash flow and borrowing capacity to meet funding commitments and to maintain proper liquidity levels based upon First Community's favorable liquidity ratio and the ability to borrow from the FHLB.

         At June 30, 1998, the Company had a capital to asset ratio of 7.62%. At June 30, 1998, First Community had core capital of approximately 7.66% and had risk-based capital in excess of 8.0%. The regulatory core and risk-based capital requirements for First Community are 4.0% and 8.0% respectively.

ACCOUNTING MATTERS

         During 1997, The Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards ("SFAS") No. 130, Reporting Comprehensive Income, establishing standards for the reporting of comprehensive income and its components in financial statements. SFAS No. 130 is applicable to all entities that provide a full set of financial statements. Enterprises that have no items of other comprehensive income in any period presented are excluded from the scope of this Statement.

         SFAS No. 130 is effective for interim and annual periods beginning after December 15, 1997. Earlier application is permitted. The Company adopted SFAS No. 130 during the first quarter of 1998.

         Also in 1997, the FASB issued SFAS No. 131, Disclosures About Segments of an Enterprise and Related Information, which supersedes SFAS No. 14, Financial Reporting for Segments of a Business Enterprise. It establishes standards for the way that public enterprises report information about operating segments in annual financial statements and requires reporting of selected information about operating segments in interim financial statements issued to the public. It also establishes standards for disclosures regarding products and services, geographic areas and major customers. SFAS No. 131 defines operating segments as components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision-maker in deciding how to allocate resources an in assessing performance.

         This standard is effective for financial statement periods beginning after December 15, 1997, and requires comparative information for earlier years to be restated. Due to recent issuance of this standard, management has been unable to fully evaluate the impact, if any, it may have on the Company's future financial statement disclosures.

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         The primary assets and liabilities of the Company are monetary in nature. Consequently, interest rates generally have a more significant impact on performance than the effects of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services. In a period of rapidly rising interest rates, the liquidity and the maturity structure of the Company's assets and liabilities are critical to the maintenance of acceptable performance levels.

YEAR 2000 COMPLIANCE

         The Company, like most companies, faces a potentially serious information systems (computer) problem because many software applications and operational programs written in the past may not properly recognize calendar dates beginning in the year 2000. This problem could force computers to either shut down or provide incorrect data or information. The Company has begun the process of identifying the changes required to computer programs hardware. While the Company believes it is taking all appropriate steps to assure year 2000 compliance, it is dependent on vendor compliance. The bulk of the Company's computer processing is provided under contract by Computer Services, Inc. ("CSI"). CSI has advised the Company that it expects to be in year 2000 compliance by December 31, 1998. The Company is requiring all software and systems vendors to represent that the services and products provided are, or will be, year 2000 compliant, and will be testing compliance. The Company expects to complete testing by March 31, 1999.

         Based on a preliminary study, the Company expects to spend approximately $15,000 to $25,000 from 1998 through 1999 to modify its computer information systems enabling proper processing of transactions relating to the year 2000 and beyond. The Company continues to evaluate appropriate courses of corrective action, including replacement of certain systems whose associated costs would be recorded as assets and amortized. Accordingly, the Company does not expect the amounts required to be expended over the next two years to have a material effect on its financial position or results of operations. The amount expensed in 1997 was immaterial. The Company has also begun to require all significant commercial borrowers to certify their own year 2000 compliance status as a part of the loan documentation and underwriting process.

                                    BUSINESS

GENERAL

         The Company is a one-bank holding company incorporated in August 1991. The Company's primary asset is its wholly-owned banking subsidiary, First Community, an Indiana-chartered commercial bank formerly known as Bargersville Federal Savings Bank. The Company recently formed FCREM as a wholly-owned subsidiary to own and lease banking facilities to First Community.

         At June 30, 1998, the Company had approximately $104.1 million of assets, deposits of approximately $92.8 million and shareholders' equity of approximately $7.9 million. First Community's primary business consists of attracting deposits from the general public and originating real estate, commercial and consumer loans and purchasing investments through its offices located in Bargersville, Greenwood, Franklin, Indianapolis, Trafalgar, and North Vernon, Indiana. As of June 30, 1998, First Community had 65 employees of which 51 were full-time. The Company and FCREM have no employees.

         First Community's deposits are insured to the maximum extent permitted by law by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). First Community is a member of the Federal Home Loan Bank ("FHLB") of Indianapolis. First Community is subject to comprehensive regulation, examination and supervision by the Indiana Department of Financial Institutions ("DFI") and the FDIC. The Company is subject to regulation by the Federal Reserve Board. The Federal Reserve Board, as a condition of the acquisition of First Community, required the Company to make a commitment not to incur debt in excess of a 30% debt-to-equity ratio on an unconsolidated basis.

         The business of First Community consists primarily of attracting deposits from the general public, originating residential real estate, commercial and consumer loans and purchasing other types of investments. In addition, First Community originates first mortgage income-producing property real estate loans, second mortgage one-to-four family home loans, secured home improvement loans, and savings deposit secured loans. Consumer loans include, among others, new and used automobile and other secured and unsecured personal loans. First Community offers small commercial loans to area businesses in addition to new home construction loans and business lines of credit. First Community also invests in various US Treasury, federal agency, state, municipal and other investment securities permitted by applicable laws and regulations. The principal sources of funds for First Community's lending activities include deposits received from the general public, amortization and repayment of loans, maturity of investment securities and FHLB advances.

         First Community's primary sources of income are interest on loans, investment securities and interest-bearing deposits in other financial institutions and service charges on deposit accounts. Its principal expenses are interest paid on deposit accounts and borrowings, salaries and employee benefits, premises and equipment expenses and other overhead expenses incurred in the operation of First Community.

LENDING ACTIVITIES

         The following table sets forth information concerning the composition of First Community's loan portfolio in dollar amounts and percentages.

                                                                  AT DECEMBER 31,
                                                        1997                          1996
                                             --------------------------    -------------------------
                                                            PERCENT OF                  PERCENT OF
                                                AMOUNT        TOTAL         AMOUNT        TOTAL
                                                ------      ----------      ------      ----------
TYPE OF LOAN                                                   (DOLLARS IN 000'S)
Real estate loans
     Residential mortgages
     (1-4 single family homes)                 $28,971        36.60%       $22,675        35.17%
     Multi-family residential mortgages                                        335          .52
Construction and land development                6,773         8.55          3,621         5.62
Commercial loans                                17,883        22.59         17,401        26.99
Installment loans                               22,896        28.93         19,084        29.60
Tax-exempt loans and leases                      3,377         4.27          1,922         2.99
                                               -------       ------        -------       ------

Loans                                           79,900       100.94         65,038       100.89
Allowance for losses                              (848)       (1.07)          (644)       (1.00)
Deferred loan origination costs                    100          .13             70          .11
                                               -------       ------        -------       ------

Loans, net                                     $79,152       100.00%       $64,464       100.00%
                                               =======       ======        =======       =======

         The following table sets forth certain information at December 31, 1997, regarding the dollar amount of loans maturing in First Community's loan portfolio based on contractual maturities. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. Management expects prepayments will cause actual maturities to be shorter. Certain mortgage loans such as construction loans and second mortgage loans are included in the commercial and installment loan totals below. In addition, commercial real estate loans are included in real estate loans below.

                                                                  REMAINING MATURITIES
                                           ------------------------------------------------------------
                                              BALANCE
                                           OUTSTANDING AT
                                            DECEMBER 31,    ONE YEAR    OVER ONE YEAR
                                                1997         OR LESS    TO FIVE YEARS   OVER FIVE YEARS
                                           ------------------------------------------------------------
                                                                 (DOLLARS IN 000'S)
Real estate loans                              $37,340      $ 7,719        $ 8,151        $21,470
Commercial loans                                14,257        7,902          3,307          3,048
Installment loans                               24,926        7,420         15,022          2,484
Tax-exempt loans and leases                      3,377           24              0          3,353
                                               -------      -------        -------        -------
Total                                          $79,900      $23,065        $26,480        $30,355
                                               =======      =======        =======        =======

         The following table sets forth, as of December 31, 1997, the dollar amount of all loans maturing after December 31, 1998 showing those having a fixed interest rate and floating or adjustable interest rates.


                                                            FLOATING OR
                                            FIXED RATE    ADJUSTABLE RATE
                                            ----------    ---------------
TYPE OF LOAN                                    (DOLLARS IN 000'S)

Real estate loans                             $15,086          $22,254
Commercial loans                                5,616            8,641
Installment loans                              22,815            2,111
Tax-exempt loans and leases                     3,377                0
                                              -------          -------
                                               46,894           33,006
Less amount due within one year                14,389            8,676
                                              -------          -------

Loans due after one year                      $32,505          $24,330
                                              =======          =======


         The original contractual loan payment period for adjustable interest rate residential loans originated by First Community normally ranges from 15 to 20 years. Current fixed rate mortgage originations may not exceed a 20-year term. Because borrowers may refinance or prepay their loans, however, such loans normally remain outstanding for a substantially shorter period of time.

         Origination, Purchase and Sale of Loans. Interest rates charged by First Community on its loans are affected primarily by loan demand and the supply of funds available for lending. These factors are in turn affected by general economic conditions and monetary policies of the federal government, including the Federal Reserve Board, the general supply of money in the economy, legislative tax policies and governmental budgetary matters.

         Loan originations are derived from a number of sources. Residential loan originations are attributable primarily to solicitation by First Community's staff, referrals from real estate brokers, builders and walk-in customers. Multifamily and other commercial real estate loan originations are obtained from previous borrowers and direct contact with First Community. All property securing real estate loans made by First Community is appraised in accordance with applicable regulations of the FDIC and includes an actual inspection of such property by designated fee appraisers. To supplement loan demand, First Community has also purchased participations in tax-exempt leases.

         First Community typically has not sold loans or loan participations in the secondary market and services substantially, all loans which it originates and retains.

         All mortgage loans in excess of $300,000 are approved by the full Board of Directors or the loan committee of the Board. Loan limits are reviewed and changed from time to time to reflect current market conditions. Fire and casualty insurance is required on all mortgage loans as well as abstracts of title or title insurance.

         Residential Mortgage Loans. Residential mortgage loans have been predominantly secured by single-family homes. To reduce its exposure to changes in interest rates, First Community currently originates adjustable rate mortgages ("ARMs") along with long term, fixed-rate mortgages.

         First Community offers residential construction mortgage loans with maturities of six months or less at interest rates which vary with current market rates. The application process includes the same items which are required for other residential mortgage loans and include a submission of accurate plans, specifications and costs of the property to be constructed. These items are used as a basis to determine the appraised value of the subject property. Appraisal reports are completed by designated fee appraisers, and loans are based on the current appraised value. Loans of up to 80% of such amount may be offered for a maximum period of six months for the construction of the properties securing the loans. Extensions are permitted, when circumstances warrant, if construction has continued satisfactorily and the loan is current.

         Installment and Commercial Lending. First Community makes various types of installment loans including loans to depositors secured by pledges of their deposit accounts, new and used automobile loans, both direct and indirect, and secured and unsecured personal loans. Although installment and commercial loans are considered by management to involve more risk than residential mortgage loans, such loans have shorter maturities and typically have higher yields than mortgage loans.

         Commercial loans include loans secured by commercial real estate or deposits, single-payment loans, construction loans and loans for business purchases, operations, inventory and lines of credit. All non-residential mortgage loans are at a greater interest rate than single-family residential loans.

         All installment and commercial loans in excess of $300,000 are approved by the full Board of Directors or the loan committee of First Community. A loan officer's approval is required for installment or commercial loans up to certain amounts. First Community has established policies regarding financial statement requirements, credit verifications procedures and other matters intended to minimize underwriting risk.

         The most recent loan approval limits were adopted by the Board of Directors in 1997. The limits vary from officer to officer with a range of $2,500 to $70,000 for unsecured loans, and a range of $7,500 to $200,000 for secured loans. Loans in excess of the above-mentioned limits must be approved by a committee of loan officers or the board of directors loan committee.

         Installment Loan Underwriting. First Community has adopted underwriting guidelines that apply to all loans made by First Community. However, the underwriting policies and practices are particularly important in the installment lending area. Installment loans present risks beyond those presented by other types of loans because the collateral is usually movable and subject to rapid depreciation. Such factors increase the importance of properly documenting such loans and assessing the risks associated with each loan based upon such documentation.

         The documentation required by First Community's underwriting guidelines include an application, employment income verified by pay stubs, direct verification with employers when deemed necessary, and may include tax returns or audited financial statements and evidence of security. The application must include the minimum loan amount requested, the term requested, monthly payment, purpose of loan, job history, income, financial statement, and security offered if applicable. The application must be signed by all borrowers obligated for the loan. First Community also requires current credit reports from credit bureaus as part of the underwriting procedure for all loans including indirect automobile lending. First Community also reviews the applicant's ability to maintain a stable monthly income and other required monthly payments.

NONPERFORMING ASSETS AND ALLOWANCE FOR LOAN LOSSES

         Nonperforming assets consist of nonaccrual loans, restructured loans, past-due loans, real estate owned (acquired in foreclosure), and other repossessed assets. Nonaccrual loans are loans on which interest recognition has been suspended because they are 90 days past due as to interest or principal or because there is a question about First Community's ability to collect all principal and interest. Restructured loans are loans where the terms have been modified to provide a reduction or deferral of interest or principal because of deterioration in the borrower's financial position. Past-due loans are accruing loans that are contractually past due 90 days or more as to interest or principal payments, and the amount of the loan is no greater than 80% of the fair market value of the collateral securing the loan or First Community has a reasonable expectation of collecting all past-due interest and principal.

         The following table summarizes nonperforming assets as of the dates indicated.

                                               AT DECEMBER 31,
                                             -------------------
                                              1997         1996
                                              ----         ----
                                             (DOLLARS IN 000'S)

Nonaccrual loans                             $ 204        $  99
Restructured loans
Past-due loans 90 days
or more (interest accruing)                    120
                                             -----        -----

Total non-performing assets                    324           99
Real estate owned                               79          140
Other repossessed assets                         9           14
                                             =====        =====
Total non-performing assets                  $ 412        $ 253
                                             =====        =====

Ratio of non-performing assets to total
assets                                         .42%         .32%
Interest on non-performing loans that
would have been included in income           $  19        $  24
                                             =====        =====
Interest on non-performing loans that was
included in income                           $   0        $   0
                                             =====        =====

         At December 31, 1997, no loans were identified as impaired by management. Loans are considered to be impaired when it becomes probable that First Community will be unable to collect all amounts due according to the contractual terms of the loan agreement.

         In banking, loan losses are one of the costs of doing business. Although First Community's management emphasizes the early detection and chargeoff of loan losses, it is inevitable that at any time certain losses exist in the portfolio which have not been specifically identified. Accordingly, the provision for loan losses is charged to earnings on an anticipatory basis, and recognized loan losses are deducted from the allowance so established. Over time, all net loan losses must be charged to earnings. During the year, an estimate of the loss experience for the year serves as a starting point in determining the appropriate level for the provision. However, the amount actually provided in any period may be greater or less than net loan chargeoffs, based on management's judgment as to the appropriate level of the allowance for loan losses. The determination of the adequacy of the allowance for loan loss is based on management's continuing review and evaluation of the loan portfolio, and its judgment as to the impact of current economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the loan portfolio and the current condition and amount of loans outstanding.

         The allowance for loan losses increased during the year ended December 31, 1997 compared to the year ended December 31, 1996 primarily because of the growth in loans and a change in the composition of the loan portfolio. During 1997, First Community made a $255,000 provision for loan losses due primarily to growth in loans and a change in the mix of the loan portfolio.

Allocation of the Allowance for Loan Losses:

                                                                  AT DECEMBER 31,
                                        -------------------------------------------------------------------
                                                     1997                                1996
                                        -------------------------------------------------------------------
                                                           PERCENTAGE                          PERCENTAGE
                                                           OF LOANS TO                         OF LOANS TO
                                           AMOUNT          TOTAL LOANS         AMOUNT          TOTAL LOANS
                                        -------------     -------------     -------------     -------------
                                                                (DOLLARS IN 000'S)
Real estate mortgage loans                   $162             36.3%              $139             35.4%
Construction and land development              68              8.5                 32              5.6
Commercial loans                              196             22.4                171             26.7
Installment loans                             418             28.6                300             29.3
Tax-exempt loans and leases                     4              4.2                  2              3.0
                                        -------------     -------------     -------------     -------------

                                             $848            100.0%              $644            100.0%
                                        =============     =============     =============     =============

Summary of Loan Loss Experience:

                                   YEAR ENDED DECEMBER 31,
                                  -------------------------
                                       1997       1996
                                     -------    -------
                                     (DOLLARS IN 000'S)

Balance at January 1                 $   644    $   518

Chargeoffs:
Real estate mortgage loans               (16)        (2)
Commercial loans                         (20)       (30)
Installment loans                        (44)       (79)
                                     -------    -------

Total Chargeoffs                         (80)      (111)

Recoveries:
Commercial                                17          8
Installment                               12         10
                                     -------    -------

Total Recoveries                          29         18
                                     -------    -------

Net Chargeoffs                           (51)       (93)
                                     -------    -------

Provision for loan losses                255        219
                                     -------    -------

Balance at December 31               $   848    $   644
                                     =======    =======

Average loans during the year        $73,048    $59,861

Ratio of net chargeoffs to
total average loans outstanding
during the year                         .07%        .16%

INVESTMENT ACTIVITIES

         The following table sets forth the carrying value of First Community's investment portfolio and FHLB stock as of the dates indicated:

                                                 AT DECEMBER 31,
                                             -----------------------
                                              1997             1996
                                              ----             ----
                                                (DOLLARS IN 000'S)

Available for sale at fair value:
     State and municipal obligations         $1,371           $1,756
     Corporate obligations                    1,400              630
                                             -------          ------
                                              2,771            2,386
                                             -------          ------

Held to maturity at amortized cost:
     Federal agency mortgage pools                               174
     State and municipal obligations          1,709            2,367
                                             ------           ------

                                              1,709            2,541
FHLB stock                                      778              778
                                             ------           ------

Total                                        $5,258           $5,705
                                             ======           ======

         At December 31, 1997, the amortized cost of securities available for sale was $2,716,000 and the related gross unrealized gains were $55,000. At December 31, 1997, the fair value of securities held to maturity was $1,734,000 and the related gross unrealized gains were $25,000. There were no unrealized losses on securities at December 31, 1997.

         As of December 31, 1997, there were no state and municipal obligations representing more than 10% of shareholders' equity included in securities.

         The following table sets forth the maturities of investment securities at December 31, 1997 and the weighted-average yield (on a tax equivalent basis) on such securities.

                                                                  AT DECEMBER 31,
                                        --------------------------------------------------------------------
                                                   CORPORATE                      STATE AND MUNICIPAL
                                                  OBLIGATIONS                         OBLIGATIONS
                                        --------------------------------    --------------------------------
                                           AMOUNT             YIELD            AMOUNT             YIELD
                                        -------------     --------------    --------------    --------------
                                                                (DOLLARS IN 000'S)
Available for Sale: (1)
     Maturities:
     One year or less                   $       450           10.00%        $       170            5.63%
     Over 1 year to 5 years                     950           10.32                 425            9.33
     Over 5 years to 10 years                                                       180           10.63
     Over 10 years                                                                  541           10.25

                                        -----------                         -----------
     Total available for sale                 1,400           10.21               1,316            9.41
                                                                            -----------

Held to Maturity:
     Maturities:
     One year or less                                                               675            5.44
     Over 1 year to 5 years                                                         742            6.04
     Over 5 years to 10 years                                                       292            7.18
     Over 10 years

                                                                            -----------
     Total held to maturity                                                       1,709            6.00
                                                                            -----------

     Total securities                   $     1,400           10.21%        $     3,025            7.48%
                                        ===========                         ===========

----------
(1) Available for sale amounts shown in the maturity distribution table are at amortized cost for computation of yields.

SOURCES OF FUNDS

         Deposits are the primary source of First Community's funds for use in lending and for other general business purposes. In addition to deposits, FHLB advances represent a significant source of funds to First Community, as well as funds derived from loan repayments. Loan repayments are a relatively stable source of funds, while savings inflows and outflows are significantly influenced by general interest rates and money market conditions.

         Deposit Activities. First Community offers several types of deposit programs designed to attract both short-term and long-term savings by providing a wide assortment of accounts and rates. See the average balance sheet included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a breakdown of the average amount and average rate paid on First Community's deposit categories. First Community does not rely on brokered deposits as funding sources.

         The following table indicates the amount of certificates of deposit of $100,000 or more by time remaining until maturity at December 31, 1997 (in 000's).

MATURITY PERIOD

Three months or less                                         $ 1,808
Greater than three months through six months                   1,524
Greater than six months through twelve months                  5,273
Over twelve months                                             1,914
                                                             -------
      Total                                                  $10,519
                                                             =======

         Interest earned on statement savings accounts is paid from the date of deposit to the date of withdrawal, compounded and credited monthly. Interest earned on money market demand deposit accounts is compounded and credited monthly. The interest rate on these accounts is established by First Community.

         In recent years, many deposits in long-term fixed-rate accounts have been withdrawn prior to maturity or such certificates have not been renewed at maturity due to the more attractive rates offered on various money market accounts. Early withdrawal penalties are 30 days' interest on accounts maturing in one year or less and 90 days interest on accounts maturing in greater than one year.

         Borrowings. The FHLB of Indianapolis functions as a central credit facility providing credit for member financial institutions. As a member, First Community is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities which are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. The FHLB prescribes the acceptable uses to which the advances pursuant to each program may be made as well as limitations on the amounts of advances. Acceptable uses prescribed by the FHLB have included expansion of residential mortgage lending and meeting short-term liquidity needs. Depending on the program, limitation on the amounts of advances are based either on a fixed percentage of a member's net worth or on the FHLB's assessment of the member's creditworthiness. The FHLB is required to review its credit limitations and standards at least once every six months. First Community had outstanding borrowings of $2,929,789 from the FHLB as of June 30, 1998 and December 31, 1997.

SERVICE AREA

         First Community's primary service areas are Johnson County and Jennings County, Indiana. These areas are among the most affluent and rapidly growing areas of Indiana. The major portion of First Community's customers reside in Johnson County, particularly in the Bargersville, Franklin and Greenwood areas, which account for about one-half of the county's population, according to the 1990 U.S. Census. First Community has branches in Trafalgar, Franklin, and Greenwood, Indiana in Johnson County, a branch at a retirement center in Indianapolis, Indiana, and two branches in North Vernon, Indiana in Jennings County. First Community anticipates opening a branch in Whiteland (Johnson County) and Taylorsville (Bartholomew County) within the next 12 months.

DESCRIPTION OF PROPERTY

         First Community currently leases its home office in Bargersville, Indiana and one of its branches in Franklin, Indiana from FCREM, leases branches in Indianapolis, Trafalgar and Franklin from third parties, and owns branch offices in Greenwood and North Vernon, Indiana. The leases with third-parties expire between 1999 and 2003. The Company plans for FCREM to eventually own substantially all of the branch properties and lease them to First Community.

COMPETITION

         The banking business is highly competitive in Johnson County, which is First Community's primary market, where it competes with 14 commercial banks, 3 savings banks, and 2 credit unions. In Jennings County, First Community competes with 5 commercial banks, one savings bank and 2 credit unions. To a lesser extent, First Community competes with mortgage banking companies, consumer finance companies, and certain governmental agencies.

REGULATION AND SUPERVISION OF THE COMPANY

         The Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA"), and is registered as such with the Board of Governors of the Federal Reserve System ("Federal Reserve"). The Company is examined, regulated and supervised by the Federal Reserve and is required to file annual reports and other information regarding its business and operations and the business and operations of its subsidiaries with the Federal Reserve. The Federal Reserve has the authority to issue cease and desist orders against a bank holding company if it determines that activities represent an unsafe and unsound practice or a violation of law.

         Under the BHCA, a bank holding company is, with limited exceptions, prohibited from acquiring direct or indirect ownership or control of voting stock of any company which is not a bank and from engaging in any activity other than managing or controlling banks. A bank holding company may, however, own shares of a Company engaged in activities which the Federal Reserve has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         Acquisitions by the Company of banks and savings associations are also subject to regulation. Any acquisition by the Company of more than five percent of the voting stock of any bank requires prior approval of the Federal Reserve. Acquisitions of savings associations are also subject to the approval of the Office of Thrift Supervision ("OTS"). Indiana law permits the Company to be acquired by bank holding companies, located in any state in the United States provided that the Company's subsidiary bank has been in existence and continuously operated for five (5) or more years.

         A bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or the provision of any property or service. With certain exceptions, a bank holding company, a bank, and a subsidiary or affiliate thereof, may not extend credit, lease or sell property or furnish any services or fix or vary the consideration for the foregoing on the condition that (i) the customer must obtain or provide some additional credit, property or services from, or to, any of them, or (ii) the customer may not obtain some other credit, property or service from a competitor, except to the extent reasonable conditions are imposed to assure the soundness of credit extended.

         Under the BHCA, bank holding companies may acquire savings associations without geographic restrictions. However, under the Homeowner's Loan Act ("HOLA"), the OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, unless approval is for interstate supervisory acquisitions by savings and loan holding companies, and the acquisition of a savings institution in another state is under laws of the state of the target savings institutions specifically permitting such acquisition. Although the conditions imposed upon acquisitions in those states which have enacted such legislation vary, most such statutes are of the "regional reciprocity" type which require that the acquiring holding company be located (as defined by the location of its subsidiary savings institutions) in a state within a defined geographic region and that the state in which the acquiring holding company is located has enacted reciprocal legislation allowing savings institutions in the target state to purchase savings institutions in the acquirer's home state on terms no more restrictive than those imposed by the target state on the acquirer. Indiana law permits reciprocal interstate savings institution acquisitions within a region consisting of Indiana and contiguous states.

         The Company's income is principally derived from dividends paid on the common stock of its subsidiaries. The payment of dividends by First Community is subject to certain regulatory restrictions. Additionally, under Federal Reserve policy, the Company is expected to act as a source of financial strength to, and commit resources to support, First Community. As a result of such policy, the Company may be required to commit resources to First Community in circumstances where it might not otherwise do so.

REGULATION AND SUPERVISION OF FIRST COMMUNITY

         First Community is supervised, regulated and examined by the DFI and, as a state nonmember bank by the FDIC. A cease or desist order may be issued by the DFI and FDIC against First Community if the respective agency finds that the activities of First Community represent an unsafe and unsound banking practice or violation of law. The deposits of First Community are insured by the SAIF of the FDIC.

         Branching by banks in Indiana is subject to the jurisdiction, and requires the prior approval of, the Bank's primary federal regulatory authority and the DFI. Under Indiana law, First Community may branch anywhere in the state.

         The Company is a legal entity separate and distinct from First Community. There are various legal limitations on the extent to which First Community can supply funds to the Company. The principal source of the Company's funds consists of dividends from First Community. State and federal laws restrict the amount of dividends which may be paid by banks. In addition, First Community is subject to certain restrictions imposed by the Federal Reserve on extensions of credit to the Company or any of its subsidiaries, on investments in the stock or other securities of the Company and in taking such stock or securities as collateral for loans.

         While First Community is not a member of the Federal Reserve, the commercial banking business is affected not only by general economic conditions but also by the monetary policies of the Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include the discount rate on member bank borrowing and changes in reserve requirements against member bank deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary fiscal authorities, including the Federal Reserve, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Company and First Community.

FDICIA

         On December 19, 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted into law. FDICIA provides for, among other things, enhanced federal supervision of depository institutions including greater authority for the appointment of a conservator or receiver for undercapitalized institutions, the adoption of safety and soundness standards by the federal banking regulators on matters such as loan underwriting and documentation, interest rate risk exposure, compensation and other employee benefits, the establishment of risk-based deposit insurance premiums, liberalization of the qualified thrift lender test, greater restrictions on transactions with affiliates, and mandated consumer protection disclosures with respect to deposit accounts.

CAPITAL REQUIREMENTS

         First Community must meet certain minimum capital requirements mandated by the FDIC and the DFI. These regulatory agencies require financial institutions to maintain certain minimum ratios of primary capital to total assets and total capital to total assets. The Company is not required to comply with Federal Reserve capital requirements because it has consolidated assets of less than $150,000,000.

         First Community must maintain a leverage ratio of at least 4.0%, and a total capital to risk-based assets ratio of at least 8.0%. First Community had a leverage ratio and tangible equity ratio of 7.66% based on leverage and tangible capital of $7,720,000 at June 30, 1998. First Community had a total capital to risk-based assets ratio of 9.56%.

LEGAL PROCEEDINGS

         The Company and First Community are parties to certain lawsuits from time to time arising in the ordinary course of business. The Company and First Community believe that none of their current lawsuits would, if adversely determined, have a material adverse effect on the Company or First Community.

                                   MANAGEMENT

NAME                                AGE     PRINCIPAL OCCUPATION                DIRECTOR SINCE           TERM TO EXPIRE
----                                ---     --------------------                --------------           --------------
Merrill M. Wesemann, M.D.           63      Chairman of the Board                    1991                     2000
                                            of the Company-Physician

Albert R. Jackson, III              38      President & CEO                           1997                    2000

Frank D. Neese                      60      Investment Banker                         1996                    1999

Roy Martin Umbarger                 51      President, Roy Umbarger &                 1996                    1999
                                            Sons, Inc.

Albert R. Jackson, Jr.              63      Retired Bank President                    1997                    2001

Eugene W. Morris                    72      President of Farmers                      1991                    2001
                                            -Mutual Fire Insurance

         Merrill M. Wesemann, M.D. was a Director of Bargersville Federal Savings Bank ("Bargersville") from January 1979 until completion of the acquisition of Bargersville by the Company. Dr. Wesemann is on the Board of Directors of First Community and has been a Director of the Company since August 1991. Dr. Wesemann has practiced medicine since 1961 and is a past Treasurer of the Indiana State Medical Association. Dr. Wesemann's current term as a Director of the Company expires at the 2000 Annual Meeting.

         Albert R. Jackson, III has been CEO and CFO for both First Community and the Company since 1996 and President of First Community since 1994. He is also on the Board of Directors of First Community. Before that he was senior vice president of National City Bank. Mr. Jackson has also served as senior vice president and cashier of The Seymour National Bank & Trust Company and as vice president for First National Bank of North Vernon, Indiana and as treasurer and chief financial officer of that bank's holding Company, North Vernon 1st Financial Corporation. Mr. Jackson's current term as a Director of the Company expires at the 2000 Annual Meeting. He is the son of Albert R. Jackson, Jr.

         Roy Martin Umbarger has been the President and co-owner of Roy Umbarger & Sons, Inc., a feed mill, grain elevator and fertilizer distributor located in Bargersville, Indiana, since 1986. Mr. Umbarger received a degree in Business Marketing from the University of Evansville and is a lifetime resident of Johnson County. Mr. Umbarger's current term as a Director of the Company expires at the 1999 Annual Meeting. Mr. Umbarger is also on the Board of Directors of First Community and is the son-in-law of Eugene W. Morris.

         Frank D. Neese is President of Indiana Securities, LLC an investment banking firm since January 1, 1998. Mr. Neese served as Senior Vice President of Traub and Company a registered broker-dealer from 1979 until December 31, 1997. Mr. Neese has served as a financial advisor to First Community since 1991. Mr. Neese's current term as a Director of the Company expires at the 1999 Annual Meeting. Mr. Neese is Secretary and a Director of First Community. Mr. Neese also serves as President of the Pines of Deerfield, a real estate development Company.

         Albert R. Jackson, Jr. was the President of First National Bank of North Vernon, Indiana from 1971 to 1989 and a Senior Executive Vice President of The Seymour National Bank of Seymour, Indiana from 1989 to his retirement in 1994. Mr. Jackson was appointed as a Director in May 1997 and his current term expires in 2001. He is also on the Board of Directors of First Community and is the father of Albert R. Jackson, III.

         Eugene W. Morris was a director of Bargersville from October 1974, and was Vice Chairman of the Board of Directors from January 1988 until Bargersville was acquired by the Company. Mr. Morris is currently President of the Company and has been a board member since August 1991. Mr. Morris is also on the Board of

Directors of First Community. Mr. Morris is currently self-employed as a farmer and also serves as President of Farmers-Mutual Fire Insurance Company of Johnson and Shelby Counties, a mutual casualty and property insurance Company.

Mr. Morris current term as a Director of the Company expires at the 2001 Annual Meeting. Mr. Morris is the father-in-law of Roy Martin Umbarger.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table provides compensation information paid by First Community to the Chief Executive Officer for services rendered in all capacities during the years ended December 31, 1997, 1996, and 1995. No executive officers of the Company received compensation from the Company during the year ended December 31, 1997.

                                  SUMMARY COMPENSATION TABLE

                                      ANNUAL COMPENSATION
                            -----------------------------------------
    NAME AND PRINCIPAL                                                      ALL OTHER
         POSITION               YEAR       SALARY($)      BONUS($)      COMPENSATION($) (1)
         --------               ----       ---------      --------      -------------------
Albert R. Jackson, III          1997         67,500             -0-             697
Chief Executive                 1996         62,293           5,000             661
Officer and Chief               1995         58,782             -0-             500
Financial Officer

-------------------
(1)  Contributions by the Company to the employee's 401(k) retirement plan.

         There were no awards or payouts of restricted stock, options, SAR's, or long term incentive plan payments during the last 3 fiscal years to the named chief executive officer.

CASH COMPENSATION

         A Director of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. However, all Directors of the Company are also Directors of First Community, and for the fiscal year ended December 31, 1997 cash compensation for non-employee Directors of First Community was $1,000 per month. The Chairman's compensation was $1,150 per month for 1997. First Community provides each of First Community's Directors with Directors' and Officers' liability insurance. Directors may also be reimbursed for reasonable expenses incurred in attending Board and committee meetings. Directors otherwise employed by the Company or First Community are not separately compensated for serving as a Director. Mr. Jackson, Jr. is also paid a consulting fee of $600 per month for providing advisory services to First Community and Dr. Wesemann participates in a deferred compensation program pursuant to which his director fees are deferred and the deferral amounts earn interest at the rate of 8% per annum.

OPTIONS

         The 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors on January 1, 1992 and amended and restated by the Board on February 15, 1993 and May 15, 1995. The shareholders approved an amendment to the 1992 Plan on May 15, 1996. The 1992 Plan covers 66,771 shares of Common Stock.

         The number of shares available under the 1992 Plan and the amount and exercise price of options granted are subject to adjustment in the event of a combination, merger, reorganization, stock split, stock dividend or similar event affecting the Common Stock. The 1992 Plan will terminate ten years from the date of its adoption and no further options shall thereafter be granted thereunder.

         Options granted to non-employee directors under the 1992 Plan are not intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Optionees generally are not subject to federal income taxation at the time the options are granted. Taxable income is recognized by optionees upon the exercise of an option in the amount of the difference between the exercise price paid and the market value of the shares received at the time of exercise or the date restrictions on the sale of such shares lapse. An optionee's basis in the shares received upon the exercise of an option is equal to the exercise price paid plus any income recognized for income tax purposes. The Company is entitled to a tax deduction equal to the amount of income recognized by the optionees.

         There are outstanding options under the 1992 Plan to purchase 15,420 shares of Common Stock with an exercise price of $5.54 per share each to Dr. Wesemann and Eugene Morris.

         On May 15, 1996, the shareholders approved the 1996 Stock Option Plan (the "1996 Plan") for the issuance of 105,000 shares of Common Stock. The 1996 Plan provides, among other items, that nonstatutory options for 1,000 shares of Common Stock are automatically granted to directors not otherwise employed by the Company on a yearly basis in order to provide an incentive to outside directors of the Company. The options have a term of ten years from the date of grant, are exercisable only during the time the optionee remains a director or within one year thereafter (but not beyond expiration of the option term) and the exercise price is the fair market value of the shares on the date of grant.

         In the event of changes in outstanding Common Stock of the Company by reason of stock dividends, mergers, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Board of Directors or a committee thereof (the "Committee"), an appropriate adjustment will be made by the committee in the number of shares of Common Stock reserved under the 1996 Plan and in the number of shares of Common Stock and option price per share specified in any stock option agreement with respect to any unpurchased shares.

         The Company has granted and there are outstanding options under the 1996 Plan to purchase 1,050 shares of common stock with an exercise price of $11.43 per share and 1,000 shares of Common Stock with an exercise price of $11.00 per share each to Dr. Wesemann, Eugene Morris, Frank Neese, Albert R. Jackson, Jr., and Roy Martin Umbarger. In February 1998 the Board granted an option to purchase 5,000 shares of common stock to Albert R. Jackson, III with an exercise price of $11.50 per share and an aggregate of 6,000 shares to three
(3) other officers with an exercise price of $11.50 per share. All options vested at the time of grant and expire ten years after the date of grant or one
(1) year after the date the optionee terminates his or her performance of services for the Company, if earlier. The Company has agreed with the Tennessee Securities Division that it will not grant options in excess of twelve percent (12%) of the number of issued and outstanding shares of Common Stock during the effective period of this registration statement.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         As permitted by the Indiana Business Corporation Law ("IBCL"), the Company may indemnify its officers and directors under certain circumstances, The IBCL permits the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms, which the Company has done. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of October 22, 1998 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group:

                           SHARES BENEFICIALLY
                           -------------------

                                               OWNED BEFORE OFFERINGS
                                               ----------------------
NAME                                          NUMBER             PERCENT
----                                          ------             -------

Albert R. Jackson, III                        18,169(1)            1.83%
5675 N County Rd. 200 W
North Vernon, Indiana 47265

Albert R. Jackson, Jr.                         8,116(2)             *
5745 N County Rd. 200W
North Vernon, Indiana 47265

Eugene W. Morris                              24,957(3)            2.48%
5471 West CR 350 N.
Bargersville, Indiana  46106

Merrill M. Wesemann, M.D.                     90,404(4)            8.97%
251 E Jefferson Street
Franklin, Indiana  46131

Roy Martin Umbarger                           29,814(5)            3.01%
5180 W Road 300N
Bargersville, Indiana 46106

Frank D. Neese                                58,378(6)            5.89%
320 North Meridian Street
Indianapolis, Indiana 46204

All Executive Officers and Directors         227,476              21.96%
as a group (6 persons)
-------------------
  *  Denotes less than 1%

(1) Includes 2,362 shares that Mr. Jackson owns as a joint tenant with his father, brother, and sister as to which he disclaims voting and dispositive power and currently exercisable options for 5,000 shares granted under the 1996 Stock Option Plan. Mr. Jackson, III is the son of Mr. Jackson, Jr.
(2) Includes 2,362 shares held as a joint tenant with his two sons and a daughter, 525 shares owned by Mr. Jackson's spouse and currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan. Mr. Jackson, Jr. is the father of Mr. Jackson, III.
(3) Includes currently exercisable options for 17,470 shares granted under the 1992 and 1996 Stock Option Plans. Mr. Morris is Mr. Umbarger's father-in-law.
(4) Includes 8,087 shares owned by Dr. Wesemann's spouse and currently exercisable options for 17,470 shares granted under the 1992 and 1996 Stock Option Plans.
(5) Includes 1,365 shares owned by Mr. Umbarger's spouse, 721 shares owned as joint-tenant with a minor son, 1,356 shares owned by his minor son, 107 shares owned by his spouse jointly with each of two daughters, 13 shares owned by a daughter, and currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan. Mr. Umbarger is Mr. Morris' son-in-law.
(6) Includes currently exercisable options for 2,050 shares granted under the 1996 Stock Option Plan.

                              CERTAIN TRANSACTIONS

         Certain of the Company's Directors and Executive Officers were customers of or had various transactions with First Community in the ordinary course of business during 1996 and 1997. These transactions cover a range of banking services. All such services were provided at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing First Community allow First Community to make loans to a limited extent to its Directors and Executive Officers, all loans involving such Directors, Executive Officers, or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and did not involve more than the normal risk of collectability or other unfavorable features. All transactions with affiliates of the Company must be on terms no less favorable than could be approved by a majority of the directors, including a majority of disinterested directors.

                              PLAN OF DISTRIBUTION

         No underwriter or broker will be used in connection with the sale of Shares offered and sold in connection with the exercise of the Rights or the Warrants and no commission or remuneration will be paid to any person for the solicitation of subscriptions. The officers and employees of the Company and First Community processing subscriptions will not receive additional compensation in connection herewith.

         The Offering is not conditioned upon the exercise of a minimum number of Rights or Warrants and funds paid upon the exercise thereof will become immediately available to the Company.

                           DESCRIPTION OF SECURITIES

RIGHTS

         The Rights will be evidenced by a Rights Certificate. The Rights will be issued to shareholders of record as of 5:00 p.m. on October 29, 1998. The Rights will entitle each Eligible Holder to purchase one share of Common Stock for each ten shares owned on the Record Date rounded down to the nearest number of whole shares and subject to a minimum offer and purchase requirement of 100 shares of Common Stock at an exercise price of $11.00 per share. The Rights will expire on January 29, 1999 at 5:00 p.m. Indianapolis, Indiana time unless extended by and in the sole discretion of the Company.

         An Eligible Holder may exercise a Right by completing an Election to Purchase included in the Rights Certificate and delivering it together with a fully completed and executed Subscription Agreement and payment in full of the Subscription Price to the Company by January 29, 1999. The Subscription Price must be paid by check, wire transfer, bank draft or money order payable to the Company.

         Rights are transferable on the register maintained for that purpose by First Community at the office located at P.O. Box 767, 298 St. Rd. 135N Greenwood, Indiana 46142.

         Rights that have not been exercised as of 5:00 p.m. on January 29, 1999 may, in the Company's sole discretion, be reoffered to participating Eligible Holders who have indicated in the initial Subscription Agreement their interest in purchasing additional shares.

WARRANTS

         The Warrants will be evidenced by a Warrant Certificate the form of which is included as Annex "A" to the Prospectus. The Warrants will be issued to shareholders of record on October 29, 1998 (the "Record Date") and will entitle the shareholder or registered assigns ("Warrant Holders") to purchase one share of Common Stock for each ten shares owned on the Record Date rounded down to the nearest number of whole shares subject to a minimum offer and purchase requirement of 100 Shares at an exercise price of $11.00 per Share. The Warrants may only be exercised during a 90 day period commencing on September 15, 1999 and ending at 5:00 o'clock on December 13, 1999 (the "Exercise Period").

         A Warrant Holder may exercise the Warrant by completing and executing the relevant section on the back of the Warrant Certificate and delivering the Warrant Certificate together with payment in full of the exercise price to the Company during the Exercise Period. The exercise price must be paid by check, wire transfer, bank draft or money order payable to the Company.

         Warrants are transferable on the register maintained for that purpose by First Community at the office located at P.O. Box 767, 298 St. Rd. 135N, Greenwood, Indiana 46142.

         Warrants which have not been exercised as of 5:00 o'clock p.m. on December 13, 1999 will expire and be of no further effect.

CAPITAL STOCK

         The authorized capital stock of the Company consists of four million shares of Common Stock, no par value, and one million shares of preferred stock.

         As of October 22, 1998, there were 989,848 shares of Common Stock outstanding held of record by 282 shareholders. Concurrently with this Offering the Company is conducting an offering of $1,000,000 in aggregate principal amount of 7% Convertible Notes which are convertible to shares of Common Stock at the rate of $12.10 per share (82,644 shares if all of the Notes are sold and converted).

         Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Market for Common Stock and Related Shareholder Matters." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Shares issued upon conversion of the Notes and exercise of the Rights and Warrants will be, fully paid and non-assessable.

         The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely effect the voting and other rights of the holders of Common Stock. At present the Company has no plans to issue any of the preferred stock.

         Certain provisions of Indiana law applicable to the Company may delay, deter or prevent a merger, tender offer or other takeover attempt of the Company.

         Under Indiana law, no business combination (generally defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving the Company and an interested shareholder (defined to include any holder of 10% or more of the corporation's voting stock) may be entered into unless (1) approved by the Board of Directors of the Company or (2)(a) five years have expired since the acquisition of shares of the Company by the interested stockholder,
(b) all requirements of the Articles of Incorporation relating to business combinations are satisfied and (c) either (i) a majority of stockholders of the Company (excluding the interested shareholder) approve the business combination or (ii) all stockholders are paid fair value (as defined in the statute) for their stock. However, such law does not restrict any offer to purchase all of the Company's shares.

         Under Indiana law, when a target corporation (such as the Company ) incorporated in Indiana and having its principal place of business, principal office, or substantial assets in Indiana, has a certain threshold of ownership by Indiana residents, any acquisition which, along with previous holdings, gives the acquirer at least 20%, 33-1/3% or 50% of the target's voting stock triggers a shareholder approval mechanism. If the acquirer files a statutory disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested stockholders of the target (those not affiliated with the acquirer or any officer or inside director of the target) consider and vote upon whether the acquirer shall have voting rights with respect to the control shares of the target held by it. Without stockholder approval, the control shares acquired by the acquirer have no voting rights. If the acquirer fails to file the statutory disclosure statement, or the shareholders fail to grant voting rights to the control shares, the target can redeem the acquirer's shares at a price to be determined according to procedures devised by the target.

TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Rights, Warrants and Common Stock issuable upon the exercise thereof is First Community Bank & Trust.

                                 LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by Henderson, Daily, Withrow & DeVoe of Indianapolis, Indiana.

                                    EXPERTS

         The consolidated financial statements of First Community Bancshares, Inc. as of December 31, 1997 and 1996, and for each of the three years in the period ended December 31, 1997 appearing in the Prospectus and Registration Statement have been audited by Olive LLP (formerly Geo. S. Olive & Co. LLC), independent auditors as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given under the authority of such firm as experts in accounting and auditing.

                        FIRST COMMUNITY BANCSHARES, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                           PAGE
                                                                           ----
AUDITED FINANCIAL STATEMENTS:
-----------------------------

     Independent Auditor's Report......................................    F-1

     Consolidated Balance Sheet as of
         December 31, 1997 and 1996....................................    F-2

     Consolidated Statement of Income for the Years Ended
         December 31, 1997, 1996 and 1995..............................    F-3

     Consolidated Statement of Comprehensive Income
         for the Years Ended December 31, 1997, 1996 and 1995..........    F-4

     Consolidated Statement of Changes in Stockholders' Equity
         for the Years Ended December 31, 1997, 1996 and 1995..........    F-5

     Consolidated Statement of Cash Flows for the
         Years Ended December 31, 1997, 1996 and 1995..................    F-6

     Notes to Consolidated Financial Statements........................    F-7

UNAUDITED FINANCIAL STATEMENTS:
-------------------------------

     Consolidated Condensed Balance Sheet as of June 30, 1998 and
         December 31, 1997.............................................    F-24

     Consolidated Condensed Statement of Income for the Three and
         Six Months Ended June 30, 1998 and 1997.......................    F-25

     Consolidated Condensed Statement of Comprehensive Income
         for the Three and Six Months Ended June 30, 1998 and 1997.....    F-26

     Consolidated Condensed Statement of Changes in Stockholders'
         Equity for the Six Months Ended June 30, 1998.................    F-27

     Consolidated Condensed Statement of Cash Flows for the Six Months
         Ended June 30, 1998 and 1997..................................    F-28

     Notes to Unaudited Condensed Consolidated Financial Statements....    F-29

                         INDEPENDENT AUDITOR'S REPORT



To the Stockholders and
Board of Directors
First Community Bancshares, Inc.
Bargersville, Indiana


We have audited the accompanying consolidated balance sheet of First Community Bancshares, Inc. and subsidiary as of December 31, 1997 and 1996, and the related consolidated statements of income, comprehensive income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements described above present fairly, in all material respects, the consolidated financial position of First Community Bancshares, Inc. and subsidiary as of December 31, 1997 and 1996, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.




/s/ Geo. S. Olive & Co. LLC
Indianapolis, Indiana
February 6, 1998

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                          CONSOLIDATED BALANCE SHEET

DECEMBER 31                                              1997          1996
--------------------------------------------------------------------------------
ASSETS
  Cash and due from banks                              $   933,574   $ 1,059,473
  Short-term interest-bearing deposits                  10,297,654     5,975,098
                                                       -------------------------
    Cash and cash equivalents                           11,231,228     7,034,571
  Investment securities
    Available for sale                                   2,771,058     2,386,358
    Held to maturity                                     1,708,679     2,540,803
                                                       -------------------------
        Total investment securities                      4,479,737     4,927,161
  Loans                                                 80,000,575    65,108,481
    Allowance for loan losses                             (848,085)     (644,132)
                                                       -------------------------
        Net loans                                       79,152,490    64,464,349
  Premises and equipment                                 1,944,779     1,791,873
  Federal Home Loan Bank of
    Indianapolis stock, at cost                            777,800       777,800
  Foreclosed real estate                                    78,636       139,500
  Interest receivable                                      700,079       526,186
  Other assets                                             374,965       417,268
                                                       -------------------------
        Total assets                                   $98,739,714   $80,078,708
                                                       =========================

LIABILITIES
  Deposits
    Noninterest bearing                                $ 7,623,814   $ 5,833,251
    Interest bearing                                    80,071,501    64,719,018
                                                       -------------------------
        Total deposits                                  87,695,315    70,552,269
  Federal Home Loan Bank of
    Indianapolis advances                                2,929,789     2,378,830
  Interest payable                                         250,617       187,083
  Other liabilities                                        313,987        74,570
                                                       -------------------------
        Total liabilities                               91,189,708    73,192,752
                                                       -------------------------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Preferred stock, no-par value
    Authorized and unissued-1,000,000 shares
  Common stock, no-par par value
    Authorized-4,000,000 shares
    Issued and outstanding-989,848
    and 942,825 shares                                   6,722,251     6,181,486
  Retained earnings and contributed capital                794,796       692,760
  Accumulated other comprehensive income                    32,959        11,710
                                                       -------------------------
        Total stockholders' equity                       7,550,006     6,885,956
                                                       -------------------------
        Total liabilities and stockholders' equity     $98,739,714   $80,078,708
                                                       =========================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                       CONSOLIDATED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31                     1997            1996            1995
----------------------------------------------------------------------------------
INTEREST INCOME
  Loans, including fees                 $6,779,091      $5,564,766      $4,416,698
  Securities
    Taxable                                183,260         202,022         188,212
    Tax exempt                             106,252         125,814         253,979
  Deposits with financial institutions     230,410         207,940         170,432
  Dividends                                 62,136          57,153          44,834
                                        ------------------------------------------
        Total interest income            7,361,149       6,157,695       5,074,155
                                        ------------------------------------------

INTEREST EXPENSE
  Deposits                               3,695,491       2,945,818       2,755,847
  Federal Home Loan Bank advances          111,425         219,980         197,750
                                        ------------------------------------------
        Total interest expense           3,806,916       3,165,798       2,953,597
                                        ------------------------------------------

NET INTEREST INCOME                      3,554,233       2,991,897       2,120,558
  Provision for loan losses                255,000         219,000         207,500
                                        ------------------------------------------

NET INTEREST INCOME AFTER PROVISION
  FOR LOAN LOSSES                        3,299,233       2,772,897       1,913,058
                                        ------------------------------------------

OTHER INCOME
  Fiduciary activities                      26,509          27,353          21,453
  Service charges on deposit accounts      253,207         184,400         132,926
  Net realized gains (losses)
    on securities                                            5,630         (13,553)
  Other operating income                    25,522          31,722          96,373
                                        ------------------------------------------
        Total other income                 305,238         249,105         237,199
                                        ------------------------------------------

OTHER EXPENSES
  Salaries and employee benefits         1,236,794       1,012,761         838,495
  Premises and equipment                   301,262         212,847         178,143
  Advertising                              131,989         122,429         114,790
  Data processing fees                     232,797         191,698         175,822
  Deposit insurance expense                 45,178         453,368         106,781
  Printing and office supplies              64,925          81,541          68,995
  Legal and professional fees               97,843         135,068         108,879
  Telephone expense                         69,197          61,770          50,064
  Other operating expenses                 310,433         293,853         220,889
                                        ------------------------------------------
        Total other expenses             2,490,418       2,565,335       1,862,858
                                        ------------------------------------------

INCOME BEFORE INCOME TAX                 1,114,053         456,667         287,399
  Income tax expense                       375,609         115,401          11,046
                                        ------------------------------------------

NET INCOME                              $  738,444      $  341,266      $  276,353
                                        ==========================================

BASIC EARNINGS PER SHARE                      $.75            $.35            $.29
DILUTED EARNINGS PER SHARE                     .74             .34             .28

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                CONSOLIDATED STATEMENT OF COMPREHENSIVE INCOME

YEAR ENDED DECEMBER 31                       1997            1996            1995
------------------------------------------------------------------------------------
NET INCOME                                $  738,444      $  341,266      $  276,353
                                          ------------------------------------------
Other comprehensive income, net of tax
  Unrealized gains (losses) on securities
    available for sale
    Unrealized holding gains (losses)
      arising during the period, net of
      tax expense (benefit) of $14,166,
      ($4,427) and $9,044                     21,249          (6,641)         13,566
    Less: Reclassification adjustment
      for gains (losses) included in
      net income, net of tax expense
      (benefit) of $2,267 and ($5,457)                         3,400          (8,185)
                                          ------------------------------------------
Comprehensive income                      $  759,693      $  331,225      $  298,104
                                          ==========================================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
          CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                             RETAINED
                                         COMMON STOCK        EARNINGS       ACCUMULATED
                                    ----------------------     AND             OTHER
                                      SHARES                CONTRIBUTED    COMPREHENSIVE
                                    OUTSTANDING   AMOUNT      CAPITAL         INCOME            TOTAL
--------------------------------------------------------------------------------------------------------

BALANCES, JANUARY 1, 1995              738,715  $6,068,970   $  76,017                        $6,144,987
  Net income for 1995                                          276,353                           276,353
  Five-for-four stock split            184,576
  Cash dividends in lieu of issuing
    fractional shares                                             (876)                             (876)
  Net change in unrealized gain on
    securities available for sale                                             $21,751             21,751
                                       -----------------------------------------------------------------
BALANCES, DECEMBER 31, 1995            923,291   6,068,970     351,494         21,751          6,442,215
  Net income for 1996                                          341,266                           341,266
  Stock options exercised               19,534     112,516                                       112,516
  Net change in unrealized gain on
    securities available for sale                                             (10,041)           (10,041)
                                       -----------------------------------------------------------------

BALANCES, DECEMBER 31, 1996            942,825   6,181,486     692,760         11,710          6,885,956
  Net income for 1997                                          738,444                           738,444
  Cash dividends ($.10 per share)                              (94,282)                          (94,282)
  5% stock dividend                     47,023     540,765    (540,765)
  Cash dividends in lieu of issuing
    fractional shares                                           (1,361)                           (1,361)
  Net change in unrealized gain on
    securities available for sale                                              21,249             21,249
                                       -----------------------------------------------------------------

BALANCES, DECEMBER 31, 1997            989,848  $6,722,251    $794,796        $32,959         $7,550,006
                                       =================================================================

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                     CONSOLIDATED STATEMENT OF CASH FLOWS


YEAR ENDED DECEMBER 31                                1997           1996           1995
--------------------------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income                                      $    738,444   $    341,266   $    276,353
  Adjustments to reconcile net
    income to net cash provided
    by operating activities
    Provision for loan losses                          255,000        219,000        207,500
    Depreciation and amortization                      137,713         82,860         71,926
    Deferred income tax                                    498         10,278        (20,419)
    Investment securities amortization                   4,362          7,215         62,383
    Gain on disposal of premises and equipment                                       (20,716)
    Investment securities (gains) losses                               (5,630)        13,553
    Net change in
     Interest receivable                              (173,893)        91,485       (126,381)
     Interest payable                                   63,534         12,988         52,542
     Other assets                                       27,866         89,746        (23,718)
     Other liabilities                                 238,056        (27,278)         9,732
                                                  ------------------------------------------
     Net cash provided by operating
      activities                                     1,291,580        821,930        502,755
                                                  ------------------------------------------

INVESTING ACTIVITIES
  Purchases of securities available for sale        (1,000,000)                   (1,670,000)
  Proceeds from maturities of securities
   available for sale                                  650,000        677,750        230,000
  Proceeds from sales of securities
   available for sale                                               2,176,965        622,021
  Proceeds from maturities and paydowns
   of securities held to maturity                      828,248        608,936      1,542,787
  Proceeds from sales of securities held
   to maturity                                                                       125,000
  Net change in loans                              (15,062,301)   (10,587,119)   (15,317,327)
  Purchases of premises and equipment                 (290,617)      (533,467)       (25,746)
  Proceeds from disposal of premises
   and equipment                                                                      64,663
  Purchase of stock of Federal Home
   Loan Bank of Indianapolis                                         (177,300)       (87,600)
  Proceeds from sale of other real estate
   and repossessions                                   180,024         26,992         50,908
  Other investing activities                                                          (4,803)
                                                  ------------------------------------------
        Net cash used by investing activities      (14,694,646)    (7,807,243)   (14,470,097)
                                                  ------------------------------------------

FINANCING ACTIVITIES
  Net change in
    Noninterest-bearing, NOW, and savings
     deposits                                        6,597,456      5,023,029      8,518,439
    Certificates of deposit                         10,545,590      6,366,136      4,460,633
    Short-term borrowings                                            (908,138)       908,138
  Proceeds from Federal Home Loan
   Bank advances                                     1,750,000                     3,000,000
  Repayment of Federal Home Loan Bank advances      (1,199,041)    (2,224,485)    (3,711,098)
  Cash dividends                                       (94,282)
  Cash dividends in lieu of issuing fractional
   shares                                                                               (876)
  Stock options exercised                                             112,516
                                                  ------------------------------------------
        Net cash provided by financing activities   17,599,723      8,369,058     13,175,236
                                                  ------------------------------------------

NET CHANGE IN CASH AND CASH EQUIVALENTS              4,196,657      1,383,745       (792,106)

CASH AND CASH EQUIVALENTS, BEGINNING OF YEAR         7,034,571      5,650,826      6,442,932
                                                  ------------------------------------------

CASH AND CASH EQUIVALENTS, END OF YEAR             $11,231,228     $7,034,571     $5,650,826
                                                  ==========================================

ADDITIONAL CASH FLOWS INFORMATION
  Interest paid                                    $ 3,743,382     $3,526,976     $2,901,055
  Income tax paid (refunded)                           187,406        110,000        (40,921)


See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
                     (Table Dollar Amounts in Thousands)


- NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accounting and reporting policies of First Community Bancshares, Inc. ("Company") and its wholly owned subsidiary, First Community Bank and Trust ("Bank"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to regulation by the Department of Financial Institutions, State of Indiana and the Federal Deposit Insurance Corporation.

DESCRIPTION OF BUSINESS-The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Johnson and Jennings Counties, Indiana and surrounding counties. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets.

CONSOLIDATION-The consolidated financial statements include the accounts of the Company and the Bank after elimination of all material intercompany transactions.

INVESTMENT SECURITIES-Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately through stockholders' equity, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


LOANS are carried at the principal amount outstanding. A loan is impaired when, based on current information or events, it is probable that the Bank will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Payments with insignificant delays not exceeding 90 days outstanding are not considered impaired. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. The Bank considers its investment in one-to-four family residential loans and consumer loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans. The accrual of interest on impaired and nonaccrual loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectible. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans over the contractual lives of the loans. When a loan is paid off or sold, any unamortized loan origination fee balance is credited to income.

ALLOWANCE FOR LOAN LOSSES is maintained to absorb potential loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the portfolio, and the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of December 31, 1997, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

PREMISES AND EQUIPMENT are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

FEDERAL HOME LOAN BANK STOCK is a required investment for institutions that are members of the Federal Home Loan Bank ("FHLB") system. The required investment in the common stock is based on a predetermined formula.

FORECLOSED REAL ESTATE is carried at the lower of cost or fair value less
estimated selling costs.   When foreclosed real estate is acquired, any
required adjustment is charged to the allowance for loan losses. All subsequent activity is included in current operations.

STOCK OPTIONS are granted for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for and will continue to account for stock option grants in accordance with Accounting Principle Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


INCOME TAX in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiary.

EARNINGS PER SHARE have been computed based upon the weighted average common shares and potential common shares outstanding during each year.

- RESTRICTION ON CASH AND DUE FROM BANKS

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank ("FRB"). The reserve required at December 31, 1997, was $360,000.

- INVESTMENT SECURITIES


                                                       1997
                                    ------------------------------------------
                                                 GROSS       GROSS
                                    AMORTIZED  UNREALIZED  UNREALIZED   FAIR
DECEMBER 31                           COST       GAINS      LOSSES      VALUE
------------------------------------------------------------------------------
Available for sale
  State and municipal                $1,316       $55                   $1,371
  Corporate obligations               1,400                              1,400
                                     -----------------------------------------
    Total available for sale          2,716        55                    2,771
Held to maturity-state and municipal  1,709        25                    1,734
                                     -----------------------------------------
    Total investment securities      $4,425       $80          $0       $4,505
                                     =========================================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)

                                                       1996
                                    ------------------------------------------
                                                 GROSS       GROSS
                                    AMORTIZED  UNREALIZED  UNREALIZED   FAIR
DECEMBER 31                           COST       GAINS      LOSSES      VALUE
------------------------------------------------------------------------------
Available for sale
  State and municipal                $1,737       $24        $ (5)      $1,756
  Corporate obligations                 630                                630
                                     -----------------------------------------
    Total available for sale          2,367        24          (5)       2,386
                                     -----------------------------------------
Held to maturity
  State and municipal                 2,367         2         (44)       2,325
  Mortgage-backed securities            174                    (1)         173
                                     -----------------------------------------
    Total held to maturity            2,541         2         (45)       2,498
                                     -----------------------------------------
    Total investment securities      $4,908       $26        $(50)      $4,884
                                     =========================================

The amortized cost and fair value of securities held to maturity and available for sale at December 31, 1997, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.


                                                         1997
                                       ---------------------------------------
                                       AVAILABLE FOR SALE    HELD TO MATURITY
                                       ---------------------------------------
                                       AMORTIZED   FAIR       AMORTIZED  FAIR
MATURITY DISTRIBUTION AT DECEMBER 31     COST      VALUE        COST     VALUE
------------------------------------------------------------------------------
Due in one year or less                  $  620    $  620      $  675   $  675
Due after one through five years          1,375     1,389         742      750
Due after five through ten years            180       187         292      309
Due after ten years                         541       575
                                         -------------------------------------
    Totals                               $2,716    $2,771      $1,709   $1,734
                                         =====================================

No securities were pledged at December 31, 1997. Securities with a carrying value of $174,000 were pledged at December 31, 1996 to secure FHLB advances.

Proceeds from sales of securities available for sale during 1996 were $183,000. Gross gains of $3,000 were realized on those sales.

Proceeds from securities held to maturity called at a premium during 1996 were $278,000. Gross gains of $3,000 were realized on those calls.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)

Proceeds, including due from broker of $1,994,000, from sales of securities available for sale during 1995 were $2,616,000. Gross gains of $4,000 and gross losses of $18,000 were realized on those sales.

During 1995, the Company sold two securities held to maturity with an amortized cost of $125,000 due to substandard credit worthiness. No gains or losses were realized on these sales.

- LOANS AND ALLOWANCE

DECEMBER 31                               1997            1996
--------------------------------------------------------------------------
Commercial, commercial real estate
 and industrial loans                   $17,883         $17,401
Real estate loans                        28,971          23,010
Construction loans                        6,773           3,621
Individuals' loans for household
 and other personal expenditures         22,896          19,084
Tax-exempt loans and leases               3,377           1,922
                                        -----------------------
                                         79,900          65,038
Deferred loan origination costs             101              70
                                        -----------------------
    Total loans                         $80,001         $65,108
                                        =======================


DECEMBER 31                      1997           1996           1995
--------------------------------------------------------------------------
Allowance for loan losses
  Balances, January 1            $644           $518            $362
  Provision for losses            255            219             208
  Recoveries on loans              29             18              36
  Loans charged off               (80)          (111)            (88)
                                 -----------------------------------
  Balances, December 31          $848           $644            $518
                                 ===================================

At December 31, 1997, the Company had no impaired loans. At December 31, 1996, the Company had an impaired loan of $67,000 and had recorded an allowance for losses of $7,000. The average balance of impaired loans for the years ended December 31, 1997, 1996 and 1995 were $25,000, $112,000 and
$26,000. The Company had no interest income or cash receipts on impaired loans during the years ended December 31, 1997, 1996 and 1995.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


The Company had no commitments to loan additional funds to the borrowers of impaired loans.

The Bank has entered into transactions with certain directors, executive officers, significant stockholders of the Company and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

The aggregate amount of loans, as defined, to such related parties were as follows:

--------------------------------------------------------------------------

Balances, January 1, 1997                        $649

New loans, including renewals                     429
Payments, etc., including renewals               (333)
                                                 ----
Balances, December 31, 1997                      $745
                                                 ====

- PREMISES AND EQUIPMENT

DECEMBER 31                       1997             1996
--------------------------------------------------------------------------
Land                             $  432           $  264
Buildings                           853              786
Leasehold improvements              285              343
Equipment                           751              686
                                 -----------------------
    Total cost                    2,321            2,079
Accumulated depreciation           (376)            (287)
                                 -----------------------
    Net                          $1,945           $1,792
                                 =======================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- DEPOSITS

DECEMBER 31                                   1997            1996
--------------------------------------------------------------------------
Demand deposits                             $16,992         $14,212
Savings deposits                             18,957          15,139
Certificates and other time
 deposits of $100,000 or more                10,519           7,355
Other certificates and time deposits         41,227          33,846
                                            -----------------------
    Total deposits                          $87,695         $70,552
                                            =======================

Certificates and other time deposits maturing in years ending December 31:

           1998                            $38,544
           1999                              8,711
           2000                              2,572
           2001                              1,120
           2002                                799
                                           -------
                                           $51,746
                                           =======

- FHLB ADVANCES

                                                              INTEREST
                                                AMOUNT           RATE
--------------------------------------------------------------------------
Maturities in years ending December 31
  1998                                          $  177           6.01%
  1999                                             156           6.01
  2000                                             638           6.05
  2001                                             122           6.01
  2002                                           1,603           5.77
  2003                                             234           5.85
                                                ------
                                                $2,930           5.87%
                                                ======

The FHLB advances are secured by first mortgage loans totaling $21,259,000. Advances are subject to restrictions or penalties in the event of prepayment.

The Bank has an available line of credit with the FHLB totaling $2,000,000. The line of credit expires May 7, 1998 and bears interest at a rate equal to the then current variable advance rate. There were no drawings on this line of credit at December 31, 1997.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- INCOME TAX

YEAR ENDED DECEMBER 31                   1997    1996    1995
--------------------------------------------------------------------------
Income tax expense
  Currently payable
    Federal                              $270    $ 54    $15
    State                                 106      51     16
  Deferred
    Federal                                 8      20    (31)
    State                                  (8)    (10)    11
                                         -------------------
      Total income tax expense           $376    $115    $11
                                         ===================


Reconciliation of federal statutory to actual tax expense

  Federal statutory income tax at 34%   $379     $155    $98
  Tax exempt interest                    (69)     (66)  (108)
  Effect of state income taxes            65       27     18
  Other                                    1       (1)     3
                                        --------------------
      Actual tax expense                $376     $115    $11
                                        ====================

A cumulative net deferred tax asset is included in other assets. The components of the asset are as follows:

DECEMBER 31                                      1997            1996
--------------------------------------------------------------------------
ASSETS
  Allowance for loan losses                      $312            $227
  Net operating loss carryforward                                  20
  Alternative minimum tax credit carryforward      38              54
  Other                                             9
                                                 --------------------
    Total assets                                  359             301
                                                 --------------------

LIABILITIES
  Depreciation                                    103              75
  State income tax                                 16              13
  Loan fees                                        35               8
  Securities available for sale                    22               8
                                                 --------------------
    Total liabilities                             176             104
                                                 --------------------
                                                 $183            $197
                                                 ====================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


At December 31, 1997, the Company had an alternative minimum tax credit carryforward of $38,000 available to offset future regular federal income tax liabilities which has an unlimited carryover period.

Tax expense (benefit) applicable to investment security gains and losses for the years ended December 31, 1996 and 1995 was $2,230 and $(5,400).


- COMMITMENTS AND CONTINGENT LIABILITIES

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

                                                 1997            1996
--------------------------------------------------------------------------
Commitments to extend credit                    $5,606          $9,022
Standby letters of credit                          640             401

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

In connection with the approval of its bank holding company application, the Company must obtain Federal Reserve approval prior to incurring debt which would cause its debt to equity ratio to exceed 30 percent. The Company is in compliance with this commitment at December 31, 1997.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


- Stockholders' Equity

On April 26, 1995, the Board of Directors declared a 5-for-4 stock split effective June 1, 1995. Net income per share and weighted average shares outstanding have been restated to reflect the stock split.

On November 19, 1997, the Board of Directors declared a 5% stock dividend payable on February 1, 1998. Net income per share and weighted average shares outstanding have been restated to reflect the 5% stock dividend.

The dividends which the Company may pay are restricted by Indiana law to the amount of retained earnings. The ability of the Company to pay dividends to stockholders is dependent on dividends received from the Bank. Without prior approval, current regulations allow the Bank to pay dividends to the Company not exceeding net profits (as defined) for the current year plus those for the previous two years. The Bank is also restricted by the Office of Thrift Supervision for the amount of the liquidation account established at the time of its stock conversion. The Bank normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At December 31, 1997, stockholder's equity of the Bank was $7,324,000, of which a minimum of $1,080,000 was available for payment of dividends.


- Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies and are assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations. At December 31, 1997 and 1996, the Bank is categorized as well capitalized and met all subject capital adequacy requirements. There are no conditions or events since December 31, 1997 that management believes have changed the Bank's classification.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


The Bank's actual and required capital amounts and ratios are as follows:

                                                                     1997
                                             ----------------------------------------------------
                                                                REQUIRED FOR        TO BE WELL
                                                 ACTUAL       ADEQUATE CAPITAL(1)  CAPITALIZED(1)
                                             ----------------------------------------------------
DECEMBER 31                                  AMOUNT   RATIO   AMOUNT      RATIO    AMOUNT  RATIO
-------------------------------------------------------------------------------------------------
Total capital(1) (to risk-weighted assets)   $7,291   10.1%   $5,789       8.0%    $7,236  10.0%
Tier 1 capital(1) (to risk-weighted assets)   8,139   11.3%    2,895       4.0      4,342   6.0
Tier 1 capital(1) (to average assets)         8,139    8.7%    3,758       4.0      5,638   6.0

(1) As defined by regulatory agencies


                                                                     1996
                                             ----------------------------------------------------
                                                                REQUIRED FOR        TO BE WELL
                                                 ACTUAL       ADEQUATE CAPITAL(1)  CAPITALIZED(1)
                                             ----------------------------------------------------
DECEMBER 31                                  AMOUNT   RATIO   AMOUNT      RATIO    AMOUNT  RATIO
-------------------------------------------------------------------------------------------------
Total capital(1) (to risk-weighted assets)   $6,665   10.9%   $4,885       8.0%    $6,106  10.0%
Tier 1 capital(1) (to risk-weighted assets)   7,309   12.0%    2,443       4.0      3,664   6.0
Tier 1 capital(1) (to average assets)         7,309    9.4%    3,125       4.0      3,906   5.0

(1) As defined by regulatory agencies

- Employee Benefits

Effective January 1, 1995, the Bank adopted a retirement savings 401(k) plan in which substantially all employees may participate. The Bank matches employees' contributions as determined each year by the Bank's Board of Directors. The Bank's expense for the plan was $8,000, $6,000 and $4,000 for 1997, 1996 and 1995.

The Company adopted a stock option plan in 1992 whereby 46,921 shares of common stock, after restatement for stock dividends and splits, were reserved for the granting of options to certain officers, directors and key employees. The options were exercisable within five years from the date of grant, and the right to purchase shares under such options vested at a rate of 40% after the first year and 20% each year thereafter with the options being fully vested after four years. Additional options to purchase common shares may be granted not to exceed 10% of the Company's outstanding shares of common stock, less previously granted options.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


On February 15, 1993, the 1992 stock option plan, which is accounted for in accordance with APB No. 25, Accounting for Stock Issued to Employees, and related interpretations, was amended to increase the aggregate number of shares under the plan from 46,921 to 66,771 shares. In addition, the amendment provided for immediate vesting of all outstanding stock options and stock options granted pursuant to the agreement. On May 15, 1996, the 1992 stock option plan was amended to extend the exercise period from five years to ten years from the date of grant.

On May 15, 1996, the stockholders approved the 1996 stock option plan, reserving 105,000 shares of Company stock for the granting of options to certain key employees, directors and advisors. The exercise price of the shares may not be less than the fair market value of the shares upon the grant of the option. Options granted to key employees and advisors require approval of the Compensation Committee of the Board of Directors ("Committee"). Options granted to key employees and advisors become 25% exercisable one year from the date of the grant and continue to vest 25% each year thereafter until fully vested. Without any action by the Committee, each outside director will be automatically granted an option to purchase 1,000 shares of Company stock on each anniversary date of service on the Board of Directors beginning with their 1997 anniversary. These options vest at the date of grant. Each option granted under the plan shall expire no later than ten years from the date the option is granted.

Although the Company has elected to follow APB No. 25, Standard Financial Accounting Standards ("SFAS") No. 123 requires pro forma disclosures of net income and earnings per share as if the Company had accounted for its employee stock options under that Statement. The fair value of each option grant was estimated on the grant date using an option-pricing model with the following assumptions:

                                                                1997
                                                           --------------
Risk-free interest rates                                        6.67%
Dividend yields                                                  .73%
Volatility factors of expected market price of common stock     8.00%
Weighted-average expected life of the options                  9 years

Under SFAS No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options' vesting period. The pro forma effect on net income and earnings per share of this statement are as follows:

                                                                1997
                                                           --------------
Net income                              As reported             $738
                                        Pro forma                726
Basic Earnings per share                As reported              .75
                                        Pro forma                .73
Diluted earnings per share              As reported              .74
Pro forma                                                        .72

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


The following is a summary of the status of the Company's stock option plans and changes in the plans as of and for the years ended December 31, 1997, 1996 and 1995.

YEAR ENDED DECEMBER 31                      1997                        1996                        1995
---------------------------------------------------------------------------------------------------------------------
                                                 WEIGHTED-                   WEIGHTED-                   WEIGHTED-
                                                  AVERAGE                     AVERAGE                     AVERAGE
OPTIONS                              SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE    SHARES    EXERCISE PRICE
---------------------------------------------------------------------------------------------------------------------
Outstanding, beginning of year       46,261        $5.54         66,771        $5.54         66,771         $5.54
Granted                               5,250        11.43
Exercised                                                        20,510         5.54
                                    -------                     -------                     -------
Outstanding, end of year             51,511        $6.14         46,261        $5.54         66,771         $5.54
                                    =======                     =======                     =======

Options exercisable at year end      51,511                      46,261                      66,771

Weighted-average fair value of
 options granted during the year      $4.00

As of December 31, 1997, options outstanding of 46,261 and 5,250 have exercise prices of $5.54 and $11.43 and weighted-average remaining contractual lives of
4.5 and 9.4 years.

- EARNINGS PER SHARE

Earnings per share ("EPS") were computed as follows:


                                             YEAR ENDED DECEMBER 31, 1997
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $738      989,848     $.75
EFFECT OF DILUTIVE STOCK OPTIONS                         13,803     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
   and assumed conversions                    $738    1,003,651     $.74
                                            ===============================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands, Except Per Share Data)


Options to purchase 5,250 shares of common stock at $11.43 per share were outstanding at December 31, 1997, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

                                             YEAR ENDED DECEMBER 31, 1996
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $341      986,043     $.35
EFFECT OF DILUTIVE STOCK OPTIONS                         14,757     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
  and assumed conversions                     $341    1,000,800     $.34
                                            ===============================

                                             YEAR ENDED DECEMBER 31, 1995
                                            -------------------------------
                                                       WEIGHTED
                                                       AVERAGE    PER SHARE
                                             INCOME     SHARES     AMOUNT
                                            -------------------------------
BASIC EARNINGS PER SHARE
  Income available to common stockholders     $276      969,455     $.29
EFFECT OF DILUTIVE STOCK OPTIONS                         21,174     ====
                                              -----------------
DILUTED EARNINGS PER SHARE
  Income available to common stockholders
  and assumed conversions                     $276      990,629     $.28
                                            ===============================

- FAIR VALUES OF FINANCIAL INSTRUMENTS

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

CASH AND CASH EQUIVALENTS-The fair value of cash and cash equivalents approximates carrying value.

INVESTMENT SECURITIES-Fair values are based on quoted market prices.

LOANS-The fair value for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(Table Dollar Amounts in Thousands)


FHLB STOCK-Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

INTEREST RECEIVABLE/PAYABLE-The fair values of interest receivable/payable approximate carrying values.

DEPOSITS-The fair values of noninterest-bearing and interest-bearing demand accounts are equal to the amount payable on demand at the balance sheet date. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

FHLB ADVANCES-The fair value of advances is estimated using a discounted cash flow calculation, based on current rates for similar debt.

The estimated fair values of the Company's financial instruments are as follows:


                                                1997             1996
                                          ---------------------------------
                                          CARRYING  FAIR    CARRYING  FAIR
DECEMBER 31                                VALUE    VALUE    VALUE    VALUE
---------------------------------------------------------------------------
ASSETS
  Cash and cash equivalents               $11,231  $11,231   $7,035  $7,035
  Investment securities available
    for sale                                2,771    2,771    2,386   2,386
  Investment securities held to maturity    1,709    1,734    2,541   2,498
  Loans, net                               79,152   80,403   64,464  65,305
  Stock in FHLB                               778      778      778     778
  Interest receivable                         700      700      526     526

LIABILITIES
  Deposits                                 87,695   87,806   70,552  70,633
  FHLB advances                             2,930    2,908    2,379   2,351
  Interest payable                            251      251      187     187

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


- CONDENSED FINANCIAL INFORMATION (PARENT COMPANY ONLY)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

                           CONDENSED BALANCE SHEET

DECEMBER 31                                        1997            1996
--------------------------------------------------------------------------
ASSETS
  Cash on deposit                                 $   88          $   64
  Investment in subsidiary                         7,324           6,665
  Other assets                                       139             161
                                                  ----------------------
  Total assets                                    $7,551          $6,890
                                                  ======================

LIABILITIES-other liabilities                     $    1          $    4

STOCKHOLDERS' EQUITY                               7,550           6,886
                                                  ----------------------

     Total liabilities and stockholders' equity   $7,551          $6,890
                                                  ======================


                        CONDENSED STATEMENT OF INCOME

YEAR ENDED DECEMBER 31                           1997     1996    1995
--------------------------------------------------------------------------
Income
  Dividends from subsidiary                      $165             $  30
  Other interest income and dividends               1     $  1        1
                                                 ----------------------
     Total income                                 166        1       31
                                                 ----------------------
Expenses
  Salaries and employee benefits                   44       20       19
  Professional fees                                46       55       20
  Other expenses                                   18       12       22
                                                 ----------------------
     Total expenses                               108       87       61
                                                 ----------------------

Income (loss) before income tax benefit
  and equity in undistributed income of
  subsidiary                                       58      (86)     (30)
  Income tax benefit                              (42)     (34)     (24)
                                                 ----------------------
Income (loss) before equity in
  undistributed income of subsidiary              100      (52)      (6)
  Equity in undistributed income of subsidiary    638      393      282
                                                 ----------------------

NET INCOME                                       $738     $341     $276
                                                 ======================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


                      CONDENSED STATEMENT OF CASH FLOWS

YEAR ENDED DECEMBER 31                           1997     1996    1995
--------------------------------------------------------------------------
OPERATING ACTIVITIES
  Net income                                     $738     $341    $276
  Adjustments to reconcile net income to
    net cash provided (used) by operating
    activities                                   (620)    (421)   (296)
                                                ----------------------
        Net cash provided (used) by
          operating activities                    118      (80)    (20)
                                                ----------------------

FINANCING ACTIVITIES
  Cash dividends                                  (94)
  Cash dividends in lieu of issuing
    fractional shares                                               (1)
  Stock options exercised                                  113
                                                ----------------------
        Net cash provided (used) by
          financing activities                    (94)     113      (1)
                                                ----------------------

NET CHANGE IN CASH ON DEPOSIT                      24       33     (21)

CASH ON DEPOSIT AT BEGINNING OF YEAR               64       31      52
                                                ----------------------

CASH ON DEPOSIT AT END OF YEAR                   $ 88     $ 64    $ 31
                                                ======================

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                     Consolidated Condensed Balance Sheet
                                 (Unaudited)

                                                                  June 30,            December 31,
                                                                    1998                  1997
                                                                ----------------------------------
ASSETS
  Cash and due from banks                                       $  1,242,973          $   933,574
  Short-term interest-bearing deposits                             7,198,167           10,297,654
                                                                ----------------------------------
      Cash and cash equivalents                                    8,441,140           11,231,228
  Investment securities
      Available for sale                                           4,103,895            2,771,058
      Held to maturity                                             1,168,029            1,708,679
                                                                ----------------------------------
         Total investment securities                               5,271,924            4,479,737
  Loans                                                           86,995,467           80,000,575
      Allowance for loan losses                                     (912,357)            (848,085)
                                                                ----------------------------------
         Net Loans                                                86,083,110           79,152,490
  Premises and equipment                                           2,353,113            1,944,779
  Federal Home Loan Bank of Indianapolis stock, at cost              777,800              777,800
  Foreclosed real estate                                              14,550               78,636
  Interest receivable                                                756,106              700,079
  Other assets                                                       449,063              374,965
                                                                ----------------------------------

      Total assets                                              $104,146,806          $98,739,714
                                                                ==================================

LIABILITIES
  Deposits
      Noninterest-bearing                                       $  6,636,970          $ 7,623,814
      Interest-bearing                                            86,118,460           80,071,501
                                                                ----------------------------------
         Total deposits                                           92,755,430           87,695,315
  Federal Home Loan Bank of Indianapolis advances                  2,929,789            2,929,789
  Interest payable                                                   334,343              250,617
  Other liabilities                                                  196,553              313,987
                                                                ----------------------------------
      Total liabilities                                           96,216,115           91,189,708
                                                                ----------------------------------

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS' EQUITY
  Preferred stock, no-par value
      Authorized and unissued - 1,000,000 shares
  Common stock, no-par value
      Authorized - 4,000,000 shares
      Issued and outstanding - 989,848 shares                      6,722,251            6,722,251
  Retained earnings and contributed capital                        1,182,482              794,796
  Accumulated other comprehensive income                              25,958               32,959
                                                                ----------------------------------
      Total stockholders' equity                                   7,930,691            7,550,006
                                                                ----------------------------------

      Total liabilities and stockholders' equity                $104,146,806          $98,739,714
                                                                ==================================

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                  Consolidated Condensed Statement of Income
                                 (Unaudited)

                                                               Three Months Ended                   Six Months Ended
                                                                    June 30,                            June 30,
                                                         ---------------------------------------------------------------
                                                             1998              1997              1998              1997
                                                         ---------------------------------------------------------------
Interest Income:
     Loans, including fees                               $1,879,631         $1,649,483      $3,680,570        $3,181,392
     Investment securities
         Taxable                                             75,013             39,933         132,608            85,177
         Tax exempt                                          19,443             29,067          37,045            58,450
     Interest-bearing time deposits                         112,308             79,219         213,462           121,110
     Dividends                                               15,513             15,223          32,182            31,471
                                                         ---------------------------------------------------------------
         Total interest income                            2,101,908          1,812,925       4,095,867         3,477,600
                                                         ---------------------------------------------------------------

Interest Expense:
     Deposits                                             1,091,937            909,858       2,128,026         1,724,352
     FHLB advances                                           44,913             36,940          87,295            72,043
                                                         ---------------------------------------------------------------
         Total interest expense                           1,136,850            946,798       2,215,321         1,796,395
                                                         ---------------------------------------------------------------

Net Interest Income                                         965,058            866,127       1,880,546         1,681,205
     Provision for loan losses                               69,000             57,000         129,000           111,000
                                                         ---------------------------------------------------------------
Net Interest Income After Provision for Loan Losses         896,058            809,127       1,751,546         1,570,205
                                                         ---------------------------------------------------------------

Other Income
     Trust fees                                               6,058              6,936          28,653            17,776
     Service charges on deposit accounts                     76,328             56,236         148,956           111,746
     Other operating income                                  11,073              3,082          20,076            10,357
                                                         ---------------------------------------------------------------
         Total other income                                  93,459             66,254         197,685           139,879
                                                         ---------------------------------------------------------------

Other Expenses
     Salaries and employee benefits                         344,073            298,820         651,932           586,534
     Premises and equipment                                  79,189             72,763         155,459           140,450
     Advertising                                             36,942             32,412          63,237            60,517
     Data processing fees                                    63,749             56,693         128,871           111,671
     Deposit insurance expense                               13,369             11,237          25,877            21,527
     Printing and office supplies                            28,633             17,967          56,200            35,566
     Legal and professional fees                             40,369             41,197          63,934            80,044
     Telephone expense                                       16,711             17,013          33,560            34,331
     Other operating expense                                103,785             83,873         194,615           154,967
                                                         ---------------------------------------------------------------
         Total other expenses                               726,820            631,975       1,373,685         1,225,607
                                                         ---------------------------------------------------------------

Income Before Income Tax                                    262,697            243,406         575,546           484,477
     Income tax expense                                      83,005             84,141         187,860           161,971
                                                         ---------------------------------------------------------------

Net Income                                               $  179,692         $  159,265      $  387,686        $  322,506
                                                         ===============================================================

Basic earnings per share                                 $      .18         $      .16      $      .39        $      .33
Diluted earnings per share                                      .18                .16             .39               .32

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
           Consolidated Condensed Statement of Comprehensive Income
                                 (Unaudited)

                                                             Three Months Ended                 Six Months Ended
                                                                  June 30,                          June 30,
                                                         ------------------------------------------------------------
                                                           1998             1997             1998             1997
                                                         ------------------------------------------------------------
Net Income                                               $ 179,692        $ 159,265        $ 387,686        $ 322,506
Other comprehensive income, net of tax
      Holding gains (losses) on securities available
      for sale, net of tax expense (benefit) of ($712),
      $13,614, ($4,667) and $6,595                          (1,069)          20,421           (7,001)           9,893
                                                         ============================================================
 Comprehensive income                                    $ 178,623        $ 179,686        $ 380,685        $ 332,399
                                                         ============================================================


See notes to consolidated condensed financial statements.

                FIRST COMMUNITY BANCSHARES, INC AND SUBSIDIARY
     Consolidated Condensed Statement of Changes in Stockholders' Equity
                    For the Six Months Ended June 30, 1998
                                 (Unaudited)

                                                                         Retained
                                               Common Stock              Earnings         Accumulated
                                       -----------------------------       and               Other
                                          Shares                       Contributed       Comprehensive
                                        Outstanding        Amount        Capital            Income             Total
                                       ---------------------------------------------------------------------------------
BALANCES, JANUARY 1, 1998                 989,848        $6,722,251    $   794,796        $  32,959          $7,550,006

    Net income for the period                                              387,686                              387,686
    Holding losses on securities
       available for sale                                                                    (7,001)             (7,001)
                                       ---------------------------------------------------------------------------------

BALANCES, JUNE 30, 1998                   989,848        $6,722,251    $ 1,182,482        $  25,958          $7,930,691
                                       =================================================================================

See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
                Consolidated Condensed Statement of Cash Flows
                                 (Unaudited)

                                                                                    Six Months Ended
                                                                                        June 30,
                                                                             ---------------------------------
                                                                                 1998                1997
                                                                             ---------------------------------
Operating Activities:
     Net income                                                              $   387,686          $   322,506
     Adjustments to reconcile net income to net cash provided (used) by operating activities:
         Provision for loan losses                                               129,000              111,000
         Depreciation and amortization                                            67,212               62,496
         Investment securities amortization                                          699                3,243
         Net change in:
              Interest receivable                                                (56,027)             (46,902)
              Interest payable                                                    83,726                9,509
              Other assets                                                       (69,506)             (20,222)
              Other liabilities                                                 (117,434)             147,916
                                                                             ---------------------------------
                  Net cash provided by operating activities                      425,356              589,546
                                                                             ---------------------------------

Investing Activities:
     Proceeds from maturities of securities available for sale                    70,000              515,000
     Proceeds from paydowns and maturities of securities held to maturity        540,000               95,060
     Purchases of securities available for sale                               (1,414,479)
     Net changes in loans                                                     (7,052,170)          (8,031,105)
     Proceeds from sale of foreclosed real estate                                 56,636              123,167
     Purchases of property and equipment                                        (475,546)            (202,709)
                                                                             ---------------------------------
         Net cash used by investing activities                                (8,275,559)          (7,500,587)
                                                                             ---------------------------------

Financing Activities:
     Net change in:
         Noninterest-bearing, NOW and savings deposits                           752,392              412,476
         Certificates of Deposit                                               4,307,723            7,504,421
     Repayment of FHLB advances                                                                    (1,000,000)
     Cash dividends                                                                                   (94,282)
                                                                             ---------------------------------
         Net cash provided by financing activities                             5,060,115            6,822,615
                                                                             ---------------------------------

Net Decrease in Cash and Cash equivalents                                     (2,790,088)             (88,426)

Cash and Cash equivalents, Beginning of Period                                11,231,228            7,034,571
                                                                             ---------------------------------

Cash and Cash equivalents, End of Period                                     $ 8,441,140          $ 6,946,145
                                                                             =================================

Supplemental cash flow disclosures:
     Interest paid                                                           $ 2,131,595          $ 1,786,886
     Income taxes paid                                                           135,550              113,904


See notes to consolidated condensed financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARY
             Notes to Consolidated Condensed Financial Statements
                                June 30, 1998
                                 (Unaudited)

Note 1: Basis of Presentation
-----------------------------

The consolidated financial statements include the accounts of First Community Bancshares, Inc. (the "Company") and its wholly owned subsidiaries, First Community Bank & Trust, a state chartered bank (the "Bank") and First Community Real Estate Management, Inc. ("FCREMI"). FCREMI was incorporated on May 26, 1998 to hold and manage the real estate used by the Company and the Bank. At June 30, 1998, FCREMI had not commenced operations. A summary of significant accounting policies is set forth in Note 1 of Notes to Financial Statements included in the December 31, 1997, Annual Report to Shareholders. All significant intercompany accounts and transactions have been eliminated in consolidation.

The interim consolidated financial statements have been prepared in accordance with instructions to Form 10-Q, and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The interim consolidated financial statements at June 30, 1998, and for the six months ended June 30, 1998 and 1997, have not been audited by independent accountants, but reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods.


Note 2: Earnings Per Share
--------------------------

                                                  Three Months Ended                         Three Months Ended
                                                    June 30, 1998                               June 30, 1997
                                                    -------------                               -------------
                                                       Weighted                                    Weighted
                                                        Average     Per Share                       Average    Per Share
                                         Income          Shares       Amount          Income         Shares     Amount
                                         ------          ------       ------          ------         ------     ------
BASIC EARNINGS PER SHARE
      Income available to
       common shareholders             $  179,692        989,848    $     .18       $  159,265       989,848   $     .16
                                                                    ==========                                 =========

EFFECT OF DILUTIVE STOCK OPTIONS                          13,867                                      13,803
                                       --------------------------                   -------------------------
DILUTED EARNINGS PER SHARE
      Income available to
       common shareholders and
       assumed conversions             $  179,692      1,003,715    $     .18       $  159,265     1,003,651   $     .16
                                       =======================================      =====================================


                                                   Six Months Ended                           Six Months Ended
                                                    June 30, 1998                               June 30, 1997
                                                    -------------                               -------------
                                                       Weighted                                    Weighted
                                                        Average     Per Share                       Average    Per Share
                                         Income          Shares       Amount          Income         Shares     Amount
                                         ------          ------       ------          ------         ------     ------

BASIC EARNINGS PER SHARE
      Income available to
       common shareholders             $  387,686        989,848    $     .39       $  322,506       989,848   $     .33
                                                                    =========                                  =========

EFFECT OF DILUTIVE STOCK OPTIONS                          14,182                                      13,803
                                       -------------------------                    ------------------------
DILUTED EARNINGS PER SHARE
      Income available to
       common shareholders and
       assumed conversions             $  387,686      1,004,030    $     .39       $  322,506     1,003,651   $     .32
                                       ======================================       =====================================


Note 3: Changes in Methods of Accounting
----------------------------------------

During 1997, the Financial Accounting Standards Board ("FASB") issued Statement No. 130, Reporting Comprehensive Income, establishing standards for the reporting of comprehensive income and its components in financial statements. Statement No. 130 is applicable to all entities that provide a full set of financial statements. Enterprises that have no items of other comprehensive income in any period presented are excluded from the scope of this Statement.

Statement No. 130 is effective for interim and annual periods beginning after December 15, 1997. The Company has adopted Statement No. 130 during the first fiscal quarter of 1998. See the Consolidated Condensed Statement of Comprehensive Income on page 6.

Note 4: Subsequent Event
------------------------

On July 15, 1998 the Board of Directors approved the preparation and filing of a registration statement covering the issuance and sale of the following securities:

     - Rights to shareholders to purchase one (1) share for every ten (10) shares owned as of the Record Date, subject to a minimum offer and purchase of one hundred (100) shares of common stock, at a purchase price of $11.00 per share. It is contemplated that the Right will be exercisable for a ninety (90) day period following their issuance and subject to the minimum purchase requirement, will be freely transferable;

     -     Warrants to shareholders to purchase one (1) share for every ten
           (10) shares owned on the Record Date, subject to a minimum offer and purchase of one hundred (100) shares of Common Stock, with an exercise price of $11.00 per share. It is contemplated that the Warrants will be exercisable for a ninety (90) day period commencing September 1, 1999 and subject to the minimum purchase requirement, will be freely transferable; and

     - The offer and sale of up to $1 million in aggregate principal amount of convertible Notes. The Notes will be for a term of ten
           (10) years, bear interest at the rate of 7% per annum payable quarterly and, at the option of the holder, will be convertible to Common Stock of the Company at a conversion rate of $12.10 per share. The Notes will be sold in denominations of $10,000.00 and, subject to a minimum purchase requirement of one (1) Note, will be initially offered to existing shareholders on a pro rata basis.

The Company hopes to commence such offers and establish a Record date during the third quarter of 1998. However, there can be no assurance as to when, if ever, these offers can be made and the Board reserves the right to make material changes in the above terms and conditions.

                                                                         ANNEX A
Warrant No. _______



                         COMMON SHARE PURCHASE WARRANT
                         -----------------------------

                        FIRST COMMUNITY BANCSHARES, INC.
                        --------------------------------

                    Warrant to Purchase _____ Common Shares



                    This is to certify that, for value received
________________________, or his/its registered assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant ("Warrant"), from First Community Bancshares, Inc., an Indiana corporation (the "Company"), at any time on or after September 15, 1999 and prior to 5:00 p.m., Indianapolis, Indiana time, on the Expiration Date, at the Exercise Price, up to _____ shares (subject to adjustment as provided herein) of the Company ("Warrant Stock").

                    1.  CERTAIN DEFINITIONS.  As used in this Warrant:
                    (a) "Common Shares" shall mean shares of common stock of the Company and also includes shares of any capital stock of the Company hereafter authorized which are not limited to a fixed sum or percentage in respect of the rights of the holder thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

                    (b) "Exercise Price" shall mean the exercise price calculated according to Sections 3 and 4 of this Warrant.

                    (c) "Expiration Date" means December 13, 1999.

                    2.    EXERCISE OF WARRANT; RESTRICTIONS.
                    (a) This Warrant may be exercised, in whole or in part, from time to time, but subject to the restrictions and conditions specified herein, by presentation and surrender of this Warrant to the Company at its principal office (or such other office as the Company may designate by notice in writing to the Holder at the Holder's address appearing on the books of the Company), with the Subscription Form annexed hereto completed for purchase of the designated number of shares of Common Shares and duly executed and accompanied by payment of the Exercise Price due in connection with such exercise. Upon receipt by the Company of this Warrant, in proper form for exercise, and upon payment of the Exercise Price, the Holder shall, on the exercise date specified on the Subscription Form, be deemed to be the Holder of record of the Common Shares issuable upon such exercise, notwithstanding that certificates representing such Common Shares shall not then be actually issued and delivered to the Holder. As soon as is practicable after any exercise of this Warrant and payment of the sum payable upon such exercise, and, in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder thereof, a certificate or certificates for the number of fully paid and nonassessable Common Shares or other securities or property to which such Holder shall be entitled upon such exercise.

                    (b) The Exercise Price may be paid in cash or by certified or cashiers check.

                    (c) Upon any partial exercise of this Warrant the Company, at its expense, will forthwith issue to Holder a new Warrant of like tenor calling in the aggregate for the number of Common Shares for which this Warrant shall not have been exercised.

                    3. EXERCISE PRICE. Subject to adjustment in accordance with
Section 4 of this Warrant, the Exercise Price shall be $11.00 per Common Share. After each adjustment of the Exercise Price pursuant to Section 4 hereof, the number of Common Shares issuable upon exercise of this or any subsequent issued Warrant shall be the number derived by multiplying the number of Common Shares purchasable immediately prior to such adjustment, by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

                    4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and number of Common Shares purchasable hereunder shall be subject to adjustment from time to time upon the happening of certain events as follows:

                    (a) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. In case of any reclassification or change of outstanding securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change other than a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of outstanding securities issuable upon exercise of the Warrant), or in the case of the sale or transfer of all or substantially all of the Company's assets to any other corporation, the Company, or such successor corporation, as the case may be, shall, without payment of any additional consideration therefor, issue a new Warrant upon surrender of this Warrant, providing that the Holder thereof shall have the right to receive for each Common Share which the Holder hereof would have received upon exercise of this Warrant the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one Common Share in connection with such events. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

                    (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company, while this Warrant is outstanding, shall (i) subdivide its outstanding shares of Common Shares into a greater number of shares, (ii) combine its outstanding Common Shares into a smaller number of Common Shares, (iii) issue Common Shares as a stock dividend to Common Shareholders, (iv) issue any security into which Common Shares may hereafter be converted or (v) issue any equity security having voting, dividend, liquidation or other rights substantially equivalent to the Common Shares, the Exercise Price in effect prior to such action shall be adjusted so that the Holder of this Warrant thereafter shall upon the exercise hereof be entitled to receive the number of Common Shares of capital stock of the Company which the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to subsection (b) shall become effective immediately after the record date in the case of any issuance of any Common Shares as a dividend or distribution and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification.

                    (c) NOTICE OF ADJUSTMENT. Whenever an adjustment occurs pursuant to this Section 4, the Company shall make a certificate signed, on behalf of the Company, by an officer setting forth, in reasonable detail, the event requiring the adjustment, the nature of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which any determination hereunder was made), and the number of securities purchasable under the Warrant, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to the Holder of this Warrant.

                    5. NOTICE OF STOCK DIVIDENDS, SUBSCRIPTIONS,
RECAPITALIZATIONS, RECLASSIFICATIONS, RECONSOLIDATIONS, MERGER, ETC. If the Company shall pay any stock dividend or make any distribution other than a cash dividend to the Holders of its Common Shares, or shall offer for subscription to the holders of its Common Shares after the date hereof any additional Common Shares or any stock of any class of the Company or any other securities, and in the case of any capital reorganization, recapitalization, reclassification of the capital stock of the Company or a consolidation or merger of the Company with another corporation, or the final distribution, liquidation or winding up of the Company, or a sale of all or substantially all of its assets (whether voluntary or involuntary), then in any one or more of such cases, the Company shall mail to the Holder of this Warrant at the address of such Holder in the records of the Company, at least twenty (20) days prior notice of the date on which the books of the Company shall close (or record shall be taken) or such stock dividend, distribution or subscription rights, such reorganization, recapitalization, reclassification, consolidation, merger, dissolution, liquidation, winding up or sale shall take place, as the case may be. Such notice shall also specify the date on which shareholders of record shall be entitled to participate in such dividend, distribution or subscription rights or to exchange their shares for other securities or property pursuant to such reorganization, recapitalization, reclassification, consolidation or merger, and to receive their respective distributive shares in the event of such dissolution, liquidation, winding up or sale, as the case may be. Such notice shall also set forth the statement of the effect of such action (to the extent then known) on the Exercise Price and the kind and amount of shares of the capital stock and property receivable upon exercise of this Warrant.

                    6. RESERVATION OF SHARES; STOCK FULLY PAID. The Company covenants and agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of Common Shares as shall be required for issuance upon exercise of this Warrant, and that all shares which may be issued upon exercise hereof will, upon issuance, be fully paid and nonassessable.

                    7. TRANSFER OF WARRANT. The Company has appointed First Community Bank & Trust Company as registrar and transfer agent ("Registrar") for Warrants issued by the Company. Ownership of this Warrant may only be transferred by notation on the books of the Registrar of the name of the new owner after delivery to the Registrar at its principal office of a valid assignment in the form attached hereto.

                    8. ADDRESSES FOR NOTICE. All notices and communications provided for herein shall be in writing and, except as otherwise specifically provided herein, shall be deemed given when hand delivered or sent by registered or certified mail, return receipt requested, or sent by overnight delivery service addressed as follows: (a) if the Company, to the Secretary of the Company at ______________________, __________________, Indiana; or (b) if to the
Holder, to the Holder's last known address as specified in writing to the Company, from time to time.

                    9. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Indiana.

                    10. AUTHORIZATION. This Warrant shall not be valid for any purpose until it shall have been countersigned by the Registrar.

                    Dated as of ______________________, 1998.


                                    FIRST COMMUNITY BANCSHARES, INC.


                                    By:
                                       --------------------------------------
                                    Title: President

Attest:
-------


-------------------------------
Secretary

Countersigned First Community Bank & Trust Company as Registrar and Transfer Agent


By:
   -------------------------------
     Authorized Signature

                                  SUBSCRIPTION
                                  ------------


                    The undersigned, ____________________________, pursuant to the provisions of the Common Share Purchase Warrant dated ________________, 19___, attached hereto, hereby elects to purchase Common Shares of ___________, and herewith makes payment of the Exercise Price for such Common Shares in the aggregate amount of $______________.


                                             ---------------------------------
                                             Printed:
                                                     -------------------------

Dated:

---------------------------

                                   ASSIGNMENT


                    The undersigned, __________________________, hereby sells, assigns and transfers to the persons indicated below all of the rights of the undersigned under the Common Share Purchase Warrant No. dated __________, 19___, a copy of which is attached hereto, with respect to that portion of Common Stock purchasable under the Warrant as indicated below:

   Name of Assignee               Address                  Number of Shares of
   ----------------               -------                Warrant Stock Assigned
                                                         ----------------------






                                           ------------------------------------
                                           Signature


                                           ------------------------------------
                                           Witness


Dated:
       --------------------------

                                                                         ANNEX B

                             SUBSCRIPTION AGREEMENT
                             ----------------------

                   To Subscribe for and Purchase Common Stock
                                       of
                        First Community Bancshares, Inc.
                     Being Made Pursuant to the Prospectus
                             Dated October 30, 1998

                 THE OPPORTUNITY TO SUBSCRIBE FOR AND PURCHASE
                            COMMON STOCK PURSUANT TO
                              THE RIGHTS OFFERING
                WILL EXPIRE AT 5:00 P.M., INDIANAPOLIS, INDIANA
                   TIME, ON JANUARY 29, 1999 UNLESS EXTENDED.

                DELIVERY OF THIS INSTRUMENT TO AN ADDRESS OTHER THAN AS SET FORTH BELOW WILL NOT CONSTITUTE A VALID DELIVERY.

                        FIRST COMMUNITY BANCSHARES, INC.
                        P.O. BOX 767
                        298 ST. RD. 135N
                        GREENWOOD, INDIANA  46142-0767

                THE INSTRUCTIONS ACCOMPANYING THIS SUBSCRIPTION AGREEMENT (THIS "SUBSCRIPTION AGREEMENT") SHOULD BE READ CAREFULLY BEFORE THIS SUBSCRIPTION AGREEMENT IS COMPLETED.

                First Community Bancshares (the "Company") is offering, pursuant to and subject to the terms and conditions described in the Prospectus of the Company dated October 30, 1998 (together with any amendments or supplements thereto, the "Prospectus ") and this Subscription Agreement, to holders of shares of common stock, no par value, of the Company ("Common Stock") of record as of the close of business on October 29, 1998 (the "Record Date") and their registered assigns ("Eligible Holders") the opportunity to subscribe for and purchase one (1) share of Common Stock for each ten (10) shares of Common Stock held of record by them on the Record Date, subject to a minimum offer of 100 shares of Common Stock, at a purchase price of $11.00 per share (the "Subscription Price"). Such offering is referred to herein as the "Rights Offering". Eligible Holders will also receive a Warrant as described in the Prospectus to purchase one (1) additional share for each ten (10) shares held of record on the record date subject to a minimum offer of 100 shares of Common Stock.

                The number of shares of Common Stock that the Eligible Holder(s) owned on the Record Date (if it is not already indicated below), the number of shares of Common Stock that the Eligible Holder(s) wish(es) to subscribe for and purchase pursuant to the Rights Offering and the aggregate Subscription Price for such Common Stock should be indicated in the appropriate boxes below. See Instructions.

                  Number of             Aggregate
Number of        Shares Being        Number of Shares         Subscription Price
Shares           Offered for         of Common Stock          for Common Stock
Now Owned        Subscription        Subscribed For*          Subscribed For*
---------        ------------        ---------------          ---------------
_________          ________            ________    X $11.00   =  __________


*If the number of shares of Common Stock subscribed for has not been indicated, or if the Subscription Price payment delivered to the Company is not sufficient to purchase the number of shares of Common Stock indicated as subscribed for, the Eligible Holder will be deemed to have exercised the Rights with respect to the maximum number of shares of Common Stock which may be purchased for the Subscription Price delivered to the Company and, to the extent that the Subscription Price payment delivered exceeds the Subscription Price multiplied by the maximum number of shares of Common Stock which may be purchased by the Eligible Holder, the Company as soon as practicable after the expiration date of the Rights Offering, will return to such Eligible Holder the excess paid by such Eligible Holder, without interest or deduction, provided, however, that no less than 100 shares of Common Stock may be purchased by any Eligible Holder.

Please indicate form of payment made (see Instruction 2):

____ Check or bank draft
____ Postal, telegraphic or express money order
____ Wire transfer funds


                   NOTE: SIGNATURE(S) MUST BE PROVIDED BELOW.
              PLEASE READ THE ACCOMPANYING INSTRUCTIONS CAREFULLY.


First Community Bancshares, Inc.:

                The undersigned hereby irrevocably subscribes for the number of shares of Common Stock indicated above at a purchase price of $11.00 per share, on the terms and conditions set forth in the Prospectus, the receipt of which is hereby acknowledged, and in this Subscription Agreement.

                Please issue a share certificate evidencing such Common Stock in the name(s) of the undersigned and mail the share certificate to the address of the undersigned Eligible Holder appearing below.

                                PLEASE SIGN HERE
                           (See Instructions 4 and 5)

X_____________________________       ________

X_____________________________       ________
Signature(s) of Eligible Holder(s)      Date

Address: ________________________

         ________________________

         ________________________
            (Include Zip Code)

Telephone Number:  (  )__________

                If signed by a trustee, executor, administrator, guardian, officer or other person acting in a fiduciary or representative capacity, please set forth the following information.

Name(s):  ________________________________

          ________________________________
               (Please Type or Print)

Capacity: ________________________________

Address:  ________________________________
                 (Include Zip Code)

                          CONDITIONAL SUBSCRIPTION FOR
                               ADDITIONAL SHARES

                If not all the shares of Common Stock offered in the Rights Offering are purchased by the Eligible Holders initially entitled thereto, then the undersigned Eligible Holder hereby agrees to purchase up to an additional shares of Common Stock if the Company elects, in its discretion, to reoffer such shares to participating Eligible Holders. Upon notification from the Company that I have been allotted some or all of such additional shares, I will immediately forward payment therefor to the Company. See Instruction 8.

___________________________________________             Date_________________

___________________________________________             Date_________________
Signature of Eligible Holder

NOTE: THE FOLLOWING MUST BE COMPLETED AND SIGNED IF THE ELIGIBLE HOLDER IS A BROKER, DEALER, COMMERCIAL BANK, TRUST COMPANY OR OTHER NOMINEE SHAREHOLDER THAT HELD COMMON STOCK FOR MORE THAN ONE BENEFICIAL SHAREHOLDER ON THE RECORD DATE. SEE INSTRUCTION 5.

                       NOMINEE SHAREHOLDER CERTIFICATION

                The undersigned is a broker, dealer, commercial bank, trust company or other nominee which held Common Stock of record on the Record Date for the account of more than one beneficial owner. The undersigned hereby certifies to the Company, that (i) the undersigned has subscribed for, on behalf of beneficial owners of Common Stock (which may include the undersigned), the total number of shares of Common Stock specified below pursuant to the Rights Offering, (ii) the undersigned held on the Record Date the aggregate number of shares of Common Stock specified below for each beneficial owner (indicated below by number without identifying any such beneficial owner) on whose behalf it has subscribed for Common Stock and (iii) the undersigned has subscribed for the aggregate number of shares of Common Stock specified below on behalf of each such beneficial owner.

                     [ATTACH ADDITIONAL LISTS AS NECESSARY]

BENEFICIAL        AGGREGATE NUMBER                   AGGREGATE NUMBER
OWNER NUMBER      OF SHARES OF COMMON                OF SHARES OF COMMON STOCK
                  STOCK HELD ON BEHALF OF SUCH       SUBSCRIBED FOR ON BEHALF OF
                  BENEFICIAL OWNER AS OF THE         SUCH BENEFICIAL OWNER
                  RECORD DATE
1

2

3

4

5

6

7

8

9

10
                  TOTAL                              TOTAL

PLEASE SIGN AND DATE HERE:

___________________________________________        Dated:____________________
Name of Nominee Shareholder

By: _______________________________________
Name: _____________________________________
Title: ____________________________________

                          INSTRUCTIONS FOR SUBSCRIPTION
                          -----------------------------

                1. GENERAL. For the Rights to be validly exercised, a properly completed and duly executed Subscription Agreement (or facsimile thereof), the Rights Certificate being exercised and payment in full of the Subscription Price for each share of Common Stock subscribed for must be RECEIVED by the Company prior to the Expiration Date (as defined in the Prospectus). Once an Eligible Holder has exercised the Rights, such exercise may not be revoked.

                2. METHOD OF PAYMENT OF SUBSCRIPTION PRICE. Payment of the Subscription Price must be by (i) check or bank draft drawn upon a U.S. bank or postal, telegraphic or express money order payable to First Community Bank & Trust Company, as Rights Agent, or (ii) wire transfer of funds to the account maintained by the Company for such purpose at First Community Bank & Trust Company, Account No._______, ABA No._________________ (reference should be made to the Company, and the name of the Eligible Holder making such payment should be indicated).

                The Subscription Price will be deemed to have been received by the Company only upon (i) clearance of any uncertified check, (ii) receipt by the Company of any certified check or bank draft drawn upon a U.S. bank or of any postal, telegraphic or express money order, or (iii) receipt of good funds in the Company's account designated above. If paying by uncertified personal check, please note that the funds paid thereby may take at least five business days to clear. Accordingly, Eligible Holders who wish to pay the Subscription Price by means of an uncertified personal check are urged to make payment sufficiently in advance of the Expiration Date to ensure that such payment is received and clears by 5:00 P.M., Indianapolis, Indiana time, on such date and are urged to consider payment by means of certified or cashier's check, money order or wire transfer of funds.

                3. METHOD OF DELIVERY. An executed Subscription Agreement, together with the Rights Certificate being exercised and payment in full of the Subscription Price for each share of Common Stock subscribed for pursuant to the Rights, should be delivered by mail or otherwise to the Company at its office in Greenwood, Indiana appearing on the cover page of the Subscription Agreement.

                The method of delivery of the Subscription Agreement, Rights Certificate and payment of the Subscription Price to the Company will be at the election and risk of the Eligible Holder, but if sent by mail it is recommended that the Subscription Agreement, Rights Certificate and such payment be sent by registered mail, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Rights Agent and clearance of payment prior to 5:00 P.M., Indianapolis, Indiana time, on the Expiration Date. Because uncertified personal checks may take at least five business days to clear, Eligible Holders are urged to pay, or arrange for payment, by means of certified or cashier's check, money order or wire transfer of funds.

                4. SIGNATURE(S). Each of the signatures on the Subscription Agreement must be that of an Eligible Holder. If any Common Stock was held of record on the Record Date by two or more persons, all such persons must sign the Subscription Agreement. If any Common Stock was held of record by a person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person to so act must be submitted with the Subscription Agreement.

                5. COMMON STOCK HELD BY NOMINEES. Only holders of record of Common Stock on the Record Date and their registered assigns may exercise the Rights. Therefore, Eligible Holders, such as brokers, dealers, commercial banks, and trust companies, that on the Record Date held Common Stock for the account of others, should notify the respective beneficial owners of such Common Stock as soon as possible to ascertain such beneficial owners' intentions and to obtain instructions with respect to the Rights. Beneficial owners of Common Stock held through such a nominee holder on the Record Date should contact the Eligible Holder and request the Eligible Holder to effect transactions in accordance with the beneficial owner's instructions. If the beneficial owner so instructs, the Eligible Holder should complete a Subscription Agreement and submit it, together with the proper payment, to the Rights Agent.

                6. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued. The maximum number of shares of Common Stock for which an Eligible Holder may subscribe will be equal to one share for each ten (10) shares owned of record on the Record Date, rounded down to the nearest whole number, subject to a minimum offer and purchase requirement of 100 shares of Common Stock. Each broker, dealer, commercial bank, trust company or other nominee holder that held Common Stock on the Record Date for more than one beneficial owner must certify to the Company and the Rights Agent (i) the total number of shares of Common Stock subscribed for by such nominee on behalf of beneficial owners pursuant to the Rights, (ii) the aggregate number of shares of Common Stock being subscribed for by it on behalf of each such beneficial owner.

                7. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Questions and requests for assistance or additional copies of these Instructions or Subscription Agreements should be directed to the Company at its address set forth above or by telephone at (317) 882-5277.

                8. ADDITIONAL SHARES. If not all the offered Shares of Common Stock are initially subscribed for by Eligible Holders, then the Company, at its discretion, may offer the unsold Shares to Eligible Holders who initially purchased Shares in the Rights Offering. Each Eligible Holder who desires to purchase more Shares than his/her initial allotment must indicate the maximum number of additional Shares he/she is willing to acquire in the space provided in the Subscription Agreement and sign his/her name in the space indicated.

=======================================================

   INFORMATION CONTAINED HEREIN IS SUBJECT TO
COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT
RELATING TO THE SHARES HAS BEEN FILED WITH THE SECURITIES
AND EXCHANGE COMMISSION. THE RIGHTS AND WARRANTS MAY NOT
BE ISSUED NOR MAY THEY BE EXERCISED PRIOR TO THE TIME THE
REGISTRATION STATEMENT BECOMES EFFECTIVE. NO ONE IS
AUTHORIZED IN CONNECTION WITH THIS OFFERING TO GIVE ANY
INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN
THOSE CONTAINED IN THIS PROSPECTUS AND, IF GIVEN OR
MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE
RELIED UPON AS HAVING BEEN AUTHORIZED BY FIRST
COMMUNITY BANCSHARES, INC. THIS  PROSPECTUS IS NOT AN
OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY BY
ANY PERSON IN ANY JURISDICTION IN WHICH SUCH OFFER OF
SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY
OF THIS PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL
UNDER ANY CIRCUMSTANCES IMPLY THAT INFORMATION HEREIN
IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE HEREOF.

                ---------------------
                  TABLE OF CONTENTS
      -----------------------------------------

                                                    PAGE
                                                    ----
Prospectus Summary.................................   3
Summary Consolidated Financial Data................   5
Simultaneous Offering..............................   5
Risk Factors.......................................   6
Subscription Rights................................   9
Use of Proceeds....................................   9
Market for Common Stock and Related
   Shareholder Matters.............................  10
Capitalization.....................................  11
Management's Discussion and Analysis of
   Financial Condition and Results of Operations...  11
Business...........................................  22
Management.........................................  33
Security Ownership of Certain Beneficial
   Owners and Management...........................  36
Certain Transactions...............................  37
Plan of Distribution...............................  37
Description of Securities..........................  37
Legal Matters......................................  39
Experts............................................  39
Index to Financial Statements......................  40

                ---------------------


=======================================================

=======================================================












                    FIRST COMMUNITY
                    BANCSHARES, INC.

                         [LOGO]




                     -------------

                       PROSPECTUS

                     -------------











                    October 30, 1998













=======================================================

                PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23-1-37-1 through 23-1-37-15 of the Indiana Business Corporation Law permits a corporation to indemnify directors and officers against liability incurred in certain legal proceedings if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that such conduct was in the best interest of the corporation, and in all other cases believed such conduct was at least not opposed to the best interest of the corporation. If the proceeding is criminal, the individual must have believed that the individual's conduct was lawful or at least had no reasonable cause to believe that such conduct was unlawful. The statute requires a corporation to indemnify an individual who is wholly successful on the merits or otherwise in the defense of any proceeding against reasonable expense incurred by such individual, unless the Articles of Incorporation provide otherwise. The corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if certain conditions are satisfied. Unless otherwise provided in the Articles of Incorporation, a director or officer who is a party to a proceeding may apply for a court ordered indemnification. The court may order indemnification if it determines that the director is entitled to mandatory indemnification, in which case the indemnification will include reasonable expense incurred to obtain the indemnification order; or if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Except in the case of mandatory indemnification, a corporation may indemnify a director or officer only after it has determined the individual meets the standard of conduct described above. In addition, a corporation may also indemnify and advance expenses to an officer, whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.
Section 23-1-37-14 of the Indiana Business Corporation Law empowers an Indiana corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, or incurred by, any individual serving in such capacity at the request of the corporation or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify against such liability under the provisions of the Indiana Business Corporation Law.

         The Company carries liability insurance covering officers and directors. There is a deductible amount of $25,000 for the Company per claim. The policy contains certain exclusions including, but not limited to, certain claims by shareholders.


ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following fees and expenses shall be borne by the Company in connection with this Offering. All fees other than Securities and Exchange Commission fees are estimates.

Securities and Exchange Commission Registration Fee.............  $   1,525
Printing and Engraving..........................................      3,000
Accounting Fees and Expenses....................................     11,500
Legal Fees and Expenses.........................................     41,000
Transfer Agent and Registrar Fees and Expenses..................      5,000
Expenses of Registration Under State Blue Sky Laws..............     10,000
Miscellaneous...................................................      1,475
                                                                  ---------
         Total..................................................  $  73,500
                                                                  =========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         In May 1998 the Company granted options for the purchase of 1,000 shares of Common Stock to each of the 5 directors who are not otherwise employed by the Company in reliance upon Section 4(2) of the Securities Act.

         In February 1998 the Company granted options for the purchase of 11,000 shares of Common Stock to 4 employees in reliance upon Section 4(2) of the Securities Act.

ITEM 27. EXHIBITS


3.1 Articles of Incorporation of First Community Bancshares, Inc. (Incorporated herein by reference to the Registration Statement on Form S-4 of First Community Bancshares, Inc., Registration No. 33-47691, declared effective July 30, 1992).

3.2 Amended Bylaws of First Community Bancshares, Inc. (Incorporated herein by reference to the Form 10-K of First Community Bancshares, Inc. for the fiscal year ended December 31, 1992 and filed with the Securities and Exchange Commission on March 31, 1993)(Commission File No. 0-19618).

4.1    Form of Rights Certificate*

4.2    Form of Warrant*

4.3    Form of Note*

5.1    Legal Opinion of Henderson, Daily, Withrow & DeVoe dated October 23,
1998.

10.6 First Community Bancshares, Inc. 1992 Stock Option Plan, as amended and approved by Shareholders on May 19, 1993 (Incorporated herein by reference to the Form 10-K of First Community Bancshares, Inc. for the fiscal year ended December 31, 1993 and filed with the Securities and Exchange Commission on March 30, 1994)(Commission File No. 0-19618).

10.7 Agreement To Purchase Real Estate by and between First Community Bank & Trust and Mutual Building and Loan Association (Incorporated herein by reference to the Form 10-K of First Community Bancshares, Inc. for the fiscal year ended December 31, 1993 and filed with the Securities and Exchange Commission on March 30, 1994).

10.8 Deferred Director Fee Agreement by and between First Community Bank & Trust Company and Merrill M. Wesemann Dated November 23, 1994 (Incorporated herein by reference to the Form 10-K of First Community Bancshares, Inc. for the fiscal year ended December 31, 1994 and filed with the Securities and Exchange Commission on March 13, 1995).

10.9 First Community Bancshares, Inc. 1996 Stock Option Plan (Incorporated herein by reference to the First Community Bancshares, Inc. proxy statement for the 1996 annual shareholders meeting filed with the Securities and Exchange Commission on March 13, 1996).

10.10 Amendment to the First Community Bancshares, Inc. 1992 Stock Option Plan, as amended and approved by Shareholders on March 13, 1996 (Incorporated herein by reference to the First Community Bancshares, Inc. proxy statement for the 1996 annual shareholders meeting filed with the Securities and Exchange Commission on March 13, 1996).

21     Subsidiaries of First Community Bancshares, Inc.*

23.1   Consent of Olive, LLP.

23.2   Consent of Henderson, Daily, Withrow & DeVoe (included in Exhibit 5.1).

-------------------

*  Previously filed.

ITEM 28. UNDERTAKINGS

         The undersigned Company hereby undertakes that:

         (1) Each post-effective amendment to this Registration Statement shall include any Prospectus required by Section 10(a)(3) of the Securities Act and will reflect in the Prospectus any facts or events that represent a fundamental change in the information in the Registration Statement and will include any additional or changed material information on the Plan of Distribution.

         (2) For purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or
Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (4) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Shall file a post-effective amendment to remove from registration any of the Securities that remain unsold at the end of the Offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorizes this Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned thereto duly authorized in the City of Greenwood, State of Indiana on October 27, 1998.

                                    FIRST COMMUNITY BANCSHARES, INC.



                                   By: /s/ Albert R. Jackson, III
                                       ---------------------------------------
                                       Albert R. Jackson, III, Chief Executive
                                       Officer, Chief Financial Officer,
                                       Director and Secretary

         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 1 to Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signatures and Title(s)                                   Date

/s/ Albert R. Jackson, III
--------------------------------------------
Albert R. Jackson, III, Chief Executive                   October 27, 1998
Officer, Chief Financial Officer,
Director and Secretary

*                                                         October 27, 1998
--------------------------------------------
Merrill M. Wesemann, M.D., Director and Chairman

*                                                         October 27, 1998
--------------------------------------------
Eugene W. Morris, Director and President

*                                                         October 27, 1998
--------------------------------------------
Roy Martin Umbarger, Director and Vice President

*                                                         October 27, 1998
--------------------------------------------
Frank D. Neese, Director

*                                                         October 27, 1998
--------------------------------------------
Albert R. Jackson, Jr., Director


*By: /s/ Albert R. Jackson, III
-------------------------------
Attorney-in Fact